     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 14, 1999.


                                                              FILE NO. 333-82345

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            ------------------------

                               AVADO BRANDS, INC.
               (Exact name of issuer as specified in its charter)

           GEORGIA                           5812                  59-2778983
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                 HANCOCK AT WASHINGTON, MADISON, GEORGIA 30650
                                 (706) 342-4552
  (Address, including zip code, and telephone number, including area code, of issuer's principal executive offices)


                                 ERICH J. BOOTH
                     TREASURER AND CHIEF FINANCIAL OFFICER
                               AVADO BRANDS, INC.
                 HANCOCK AT WASHINGTON, MADISON, GEORGIA 30650
                                 (706) 342-4552
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                         ------------------------------

                                   COPIES TO:

                          DENNIS J. STOCKWELL, ESQUIRE
                            KILPATRICK STOCKTON LLP
         1100 PEACHTREE STREET, SUITE 2800, ATLANTA, GEORGIA 30309-4530
                           TELEPHONE: (404) 815-6500

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /


    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /



    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            TABLE OF CO-REGISTRANTS


                                                                               PRIMARY STANDARD           IRS EMPLOYER
                                                    STATE OR OTHER         INDUSTRIAL CLASSIFICATION     IDENTIFICATION
NAME                                           JURISDICTION OF FORMATION          CODE NUMBER                NUMBER
--------------------------------------------  ---------------------------  -------------------------  --------------------
Don Pablo's Holding Corp....................                  DE                        5812                 58-2426293
Don Pablo's Operating Corp..................                  OH                        5812                 75-2594685
Don Pablo's Limited Inc.....................                  OH                        5812                 75-2596732
Don Pablo's of Texas, L.P...................                  TX                        5812                 75-2596160
Canyon Cafe Operating Corp..................                  GA                        5812                 58-2426275
Canyon Cafe TX General, Inc.................                  GA                        5812                 58-2426278
Canyon Cafe Limited, Inc....................                  GA                        5812                 58-2426280
Canyon Cafe of Texas, LP....................                  TX                        5812                 58-2429105
Avado Ventures, Inc.........................                  GA                        5812                 58-2432774
Avado Properties, Inc.......................                  GA                        5812                 58-2432775
McCormick & Schmick Holding Corp............                  DE                        5812                 13-3785940
McCormick & Schmick Operating Corp..........                  GA                        5812                 58-2407429
McCormick & Schmick TX General, Inc.........                  GA                        5812                 58-2416018
McCormick & Schmick Limited, Inc............                  GA                        5812                 58-2416016
McCormick & Schmick of Texas, LP............                  TX                        5812                 58-2416027
McCormick & Schmick's SCP VIII, Inc.........                  OR                        5812                 93-1210432
McCormick & Schmick's RMP III, Inc..........                  OR                        5812                 86-0880020
Hops Grill & Bar, Inc.......................                  FL                        5812                 58-2292652
Cypress Coast Construction Corporation......                  FL                        5812                 59-3276893
Hops Marketing, Inc.........................                  FL                        5812                 59-2995892
Hops of Southwest Florida, Inc..............                  FL                        5812                 59-3281398
Hops of Southwest Florida, LTD..............                  FL                        5812                 59-3294325
Hops of Bradenton, LTD......................                  FL                        5812                 59-3294329

--------------------------------------------------------------------------------


PROSPECTUS

                                  $100,000,000

                               AVADO BRANDS, INC.
                               OFFER TO EXCHANGE

                   11 3/4% SENIOR SUBORDINATED NOTES DUE 2009
                                      FOR
           ALL OUTSTANDING 11 3/4% SENIOR SUBORDINATED NOTES DUE 2009


       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. ATLANTA, GEORGIA TIME
                      ON AUGUST 13, 1999, UNLESS EXTENDED.

-------------------------------------------------------------------------

THE COMPANY:

- We are a leading full service, casual dining restaurant company which acquires, develops and operates growth oriented niche-leading restaurant brands.

- Avado Brands, Inc.
  Hancock at Washington
  Madison, Georgia 30650
  (706) 342-4552
  http://www.avado.com

OUTSTANDING NOTES:

- 11 3/4% Senior Subordinated Notes due 2009 sold by us in an unregistered offering to initial purchasers who have placed the notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act.

EXCHANGE NOTES:

- 11 3/4% Senior Subordinated Notes due 2009

EXCHANGE OFFER:

- We are offering to exchange our Exchange Notes for your Outstanding Notes.

- We will not receive any proceeds from the exchange offer.

- If you fail to tender your Outstanding Notes, then you will continue to hold unregistered securities, the transfer of which will continue to be restricted.

ATTRIBUTES OF THE EXCHANGE NOTES:

- The Exchange Notes will be identical to the Outstanding Notes, except that the Exchange Notes will be registered under the Securities Act and will not contain transfer restrictions.

- Maturity: June 15, 2009.

- Interest Payments: Semi-annually in cash on June 15 and December 15, commencing December 15, 1999.

- Guarantees: The Exchange Notes will be guaranteed on a senior subordinated basis by our wholly-owned principal subsidiaries on the issue date. Not all of our subsidiaries will guarantee the Exchange Notes.

- Redemption: We may redeem the Exchange Notes at any time on or after June 15, 2004. In addition, until June 15, 2002 we may redeem up to 35% of the Exchange Notes with the proceeds of one or more public equity offerings. If we undergo a change of control or sell certain of our assets, then we may be required to offer to purchase Exchange Notes from holders.

- Ranking: The Exchange Notes and the guarantees will be unsecured and subordinated to all of our and the guarantors' existing and future senior debt.


    INVESTING IN THE EXCHANGE NOTES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS," BEGINNING ON PAGE 14.


--------------------------------------------------------------------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Exchange Notes or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------


                  The date of this Prospectus is July 16, 1999

(COVER PAGE CONTINUED)

    We are offering the Exchange Notes to satisfy certain of our obligations contained in the Registration Rights Agreement dated June 22, 1999 (the "Registration Rights Agreement") by and among us, the Guarantors and BancBoston Robertson Stephens Inc., J.P. Morgan Securities Inc. and Wachovia Securities, Inc., as the initial purchasers (the "Initial Purchasers"), with respect to the initial sale of the Outstanding Notes. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), the Exchange Notes issued in the Exchange Offer described in this Prospectus may be offered for resale, resold and otherwise transferred by the holders thereof (other than by an "affiliate" of ours within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder acquires the Exchange Notes in the ordinary course of business, has no arrangement with any person to participate in the distribution of the Exchange Notes, and is not engaged in and does not intend to engage in a distribution of the Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes, but by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to have admitted that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may use this Prospectus, as it may be amended or supplemented from time to time, in connection with resales of the Exchange Notes received in exchange for Outstanding Notes if such Exchange Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We agree that, for a period of 180 days after the Expiration Date, we will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    Prior to the Exchange Offer, there has been no public market for the Exchange Notes. We cannot assure you that any liquid market may develop for the Exchange Notes, nor that you will be able to sell the Exchange Notes, at any particular price. Future trading prices of the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Historically, the market for securities similar to the Exchange Notes, including non-investment grade debt, has been subject to disruptions that have caused substantial volatility in the prices of such securities. We can offer no assurance that any market for the Exchange Notes that might develop would not be subject to similar disruptions. Certain of the Initial Purchasers have advised us that they currently intend to make a market in the Exchange Notes we are offering, but they are not obligated to do so, and they may stop market making at any time without notice.

    We prepared this Prospectus based on information we have or we obtained from sources we believe to be reliable. Summaries of documents we have provided in this Prospectus may not be complete. We will make copies of the actual documents available to you upon request. We do not represent that the information herein is complete. The information in this Prospectus is current only as of the date on the cover, and our business or financial condition and other information in this Prospectus may change after that date. You should consult your own legal, tax and business advisors regarding an investment in the Exchange Notes. Information in this Prospectus is not legal, tax or business advice.

    You should base your decision to invest in the Exchange Notes solely on information contained in this Prospectus. We have not authorized anyone to provide you with any different information.

    Contact us with any questions you have concerning this offering or to obtain documents or additional information to verify the information in this Prospectus.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Exchange Notes or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER, OR A SOLICITATION IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS.

                               TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                                -----
Where You Can Find More Information........................................................................           i
Forward Looking Statements.................................................................................          ii
Prospectus Summary.........................................................................................           1
Risk Factors...............................................................................................          14
Use of Proceeds............................................................................................          21
Capitalization.............................................................................................          22
The Exchange Offer.........................................................................................          23
Pro Forma Financial Information............................................................................          30
Selected Consolidated Historical Financial Data............................................................          39
Management's Discussion and Analysis of Financial Condition and Results of Operations......................          41
Business...................................................................................................          50
Management.................................................................................................          61
Security Ownership of Management and Principal Holders.....................................................          64
Certain Relationships and Related Transactions.............................................................          66
Description of Certain Indebtedness........................................................................          67
Description of the Exchange Notes..........................................................................          70
Certain United States Federal Income Tax Considerations....................................................         111
Plan of Distribution.......................................................................................         116
Legal Matters..............................................................................................         117
Independent Accountants....................................................................................         117
Index to Consolidated Financial Statements.................................................................         F-1


                      WHERE YOU CAN FIND MORE INFORMATION

    We have filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement," which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any document we file at the Commission's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, at 7 World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the Commission at 1-800-SEC-0330 (1-800-732-0330) for further information on the public reference rooms. You can also obtain copies of these materials from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). Our common stock and Preferred Securities are quoted on the Nasdaq National Market. You also may read and copy reports and other information we file at the office of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

    We incorporate by reference into this Prospectus the information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference contains important business and financial information about us and is an important part of this Prospectus. Information that we file subsequently with the

Commission will automatically update this Prospectus. We have filed the following documents with the Commission, and they are incorporated herein by reference:



    (1) our Annual Report on Form 10-K for the fiscal year ended January 3, 1999;


    (2) our Quarterly Report on Form 10-Q for the period ended April 4, 1999;

    (3) our Current Reports on Form 8-K dated May 17, June 4 and June 23, 1999; and

    (4) all documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to termination of this Offering.

    THIS INFORMATION IS AVAILABLE TO YOU WITHOUT CHARGE UPON YOUR WRITTEN OR ORAL REQUEST. ANY SUCH REQUEST SHOULD BE MADE OR DELIVERED TO AVADO BRANDS, INC., HANCOCK AT WASHINGTON, MADISON, GA 30650, ATTENTION: TONY SHAFFER, DIRECTOR OF INVESTOR RELATIONS; TELEPHONE: (706) 342-4552, FACSIMILE: (706) 342-9283; E-MAIL: TSHAFFER@CORP.AVADO.COM.


    TO OBTAIN TIMELY DELIVERY OF THIS INFORMATION, YOU MUST REQUEST IT NO LATER THAN FIVE (5) BUSINESS DAYS BEFORE AUGUST 13, 1999, THE EXPIRATION DATE OF THE EXCHANGE OFFER.


                           FORWARD-LOOKING STATEMENTS

    This Prospectus contains forward-looking statements. Words such as "believes," "anticipates," "plans," "expects" and similar expressions are intended to identify forward-looking statements. These forward-looking statements principally appear in the following sections of the Prospectus:
"Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Various economic and competitive factors could cause actual results or events to differ materially from those discussed in such forward-looking statements, including our degree of leverage, future acquisitions, changes in key personnel, competition, changes in economic conditions, changes in consumer tastes, our continued ability to find suitable restaurant locations and finance new restaurant development, labor and benefit costs, weather conditions, consumer perceptions of food safety and the other factors discussed in this Prospectus, including those set forth under "Risk Factors."

                               PROSPECTUS SUMMARY

    "WE," "US," "OUR" AND SIMILAR TERMS, AS WELL AS REFERENCES TO "AVADO", "AVADO BRANDS" OR THE "COMPANY" REFER TO AVADO BRANDS, INC. AND ITS SUBSIDIARIES EXCEPT WHERE IT IS CLEAR THAT SUCH TERMS MEAN ONLY AVADO BRANDS, INC. THE FOLLOWING SUMMARY CONTAINS BASIC INFORMATION ABOUT THIS OFFERING. IT LIKELY DOES NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THIS OFFERING, WE ENCOURAGE YOU TO READ THIS ENTIRE DOCUMENT AND THE DOCUMENTS WE HAVE REFERRED TO IN THIS PROSPECTUS. THE COMPANY'S FISCAL YEAR IS A 52- OR 53-WEEK YEAR ENDING ON THE SUNDAY CLOSEST TO DECEMBER 31.

                                  THE COMPANY

    Avado Brands, Inc. (formerly Apple South, Inc.) is a leading full service, casual dining restaurant company, which acquires, develops and operates growth oriented niche-leading restaurant brands. As of April 4, 1999, we owned four niche-leading restaurant brands operating 220 restaurants, which consisted of 129 Don Pablo's Mexican Kitchen restaurants, 51 Hops Restaurant Bar & Brewery restaurants, 22 McCormick & Schmick's seafood dinner houses and 18 Canyon Cafe restaurants (collectively, the "Core Brands"). In addition, we operated 23 Applebee's Neighborhood Grill & Bar restaurants, which were divested subsequent to April 4, 1999. We also own a 20% equity interest in Belgo Group PLC, a thirteen-unit United Kingdom restaurant company, a 50% equity interest in Belgo Americas, LLC, and a 50% equity interest in San Marzano, LLC. Since acquiring the Core Brands, we have significantly increased pro forma restaurant sales and EBITDA, with increases of approximately 44% and 55%, respectively, for fiscal 1998 as compared to fiscal 1997 (as if we owned these brands at the beginning of the period). For the latest twelve-month period ("LTM period") ended April 4, 1999, we generated pro forma restaurant sales and EBITDA of $558.1 million and $70.1 million, respectively, from our Core Brands.

    We operate multi-concept, niche-leading restaurant brands using a decentralized organizational structure in order to enhance growth and profitability. Since 1986, we have developed a strong track record of acquiring and growing leading casual dining concepts, beginning with Applebee's, where we became the leading Applebee's operator and franchisee with 264 restaurants and approximately $454.0 million in annual sales, prior to the divestiture of our Applebee's restaurants in fiscal years 1998 and 1999. More recently, we have continued this strong growth trend, more than doubling the number of our niche-leading Core Brand restaurants from 94 at the time of acquisition during 1995 through 1997 to 220 as of April 4, 1999. For the thirteen weeks ended April 4, 1999, we have improved restaurant operating margins from 14.9% to 15.6% for our Core Brands, calculated on a pro forma basis, as compared to the thirteen weeks ended March 30, 1997. For the LTM period ended April 4, 1999, we have improved EBITDA margins to 12.6% from 11.4% for our Core Brands, calculated on a pro forma basis, as compared to fiscal 1997. We intend to continue to execute this successful operating strategy which emphasizes decentralized operating management and the benefits of centralized economies of scale in the areas of finance, accounting, human resource services and selective purchasing opportunities.

CORE BRAND CONCEPTS

    - DON PABLO'S--Known as "The Real Enchilada," Don Pablo's is the leading casual dining Mexican restaurant brand in the United States and generates among the highest operating margins in the casual dining industry. The restaurants feature traditional Mexican dishes served in a distinctive, festive dining atmosphere reminiscent of a Mexican village plaza. Each restaurant is staffed with an experienced management team that is visible in the dining area and interacts with customers and staff to ensure attentive customer service and consistent food quality. Don Pablo's relatively low priced menu items are prepared fresh on-site using high-quality ingredients. The diverse menu, generous portions and attractive price/value relationship appeal to a broad customer base.

      The Don Pablo's concept was initiated in 1985, with the opening of the first Don Pablo's restaurant in Lubbock, Texas. We acquired this brand in November 1995, including 44 then-existing restaurants, and have since opened 86 additional restaurants and closed one restaurant as of April 4, 1999. We believe the build-out potential for this concept is approximately 400 restaurants. For the LTM period ended April 4, 1999, this brand generated sales of approximately $285.5 million, representing 51% of the sales of our Core Brands. Average sales volume per unit was $2.4 million for the LTM period ended April 4, 1999. Don Pablo's is based in Bedford, Texas.

    - HOPS--Hops is the nation's largest restaurant brand with an on-premise brewery. Unlike many traditional brewpub concepts, Hops emphasizes a high quality restaurant menu, which is complemented by fresh microbrewed beer. Each restaurant offers an American-style menu that includes top choice steaks and prime rib, baby-back ribs, fresh fish, chicken and pasta dishes, deluxe burgers and sandwiches, hand-tossed salads with homemade dressings, appetizers, soups and desserts-all of which are freshly prepared in a display kitchen. The Hops concept was initiated in 1989, with the opening of the first Hops restaurant in Clearwater, Florida. We acquired this brand in March 1997, including 21 then-existing restaurants, and have since opened 30 additional restaurants. We believe the build-out potential for this concept is approximately 400 restaurants. For the LTM period ended April 4, 1999, this brand generated sales of $115.5 million, representing 21% of the sales of our Core Brands. Average sales volume per unit was $2.6 million for the LTM period ended April 4, 1999. Hops is based in Tampa, Florida.

    - MCCORMICK & SCHMICK'S--McCormick & Schmick's is the leading upper-end casual dining seafood group in the United States with 22 traditional, classic restaurants specializing in fresh seafood. The success of the McCormick & Schmick's brand is evidenced by its average sales volumes per unit, which were $5.0 million for the LTM period ended April 4, 1999, which management believes are among the highest in the industry. It is recognized for its traditional-style full service bar, regional taste and superior service. The restaurants are designed to capture the distinctive attributes of each local market, and vary in design from a traditional, New England-style fish house to a more contemporary dinner house with spectacular waterfront views. Many of the restaurants are located in historical buildings. The same philosophy of distinctiveness and quality applies equally to the bar operation and the dining rooms. The McCormick & Schmick's concept was initiated in 1972, with the acquisition of its first restaurant in Portland, Oregon. We acquired this brand in March 1997, including 16 then-existing restaurants, and have since opened seven additional restaurants and closed one restaurant as of April 4, 1999. We believe the build-out potential for this concept is approximately 125 restaurants. For the LTM period ended April 4, 1999, this brand generated sales of approximately $109.0 million, representing 19% of the sales of our Core Brands. McCormick & Schmick's is based in Portland, Oregon.

    - CANYON CAFE--Canyon Cafe is the leader in the emerging concept of Southwestern cuisine, with 18 locations that bring the flavors of the Southwest to life with a convergence of great creative food, a visually entertaining environment and a soothing yet invigorating ambiance. This brand combines three distinct cultures, Native American, Spanish and Mexican, to create a unique upscale casual dining experience. Canyon Cafe restaurants offer a wide variety of unique items such as "Desert Fire Pasta," "Chile-Rubbed Grilled Tuna" and "Chipotle Chicken," along with some more traditional items including chicken tacos and grilled chicken salad. In addition to the set items that appear on each restaurant's menu, the executive chefs at each location offer their original recipes. The Canyon Cafe concept was initiated in 1989, with the opening of the first restaurant in Dallas, Texas. We acquired this brand in July 1997, including 13 then-existing restaurants, and have since opened eight additional restaurants and closed three restaurants as of April 4, 1999. Canyon Cafe is the only brand in this niche that has a broad geographic presence, and we believe the build-out potential for this concept is approximately 125 restaurants. For the LTM period ended April 4, 1999, this brand generated sales of $48.1 million, representing 9% of the sales of our Core Brands. Average sales volume per unit was $2.6 million for the LTM period ended April 4, 1999. Canyon Cafe is based in Dallas, Texas.

STRATEGY

    Our strategy is to continue to acquire, develop and operate growth oriented niche-leading restaurant brands using a decentralized organizational structure to enhance growth and profitability. Our key strategies are to:

    - CONTINUE TO DEVELOP AND GROW CORE BRANDS--Since the mid 1980's, we have grown to become a leading multi-concept operator of niche-leading restaurant brands. Our first success was with Applebee's, where we grew from one restaurant in 1986 to become the largest operator in the Applebee's system, with 264 restaurants and approximately $454.0 million in annual sales in fiscal 1997. Since the acquisition of our four Core Brands, we have grown the total number of Core Brand restaurants from 94 to 220 and total Core Brand restaurant sales to approximately $558.1 million, creating niche-leading market positions for each of our Core Brands. For fiscal 1999, we plan to open approximately 40 new restaurants, consisting of 15 Don Pablo's, 20 Hops, four McCormick & Schmick's and, if an appropriate site is located, one Canyon Cafe.

    - BENEFIT FROM DECENTRALIZED BRAND MANAGEMENT--Each brand functions on a decentralized basis with its own executive management, real estate development, purchasing, recruiting, training, marketing and restaurant operations. This strategy provides our Core Brands a competitive advantage by tailoring the management of each brand to its respective market, while allowing each brand to share best practices and leverage centralized corporate functions such as finance, accounting, human resource services and selective purchasing opportunities. In addition, this decentralized management structure encourages entrepreneurial decision making on the part of brand level management by placing decisions closer to the customer. Each brand's performance is also monitored by strict financial targets including returns on investment and restaurant level growth and profitability.

    - CONTINUE TO IMPROVE MARGINS AND PROFITABILITY--In connection with our Applebee's divestitures, we undertook a strategic review of our corporate operations, resulting in the identification of significant opportunities for cost savings. We expect these initiatives to reduce corporate level expenses by approximately $2.2 million annually. In addition, each of the Core Brands focuses on improving restaurant level operating margins by benefiting from the Company's economies of scale in areas such as finance, accounting, human resource services and selective purchasing opportunities, as well as leveraging the best practices of each of the four Core Brands. For the thirteen weeks ended April 4, 1999, we have improved restaurant operating margins from 14.9% to 15.6% for our Core Brands, calculated on a pro forma basis, as compared to the thirteen weeks ended March 30, 1997. For the LTM period ended April 4, 1999, we have improved EBITDA margins to 12.6% from 11.4% for our Core Brands, calculated on a pro forma basis, as compared to fiscal 1997.

    - CONSISTENTLY PROVIDE HIGH QUALITY PRODUCTS AND SUPERIOR CUSTOMER SERVICE--We believe that food quality, attentive service and dining atmosphere all contribute to customer satisfaction. As such, each of our Core Brands continually evaluates new initiatives that will improve food presentation and taste and customer service. Additionally, as we expand the market presence of our brands, we strive to create a consistent brand image for each concept that our customers will find appealing. To achieve and maintain a consistently rewarding dining experience for our customers, each of our brands has implemented stringent operational controls and extensive employee training.

    - PURSUE SELECTIVE OPPORTUNITIES TO GROW INTERNATIONALLY--We are selectively seeking opportunities to export one or more of our brands to other countries through joint ventures or strategic alliances. Additionally, we may selectively make equity investments in strategic international partners. For example, in fiscal 1998, we made an equity investment in Belgo Group PLC, which resulted in two joint ventures, Belgo Americas, LLC and Belgo Ventures Limited. A leading restaurant guide has rated two of the restaurants in the Belgo portfolio to be among the top three in London. We also established San Marzano, LLC, a joint venture with PizzaExpress PLC, to develop upscale pizza restaurants in the United States. PizzaExpress PLC owns and operates more than 200 upper-end pizza restaurants in the United Kingdom and other countries in Europe and Asia. These equity ownership positions and joint ventures provide us with several potential growth vehicles, which are designed to allow for development outside our current geographic and industry niches.

    - OPPORTUNISTICALLY PURSUE STRATEGIC ACQUISITIONS--While we are not currently contemplating any significant additional acquisitions or investments, we will continue to evaluate opportunities to expand our operations by making strategic acquisitions of innovative concepts which can be developed into niche-leading brands and established concepts with potential for growth. Currently, however, our primary focus is to continue developing our four niche-leading Core Brand concepts and our Belgo and San Marzano joint ventures.
                            ------------------------

    We are a Georgia corporation. Our common stock is publicly traded on the Nasdaq National Market under the symbol "AVDO". Our principal executive offices are located at Hancock at Washington, Madison, Georgia 30650, and our telephone number is (706) 342-4552. Our web site address is www.avado.com.

                              RECENT DEVELOPMENTS

    In December 1997, we announced our decision to divest our franchised Applebee's restaurants in order to focus on the continued development of our higher margin Core Brands, which offered significantly greater growth potential and returns on investment. At the time of the decision to divest, we were the largest Applebee's operator in the world. We operated 264 restaurants generating approximately $454.0 million in annual sales during fiscal 1997. As of April 4, 1999, we had completed the divestiture of 254 of 279 of our Applebee's restaurants. Subsequent to April 4, 1999, we divested our remaining Applebee's restaurants. Gross proceeds from the divestiture of all of our Applebee's restaurants totaled approximately $514.0 million, including approximately $11.3 million in notes. With the divestiture of our Applebee's restaurants complete, we are now well positioned to continue to execute our successful multi-concept, niche-leading brand strategy.

    To reflect the divestiture of our Applebee's franchised restaurants and our strategy of becoming the leading operator of multi-concept, niche-leading casual dining brands, we changed our corporate name from "Apple South, Inc." to "Avado Brands, Inc." on October 13, 1998.

                               THE EXCHANGE OFFER


The Exchange Notes...........................  The forms and terms of the Exchange Notes are identical in all material respects to the
                                               terms of the Outstanding Notes for which they
                                               may be exchanged pursuant to the Exchange
                                               Offer, except for certain transfer
                                               restrictions and registration rights relating
                                               to the Outstanding Notes and except for
                                               certain interest provisions relating to the
                                               Outstanding Notes described below under "--
                                               Interest on the Exchange Notes."

The Exchange Offer...........................  We are offering to exchange up to
                                               $100,000,000 aggregate principal amount of
                                               11 3/4% Senior Subordinated Notes due 2009
                                               (the "Exchange Notes") for up to $100,000,000
                                               aggregate principal amount of our outstanding
                                               11 3/4% Senior Subordinated Notes due 2009
                                               (the "Outstanding Notes" and collectively
                                               with the Exchange Notes, the "Notes"). You
                                               may exchange Outstanding Notes only in
                                               integral multiples of $1,000.

Expiration Date; Withdrawal of Tender........  The Exchange Offer will expire at 5:00 p.m.,
                                               Atlanta, Georgia time, on, August 13, 1999,
                                               or such later date and time as we might
                                               extend it. You may withdraw your tender of
                                               Outstanding Notes in the Exchange Offer at
                                               any time prior to the Expiration Date. If we
                                               do not accept any of your Outstanding Notes
                                               for exchange for any reason, then we will
                                               return them to you without expense as
                                               promptly as practicable after the expiration
                                               or termination of the Exchange Offer.

Certain Conditions to the Exchange Offer.....  The Exchange Offer is subject to certain customary conditions, which we may waive. See
                                               "The Exchange Offer--Certain Conditions to
                                               the Exchange Offer."

Procedures for Tendering Outstanding Notes...  If you hold Outstanding Notes and wish to accept the Exchange Offer, then you must
                                               complete, sign and date the Letter of
                                               Transmittal provided to you, or a facsimile
                                               thereof, in accordance with the instructions
                                               contained in the Letter of Transmittal and in
                                               this Prospectus, and mail or otherwise
                                               deliver the Letter of Transmittal, or such
                                               facsimile, together with your Outstanding
                                               Notes and any other required documentation to
                                               the Exchange Agent (as defined) at the
                                               address set forth herein. By executing the
                                               Letter of Transmittal, you will represent to
                                               us that, among other things, any Exchange
                                               Notes you receive will be acquired in the
                                               ordinary course of business,

                                               and that you have no arrangement with any
                                               person to participate in the distribution of
                                               the Exchange Notes.

Interest on the Exchange Notes...............  The Exchange Notes will bear interest at the rate of 11 3/4% per annum, payable
                                               semiannually on June 15 and December 15,
                                               commencing December 15, 1999 to holders of
                                               record on the immediately preceding June 1
                                               and December 1, respectively. If you are the
                                               record owner of Exchange Notes on December 1,
                                               1999, then you will receive interest on
                                               December 15, 1999 calculated from the date of
                                               initial issuance of the Exchange Notes, plus
                                               an amount equal to the accrued interest on
                                               the Outstanding Notes that were exchanged
                                               calculated from the date of their initial
                                               issuance to the date of the exchange.
                                               Interest on the Outstanding Notes accepted
                                               for exchange will cease to accrue upon
                                               issuance of the Exchange Notes.

Special Procedures for Beneficial Owners.....  If you are a beneficial owner whose
                                               Outstanding Notes are registered in the name
                                               of a broker, dealer, commercial bank, trust
                                               company or other nominee and you wish to
                                               tender your Outstanding Notes in the Exchange
                                               Offer, then you should contact your
                                               registered holder promptly and instruct such
                                               registered holder to tender on your behalf.
                                               If you wish to tender on your own behalf,
                                               then you must, before completing and
                                               executing the Letter of Transmittal and
                                               delivering your Outstanding Notes, either
                                               make appropriate arrangements to register
                                               ownership of the Outstanding Notes in your
                                               name or obtain a properly completed bond
                                               power from the registered holder. The
                                               transfer of registered ownership may take
                                               considerable time and may not be able to be
                                               completed prior to the Expiration Date.

Registration Requirements....................  We have agreed to use our best efforts to consummate a registered Exchange Offer to
                                               offer holders of the Outstanding Notes an
                                               opportunity to exchange their Outstanding
                                               Notes for the Exchange Notes which will be
                                               issued without legends restricting their
                                               transfer. Your receipt of this Prospectus
                                               indicates that we have accomplished that
                                               registration with respect to your Outstanding
                                               Notes. We also have agreed to file a shelf
                                               registration statement (the "Shelf
                                               Registration Statement") under certain
                                               circumstances to cover resales of Outstanding

                                               Notes that are not covered by this registered
                                               Exchange Offer and to use our best efforts to
                                               cause the Shelf Registration Statement to be
                                               declared effective under the Securities Act.
                                               We also have agreed in that case and, subject
                                               to certain exceptions, to keep the Shelf
                                               Registration Statement effective until the
                                               time when all of the Outstanding Notes
                                               registered under the Shelf Registration
                                               Statement are sold or two years after its
                                               effective date.

Certain Federal Income Tax Considerations....  For a discussion of certain federal income tax considerations relating to the Exchange
                                               Notes, see "Certain United States Federal
                                               Income Tax Consequences."

Use of Proceeds..............................  There will be no proceeds to the Company from the exchange of notes pursuant to the
                                               Exchange Offer.

Exchange Agent...............................  SunTrust Bank, Atlanta is the Exchange Agent.
                                               The address and telephone number of the
                                               Exchange Agent are set forth in "The Exchange
                                               Offer--Exchange Agent."

                   SUMMARY DESCRIPTION OF THE EXCHANGE NOTES


    The following summary is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this Prospectus. For a more detailed description of the Exchange Notes, see "Description of the Exchange Notes."


Issuer..................  Avado Brands, Inc.

Securities Offered......  $100,000,000 aggregate principal amount of 11 3/4% Senior
                          Subordinated Notes due 2009 (the "Exchange Notes").

Maturity Date...........  June 15, 2009.

Interest Rate...........  11 3/4% per year.

Interest Payment........  June 15 and December 15, commencing December 15, 1999. Interest
Dates                     will accrue from the issue date of the Exchange Notes.

Subsidiary Guarantees...  Each of our wholly-owned principal subsidiaries on the issue date will guarantee the Exchange Notes on a senior subordinated basis, other than certain of our subsidiaries where it is expected that a portion of the ownership interests of such subsidiaries will be acquired by management of such subsidiaries. Not all of our subsidiaries will guarantee the Exchange Notes.

Ranking.................  The Exchange Notes and the guarantees will be senior subordinated obligations of the Company and the guarantors, respectively, and will be subordinated in right of payment to any existing and future senior indebtedness of the Company and the guarantors, respectively. As of April 4, 1999, on a pro forma basis, the
                          Company and the guarantors would have had approximately $163.4 million of indebtedness that would have been senior in right of payment to the Exchange Notes and the guarantees, excluding unused commitments of approximately $78.6 million under our New
                          Credit Facility (as defined herein).

Optional Redemption.....  We may redeem the Exchange Notes, in whole or in part, at any time on or after June 15, 2004 at specified redemption prices. In addition, at any time prior to June 15, 2002, we may redeem up to
                          35% of the original aggregate principal amount of the Exchange
                          Notes with net proceeds of one or more public equity offerings at a redemption price in cash equal to 111.75% of the principal amount thereof.

Change of Control.......  If we experience specific kinds of changes of control, we must offer to repurchase the Exchange Notes.

Certain Covenants.......  The indenture governing the Exchange Notes contains certain covenants, including limitations and restrictions on our ability to:

                          - incur additional indebtedness;
                          - make dividend payments or other restricted payments;
                          - create liens;
                          - sell assets;
                          - enter into transactions with shareholders or affiliates; and
                          - enter into mergers, consolidations, or sales of all or
                          substantially all of our assets.

                          These covenants are subject to important exceptions and
                          qualifications, which are described below in "Description of the
                          Exchange Notes" under the heading "Certain Covenants."

                                  RISK FACTORS

    See "Risk Factors" for a discussion of certain factors that you should carefully consider before investing in the Exchange Notes.

                    SUMMARY PRO FORMA FINANCIAL INFORMATION
                             (DOLLARS IN THOUSANDS)

    We derive the summary unaudited pro forma financial information presented below in part from the unaudited Pro Forma Financial Information included elsewhere in this Prospectus. The summary unaudited pro forma statements of earnings for the fiscal year ended January 3, 1999 and the LTM period ended April 4, 1999 reflect the operations of our Core Brands only and give effect to
(i) the divestiture of our Applebee's restaurants, (ii) the sale of the Outstanding Notes and the application of the estimated net proceeds therefrom,
(iii) expected initial borrowings under the New Credit Facility and (iv) the full year effect of the termination of employees in the fourth quarter of fiscal 1998 on general and administrative expenses, as if each had occurred at the beginning of the respective periods (collectively, the "Transactions"). The pro forma statement of earnings for the fiscal year ended December 28, 1997 gives effect to the Transactions as if the Company owned all of the Core Brands at the beginning of that fiscal year. The summary unaudited pro forma balance sheet as of April 4, 1999, gives effect to the Transactions and the settlement of our two remaining equity forward contracts.

    The summary unaudited pro forma financial information does not purport to present the actual financial position or results of operations of the Company had the transactions and events assumed therein in fact occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The summary unaudited pro forma financial information is based on certain assumptions and adjustments described in the notes to the unaudited Pro Forma Financial Information and should be read in conjunction therewith. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Consolidated Financial Statements and the notes thereto of the Company included elsewhere in this Prospectus.

                                                                            PRO FORMA FOR TWELVE-MONTH PERIODS
                                                                                           ENDED
                                                                          ---------------------------------------
                                                                            DEC. 28,      JAN. 3,      APRIL 4,
                                                                              1997         1999          1999
                                                                          ------------  -----------  ------------

                                                                                        (UNAUDITED)
STATEMENT OF EARNINGS DATA-CORE BRANDS ONLY:
  Restaurant sales:
    Don Pablos's........................................................   $  196,457    $ 270,399    $  285,508
    Hops................................................................       57,351      106,329       115,534
    McCormick & Schmick's...............................................       78,518      102,489       108,952
    Canyon Cafe.........................................................       34,057       48,187        48,105
                                                                          ------------  -----------  ------------
  Total restaurant sales................................................      366,383      527,404       558,099
  Total restaurant operating expenses...................................      311,106      448,522       473,796
                                                                          ------------  -----------  ------------
  Income from restaurant operations.....................................       55,277       78,882        84,303
  General and administrative expenses...................................       28,140       32,002        33,015
  Operating income......................................................       27,137       44,718        49,126
OTHER DATA-CORE BRANDS ONLY:
  EBITDA (l)............................................................   $   41,825    $  64,710    $   70,072
  EBITDA margin (2).....................................................         11.4%        12.3%         12.6%
  Depreciation and amortization (3).....................................   $   15,337    $  19,289    $   19,920
  Capital expenditures:
    Restaurant construction and other...................................      109,788      110,771       103,799
    Restaurant remodeling and refurbishments............................        6,187       10,036        11,141
  Same-store sales......................................................          5.1%         2.6%          1.7%
  Number of restaurants (at end of period)..............................          155          212           220
  Cash interest expense (4).............................................                              $   24,941
  Dividends on Preferred Securities (5).................................                                   8,205
  Ratio of EBITDA to cash interest expense..............................                                     2.8x
  Ratio of EBITDA to cash interest expense including dividends on
    Preferred Securities................................................                                     2.1x
  Ratio of total debt to EBITDA.........................................                                     3.7x
  Pro forma ratio of earnings to fixed charges..........................                       0.9x          1.0x

                                           (SEE FOOTNOTES ON THE FOLLOWING PAGE)

                             (DOLLARS IN THOUSANDS)

                                                                                             AS OF APRIL 4, 1999
                                                                                           ------------------------
                                                                                             ACTUAL      PRO FORMA
                                                                                           -----------  -----------

                                                                                                 (UNAUDITED)
SELECTED BALANCE SHEET DATA:
  Working capital (excluding assets held for sale) (6)...................................  $  (212,205)  $ (79,196)
  Premises and equipment, net............................................................      382,539     382,539
  Total assets...........................................................................      642,149     612,978
  Total debt.............................................................................      254,448     261,948
  Preferred Securities (7)...............................................................      115,000     115,000
  Shareholders' equity...................................................................      116,833     116,319

------------------------

(1) "EBITDA" is defined as operating income before depreciation and amortization expenses and asset revaluation and other special charges, which are included in operating income, less miscellaneous expenses (income) included in non-operating expenses. While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity, management understands that it is widely used by certain investors as one measure to evaluate the financial performance of companies in the restaurant industry.

(2) "EBITDA margin" is EBITDA stated as a percentage of restaurant sales.

(3) Includes depreciation and amortization related to restaurant operations and corporate facilities and excludes amortization of goodwill, which is included in non-operating expenses.

(4) Cash interest expense is interest expense less amortization of deferred financing costs.

(5) We currently pay cash dividends of 7% on the Preferred Securities (as defined below); however, we have the right to defer payments of these dividends for periods not exceeding 20 consecutive quarters. Upon deferral, these dividends would continue to accrue on a quarterly basis. The period ended April 4, 1999 is a 53-week fiscal period.

(6) We operate with negative working capital due to the fact that substantially all sales in our restaurants are for cash and accounts payable are due in 15 to 45 days.

(7) Represents the Company-obligated mandatorily redeemable preferred securities of Avado Financing I (the "Preferred Securities"), a subsidiary holding solely Avado Brands, Inc. 7% convertible subordinated debentures due March 1, 2027.

                 SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)

    We derive the summary consolidated historical financial data presented below from our audited Consolidated Financial Statements and the notes thereto for the fiscal years ended December 29, 1996, December 28, 1997 and January 3, 1999 and the unaudited interim Consolidated Financial Statements and the notes thereto for the thirteen-week periods ended March 29, 1998 and April 4, 1999. You should read the financial data presented below together with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Consolidated Historical Financial Data" and our Consolidated Financial Statements and the notes thereto, included elsewhere in this Prospectus.

                                                                                                 THIRTEEN-WEEK
                                                      FISCAL YEARS ENDED                         PERIODS ENDED
                                          ------------------------------------------   ---------------------------------
                                          DECEMBER 29,   DECEMBER 28,    JANUARY 3,      MARCH 29,            APRIL 4,
                                              1996           1997           1999            1998                1999
                                          ------------   ------------   ------------   --------------       ------------

                                                                                                  (UNAUDITED)
STATEMENT OF EARNINGS DATA(1):
Restaurant sales:
    Don Pablo's.........................    $133,261       $196,457       $  270,399     $     59,263          $  74,372
    Hops................................          --         49,511          106,329           23,327             32,532
    McCormick & Schmick's...............          --         67,373          102,489           21,342             27,805
    Canyon Cafe.........................          --         18,577           48,187           11,981             11,899
    Applebee's..........................     379,042        454,127          335,288          125,763             17,467
    Other (2)...........................      33,719         22,275               --               --                 --
                                          ------------   ------------   ------------   --------------       ------------
  Total restaurant sales................     546,022        808,320          862,692          241,676            164,075

  Total restaurant operating expenses...     460,397        693,880          740,971          206,627            138,425
                                          ------------   ------------   ------------   --------------       ------------

  Income from restaurant operations.....      85,625        114,440          121,721           35,049             25,650
  General and administrative expenses...      26,329         39,617           46,150           12,915              9,840
  Asset revaluation and other special
    charges.............................      27,700             --            2,940               --                 --
                                          ------------   ------------   ------------   --------------       ------------

  Operating income......................      31,596         74,823           72,631           22,134             15,810
  Net earnings..........................      11,674         28,448           66,283           37,078              5,952
OTHER DATA:
  EBITDA (3)............................    $ 83,522       $108,961       $   93,151     $     26,477          $  21,170
  EBITDA margin (4).....................        15.3%          13.5%            10.8%            11.0%              12.9%
  Depreciation and amortization (5).....    $ 26,250       $ 39,972       $   23,221     $      5,665          $   6,332
  Capital expenditures..................     124,623        172,963          142,841           40,088             22,173
  Number of restaurants (at end of
    period).............................         316            430              256              419                243

  Ratio of earnings to fixed
    charges(6)..........................     1.92x(7)         2.05x          3.37x(7)           6.06x              1.86x
SELECTED BALANCE SHEET DATA:
  Working capital (excluding assets held
    for sale)(8)........................    $(21,439)      $(33,989)      $ (210,947)    $    (58,623)(9)      $(212,205)
  Premises and equipment, net...........     380,523        283,839          367,587          307,199            382,539
  Total assets..........................     457,827        804,289          670,597          903,186            642,149
  Total debt............................     216,177        382,049          257,478          414,962            254,448
  Preferred Securities..................          --        115,000          115,000          115,000            115,000
  Shareholders' equity..................     191,429        220,782          112,029          257,742            116,833

                                           (SEE FOOTNOTES ON THE FOLLOWING PAGE)

            NOTES TO SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA

(1) Includes franchised Applebee's restaurants. In December 1997, we announced our decision to sell our franchised Applebee's restaurants and focus on the development of our four Core Brands and our Belgo and San Marzano joint ventures. As of April 4, 1999, we had completed the divestiture of 254 of our 279 Applebee's restaurants. Subsequent to April 4, 1999, we divested our remaining Applebee's restaurants. Gross proceeds from the divestiture of our Applebee's restaurants totaled approximately $514.0 million, including approximately $11.3 million in notes.

(2) Represents sales from previously divested and/or closed non Core Brand restaurants.

(3) "EBITDA" is defined as operating income before depreciation and amortization expenses and asset revaluation and other special charges, which are included in operating income, less miscellaneous expenses (income) included in non-operating expenses. While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity, management understands that it is widely used by certain investors as one measure to evaluate the financial performance of companies in the restaurant industry.

(4) "EBITDA margin" is EBITDA stated as a percentage of restaurant sales.

(5) Includes depreciation and amortization related to restaurant operations and corporate facilities and includes amortization of goodwill, which is included in non-operating expenses.


(6) Earnings represent income from continuing operations before income taxes and fixed charges, net of capitalized interest. Fixed charges consist of interest expense before reduction for capitalized interest, debt amortization costs and one-third (the portion deemed representative of the interest factor) of total restaurant lease payments.


(7) The ratio of earnings to fixed charges excluding the fiscal year 1996 and fiscal 1998 revaluations and other special charges would have been 3.44x and 3.44x, respectively.

(8) We operate with negative working capital due to the fact that substantially all sales in our restaurants are for cash and accounts payable are due in 15 to 45 days.

(9) Excludes proceeds due from the sale of assets of $94.7 million related to the divestiture of certain of our Applebee's restaurants, which we completed on March 29, 1998.

                                  RISK FACTORS

    YOU SHOULD READ CAREFULLY THIS ENTIRE PROSPECTUS BEFORE INVESTING IN THE EXCHANGE NOTES. AMONG THE FACTORS THAT MAY AFFECT AN INVESTMENT IN THE EXCHANGE NOTES ARE THE FOLLOWING:

SUBSTANTIAL LEVERAGE--OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR
  FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE EXCHANGE NOTES.

    We have now and, after the offering will continue to have, a significant amount of indebtedness. The following chart shows certain important credit statistics and is presented assuming we had completed the offering of the Outstanding Notes and the New Credit Facility (as defined herein) as of the dates or at the beginning of the periods specified below and applied the proceeds as intended:

                                                                            AT APRIL 4, 1999
                                                                          --------------------
                                                                              (DOLLARS IN
                                                                               THOUSANDS)
Long-term debt, including current portion...............................       $  261,948
Preferred Securities....................................................          115,000
Shareholders' equity....................................................          116,319

                                                                               LTM PERIOD ENDED
                                                                                 APRIL 4, 1999
                                                                             ---------------------
Pro forma ratio of earnings to fixed charges...............................             1.0x

    Our substantial indebtedness could have important consequences to you. For example, it could:

    - make it more difficult for us to satisfy our obligations with respect to the Exchange Notes;

    - increase our vulnerability to general adverse economic and industry conditions;

    - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund capital expenditures and other general corporate purposes;

    - limit our flexibility in planning for, or reacting to, changes in our business and the restaurant industry;

    - place us at a competitive disadvantage with regard to competitors that have less debt; and

    - limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds.

RESTRICTIVE DEBT COVENANTS--OUR ABILITY TO ENGAGE IN CERTAIN TYPES OF
  TRANSACTIONS WILL BE LIMITED.

    The New Credit Facility, the indenture governing the Exchange Notes (the "Indenture"), and the indenture (the "Senior Notes Indenture") governing our 9 3/4% Senior Notes Due 2006 (the "Senior Notes") contain a number of significant covenants. These covenants will limit our ability to, among other things:

    - borrow additional money;

    - make certain investments;

    - pay dividends;

    - merge, consolidate, or dispose of our assets;

    - enter into transactions with our affiliates; and

    - grant liens on our assets.

    The occurrence of certain events would, in certain cases, result in events of default under the Senior Notes Indenture, the Indenture and the New Credit Facility and permit acceleration of the indebtedness represented by the Senior Notes Indenture, the Indenture and the New Credit Facility. These events include, among other things:

    - the failure to comply with our covenants;

    - certain defaults under our other indebtedness; and

    - events of bankruptcy or insolvency.

SUBORDINATION--YOUR RIGHT TO RECEIVE PAYMENTS ON THE EXCHANGE NOTES IS
  SUBORDINATED TO OUR EXISTING INDEBTEDNESS AND POSSIBLY OUR FUTURE
  INDEBTEDNESS.

    The Exchange Notes and the guarantees are unsecured and will be contractually subordinated to all of our and the guarantors' existing and future senior indebtedness (including all indebtedness under the New Credit Facility and the Senior Notes). As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, the holders of our senior debt and senior debt of the guarantors will be entitled to be paid in full in cash before any payment may be made with respect to the Exchange Notes or the guarantees.

    In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, holders of the Exchange Notes will participate with trade creditors and all other holders of subordinated indebtedness of us or the guarantors in the assets remaining after we and the guarantors have paid all senior debt. However, because the Indenture requires that amounts otherwise payable to holders of the Exchange Notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the Exchange Notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the guarantors may not have sufficient funds to pay all of our creditors, and holders of Exchange Notes may receive ratably less than the holders of senior debt.

    Assuming we had completed the offering of the Outstanding Notes and entered into the New Credit Facility on April 4, 1999, the Outstanding Notes (and therefore the Exchange Notes) and the guarantees would have been subordinated to approximately $163.4 million of total senior debt. In addition, the New Credit Facility provides for up to approximately $78.6 million of additional borrowings, for a total availability of $125.0 million. Please refer to the section in this Prospectus entitled "Description of the Exchange Notes--Subordination."

NOT ALL SUBSIDIARIES ARE GUARANTORS--YOUR RIGHT TO RECEIVE PAYMENTS ON THE
  EXCHANGE NOTES COULD BE ADVERSELY AFFECTED IF ANY OF OUR NON-GUARANTOR SUBSIDIARIES DECLARE BANKRUPTCY, LIQUIDATE OR REORGANIZE.

    Some but not all of our subsidiaries will guarantee the Exchange Notes. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. Assuming we had completed the offering of the Outstanding Notes on April 4, 1999, the Outstanding Notes (and therefore the Exchange Notes) would have been effectively junior to $3.5 million of liabilities of these non-guarantor subsidiaries. The non-guarantor subsidiaries generated approximately 9.0% and 14.6%, respectively, of our consolidated sales in the fiscal year ended January 3, 1999 and the thirteen week period ended April 4, 1999, and held 13.7% of our consolidated assets as of April 4, 1999.

TRANSITION TO PROPRIETARY BRANDS--WE WILL FACE CHALLENGES IN GROWING OUR OWN
  CONCEPTS.

    From 1986 until the second quarter of fiscal 1998, the majority of our sales were derived from the operation of franchised Applebee's restaurants. Menus, methods of operation and restaurant design for these restaurants were specified by the franchisor, or to the extent developed by us, were subject to the approval of the franchisor. We sold the last of our Applebee's restaurants in May 1999. Consequently, our profitability and growth is now dependent exclusively upon the success of our proprietary restaurant concepts and the ability of our management to continue the successful development and expansion of these concepts. Because of our decentralized management structure, this means that the management of each brand will be substantially responsible for the evolution and growth of the brand. Thus, it is very important that we be able to maintain and attract highly qualified, brand level executives. Operating a multi-concept company will continue to challenge our executive management team. Failure to successfully complete the transition from a company that was primarily a franchise concept operator to a multi-concept proprietary company could adversely affect our financial condition and results of operations.

RELIANCE ON KEY MANAGEMENT--LOSS OF EXECUTIVE SERVICES COULD IMPACT OUR SUCCESS.

    Our business is managed, and its business strategies formulated, by a relatively small number of key executive officers and managers. The loss of key management persons, including Tom E. DuPree, Jr., our Chief Executive Officer, and our brand level chief executive officers, could adversely affect our business.

COMPETITION--OUR SUCCESS DEPENDS ON OUR ABILITY TO COMPETE WITH OTHER
  RESTAURANTS.

    The food service industry is intensely competitive with respect to the quality and value of food products offered, concept, service, price, dining experience, location and other factors. Our competitors include a variety of casual-dining, full service, health oriented and other mid-price restaurants. We compete with many well-established national, regional and locally owned restaurant companies, some of which have substantially greater financial, marketing and other resources than we have. Those resources may allow them to respond to changes in pricing, marketing and the food industry better than we can. We compete in attracting guests, obtaining premium locations for our restaurants and attracting and retaining employees. Many of our restaurants are, and will be, located in areas of high concentration with our competitors. As our competitors expand operations, we expect competition to intensify. Such increased competition could have a material adverse effect on our financial condition and results of operations.

THE FOOD SERVICE INDUSTRY--CONSUMER PREFERENCES AND PERCEPTIONS, SEASONALITY AND
  GENERAL ECONOMIC CONDITIONS MAY HAVE SIGNIFICANT EFFECTS ON OUR BUSINESS.

    Food service businesses are often affected by changes in consumer tastes, national, regional, and local economic conditions and demographic trends. The performance of individual restaurants may be adversely affected by traffic patterns, demographics and the type, number and location of competing restaurants. Restaurant performance may also be impacted by adverse weather conditions. Multi-unit food service businesses such as ours can also be adversely affected by publicity resulting from poor food quality, illness, injury or other health concerns or operating issues stemming from one or a limited number of restaurants. In addition, our dependence on frequent deliveries of food and other supplies subjects our restaurants to the risk that shortages or interruptions in supply, caused by adverse weather or other conditions, could adversely affect the availability, quality and cost of ingredients. Unfavorable trends or developments concerning factors such as inflation, increased food, competitive labor and employee benefit costs, regional weather conditions and the availability of experienced management and hourly employees may also adversely affect our financial condition and results of operations. Changes in economic conditions affecting our customers could reduce traffic in some or all of our restaurants or impose practical limits on pricing, either of which could have a material adverse effect on our financial condition and results of operations. Our continued success will depend in part on our ability to anticipate, identify and respond to changing conditions.

REGULATION--GOVERNMENT REGULATIONS COULD ADVERSELY AFFECT OUR BUSINESS.

    All of our operations are subject to federal, state and local laws that affect our business, including laws and regulations relating to employment, health, sanitation, alcoholic beverage control and safety standards. To date, federal and state environmental regulations have not had a material effect on our operations, but more stringent and varied requirements of local government with respect to zoning, building codes, land use and environmental factors have in the past increased, and can be expected in the future to increase, the cost of, and the time required for, opening new restaurants. Difficulties or failures in obtaining required licenses or approvals could delay or prohibit the opening of new restaurants. In some instances, we may have to obtain zoning variances and land use permits for new restaurants.

    Alcoholic beverage control regulations require each of our restaurants to apply to a state authority and, in certain locations, county or municipal authorities for a license to sell alcoholic beverages. Generally, our licenses to sell alcoholic beverages must be renewed annually and may be suspended or revoked at any time for cause, including violation by our employees of any law or regulation pertaining to alcoholic beverage control, such as those regulating the minimum age of patrons or employees, advertising, wholesale purchasing and inventory control. In addition, each restaurant requires licenses from local health authorities, and the development and construction of additional restaurants will be subject to compliance with applicable zoning, land use and environmental regulations. Difficulty or failure in obtaining or retaining the required licenses or approvals could adversely affect our business, financial condition and results of operations, including the delay or prevention of the opening of a new restaurant in a particular location.

    We may be subject in certain states to "dram-shop" statutes which generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to such intoxicated person. The Company carries liquor liability insurance as part of its existing comprehensive general liability insurance.

    Our Hops restaurants are subject to additional regulations as a result of the microbrewery in each restaurant. For state liquor law purposes these restaurants are classified as "brewpubs", and are required to comply with state brewpub laws in order to obtain necessary state operating licenses and permits. Certain states limit the number of brewpubs that may be owned by one company. Our ability to own and operate Hops restaurants in any state is and will continue to be dependent upon our ability to operate within the brewpub regulatory schemes of the state.

POTENTIAL FUTURE ACQUISITIONS--ACQUIRING RESTAURANT BUSINESSES INVOLVES SPECIAL
  RISKS.

    We obtained our four Core Brands through acquisitions. We are not currently contemplating any significant acquisitions. However, we will continue to evaluate acquisition opportunities. Acquisitions involve the following risks that could adversely affect our operating results:

    - the assimilation of the operations and personnel of the acquired companies;

    - the diversion of management's attention; and

    - the potential loss of key employees of the acquired companies.

    We cannot assure you that any of our acquisitions or investments will not materially or adversely affect us or that any such acquisition or investment will enhance our business.

MINIMUM WAGE LEGISLATION--OUR LABOR COSTS ARE SUBSTANTIAL AND WE MAY NOT BE ABLE
  TO OFFSET INCREASED LABOR COSTS WITH INCREASED REVENUES.

    Additional increases in the federal minimum wage rate have recently been proposed by the President of the United States and appear likely to be adopted. Current federal minimum wage laws set the minimum wage for tipped employees at $2.13 per hour and allow the difference between that rate and the standard minimum wage to be made up by tips. The majority of our hourly employees are tipped employees, and the non-tipped employees have generally earned more than the federal minimum wage. However, if federal or state minimum wage rates do increase as expected, we may need to increase not only the wage rates of our minimum wage employees, but also the wages paid to the employees at wage rates which are above the minimum wage. Although an increase in the minimum wage could be offset by pricing and cost control efforts, we cannot assure you that we will be able to do so.

YEAR 2000 ISSUES--SOFTWARE FAILURES COULD AFFECT OUR BUSINESS.

    We rely on various information systems to manage our restaurant operations by means of financial controls through a centralized accounting system at each brand's headquarters and a point-of-sale reporting system in each restaurant. We have completed reviews of the ability of our hardware and software serving critical internal functions in our restaurants and in our corporate offices to accurately handle data involving the transition of dates from 1999 to 2000 and, as a result, have made modifications to our computer systems. We believe that these modifications are sufficient, but we cannot assure you that we have found and corrected all non-compliant programs. A disruption in the operation of our computer systems could result in additional expenses and reduced profitability because of the need for additional personnel time to acquire necessary information, additional record keeping costs and less efficient purchasing and distribution. We have contacted our vendors who supply significant amounts of goods and services to us to determine the status of their Year 2000 compliance plans. We believe that our significant vendors will be Year 2000 compliant; however, our vendors' operations could be adversely affected by the failure of their suppliers, particularly food and beverage suppliers, to be compliant. Any failure on the part of us, our vendors, their suppliers or providers of utilities, telephone service or similar services to ensure compliance with Year 2000 requirements could have a material adverse effect on our financial condition and results of operations.

FRAUDULENT CONVEYANCE--UNDER SPECIFIC CIRCUMSTANCES, THE GUARANTEES MAY BE
  VOIDED.

    Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from the guarantors.

    Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the guarantees could be voided, or claims in respect of the guarantees could be subordinated to all other debts of any guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

    - received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness;

    - was insolvent or rendered insolvent by reason of the incurrence;

    - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

    - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

    In addition, any payment by the guarantor pursuant to a guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

    The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

    - the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

    - the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

    - it could not pay its debts as they become due.

FINANCING CHANGE OF CONTROL OFFER--WE MAY NOT HAVE THE ABILITY TO RAISE THE
  FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.

    Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all Notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of Notes or that restrictions in the New Credit Facility or the Senior Notes Indenture will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the Indenture. Please refer to the section in this Prospectus entitled "Description of the Exchange Notes--Repurchase of Exchange Notes upon a Change of Control."

CONSEQUENCES OF FAILURE TO EXCHANGE; POSSIBLE ADVERSE EFFECT ON TRADING MARKET
  FOR OUTSTANDING NOTES

    Holders of Outstanding Notes who do not exchange their Outstanding Notes for Exchange Notes in the Exchange Offer will continue to be subject to the restrictions on transfer of their Outstanding Notes as set forth in the legend on the Outstanding Notes as a consequence of the issuance of the Outstanding Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Outstanding Notes may not be offered or sold unless registered under or exempted from the Securities Act and applicable state laws. Subject to our obligation to file a Shelf Registration Statement covering resales of Outstanding Notes in certain circumstances, we do not intend to register the Outstanding Notes under the Securities Act and, after consummation of the Exchange Offer, will not be obligated to do so. In addition, any holders of Outstanding Notes who tender in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Additionally, as a result of the Exchange Offer, it is expected that a substantial decrease in the aggregate principal amount of Outstanding Notes outstanding will occur. As a result, it is unlikely that a liquid trading market will exist for the Outstanding Notes at any time. This lack of liquidity will make transactions more difficult and may reduce the trading price of the Outstanding Notes. See "The Exchange Offer" and "Description of the Exchange Notes--Registration Rights Agreement; Penalty Interest."

ABSENCE OF A PUBLIC MARKET--AN ACTIVE TRADING MARKET FOR THE EXCHANGE NOTES MAY
  NOT DEVELOP.

    The Exchange Notes will be new securities for which there is currently no trading market. We do not intend to apply for listing of the Exchange Notes, on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation (the "Nasdaq") system. The Initial Purchasers have informed us that they currently intend to make a market in the Exchange Notes. However, the Initial Purchasers are not obligated to do so and may discontinue any such market making at any time without notice.

    The liquidity of any market for the Exchange Notes will depend upon various factors, including:

    - the number of holders of the Exchange Notes;

    - the interest of securities dealers making a market in the Exchange Notes;

    - the overall market for high yield securities;

    - our financial performance or prospects; and

    - the prospects for companies in our industry generally.

Accordingly, we cannot assure you that a market or liquidity will develop for the Exchange Notes.

    Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes. We cannot assure you that the market for the Exchange Notes, if any, will not be subject to similar disruptions. Any such disruptions may adversely affect you as a holder of the Exchange Notes.

                                USE OF PROCEEDS

    This Exchange Offer is intended to satisfy certain of our obligations under the Registration Rights Agreement. We will not receive any proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, we will receive, in exchange, Outstanding Notes in the same principal amount. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Outstanding Notes, except as otherwise described herein under "The Exchange Offer--Terms of the Exchange Offer." The Outstanding Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in our outstanding debt.

                                 CAPITALIZATION
                             (DOLLARS IN THOUSANDS)

    The following table sets forth our historical capitalization and pro forma capitalization as of April 4, 1999 after giving effect to (i) the proceeds from the divestiture of our Applebee's restaurants, which was completed on May 3, 1999, (ii) the offering of the Outstanding Notes and the application of the estimated net proceeds therefrom, (iii) expected initial borrowings under the New Credit Facility and (iv) settlement of our two remaining equity forward contracts. You should read this table in conjunction with the information contained in "Pro Forma Financial Information" and our Consolidated Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                                                         AS OF APRIL 4, 1999
                                                                       -----------------------
                                                                         ACTUAL    AS ADJUSTED
                                                                       ----------  -----------

                                                                             (UNAUDITED)
Debt:
  Existing Credit Facility (1).......................................  $  137,491   $      --
  New Credit Facility (2)............................................          --      46,430
  Other long-term debt (3)...........................................         457         457
  9 3/4% Senior Notes due 2006.......................................     116,500     116,500
  Senior Subordinated Notes due 2009 (4).............................          --      98,561
                                                                       ----------  -----------
      Total debt.....................................................     254,448     261,948

  Preferred Securities (5)...........................................     115,000     115,000
  Temporary equity, net (6)..........................................      39,849          --
  Total shareholders' equity (7).....................................     116,833     116,319
                                                                       ----------  -----------
      Total capitalization...........................................  $  526,130   $ 493,267
                                                                       ----------  -----------
                                                                       ----------  -----------

------------------------

(1) The Existing Credit Facility consists of two senior, unsecured revolving credit lines which mature on June 15, 1999 and June 30, 1999, respectively. The Existing Credit Facility was reduced by proceeds from the divestiture of our Applebee's restaurants, which was completed on May 3, 1999, and has been replaced by the New Credit Facility.

(2) Concurrently with the closing of the offering of the Outstanding Notes, we entered into the New Credit Facility, which consists of a revolving credit facility with total availability of $125.0 million and a term of three years.

(3) Represents capitalized leases and other senior obligations.

(4) Reflects the issuance of $100.0 million of Outstanding Notes, net of original issue discount.

(5) Represents the Company-obligated mandatorily redeemable preferred securities of Avado Financing I, a subsidiary holding solely Avado Brands, Inc. 7% convertible subordinated debentures due March 1, 2027.

(6) Represents our two remaining equity forward contracts pending settlement for approximately $40.0 million, net of collateral deposits of approximately $10.5 million and other transaction costs of approximately $1.7 million. These contracts represent the Company's remaining agreements with two financial institutions which the Company plans to settle by purchasing a total of 3.8 million shares of our common stock. The two equity forward contracts expire on June 30, 1999 and July 31, 1999, respectively.

(7) Represents the impact of (i) the divestiture of our remaining Applebee's restaurants on May 3, 1999 and (ii) the settlement of our two remaining equity forward contracts by acquiring the related shares of common stock.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    We sold the Outstanding Notes on June 22, 1999 to the Initial Purchasers, who sold the Outstanding Notes to certain institutional investors in reliance on Rule 144A promulgated by the Commission under the Securities Act. In connection with the sale of the Outstanding Notes, we, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement, pursuant to which we agreed:

    (i) to file a registration statement within 60 days after the date of original issuance of the Outstanding Notes to register our offer to exchange for the Outstanding Notes our senior subordinated debt securities with terms substantially identical to the Outstanding Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions); and

    (ii) to use our best efforts to cause the registration statement to become effective under the Securities Act within 150 days after the issue date of the Outstanding Notes.

If any holders of the Outstanding Notes notify us prior to the 20th day following consummation of the Exchange Offer that:

        (i) it is prohibited by law or Commission policy from participating in the Exchange Offer;

        (ii) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available; or

       (iii) it is a broker-dealer and owns Outstanding Notes acquired directly from us or one of our affiliates,

then we will use our best efforts to cause to become effective a Shelf Registration Statement with respect to the resale of the Outstanding Notes and to keep the Shelf Registration Statement effective until the Outstanding Notes registered under the Shelf Registration Statement have been sold or two years after the effective date thereof, whichever occurs first. The interest rate on the Outstanding Notes is subject to increase under certain circumstances if we are not in compliance with our obligations under the Registration Rights Agreement. See "Description of the Exchange Notes--Registration Rights Agreement; Penalty Interest."

    Each holder of Outstanding Notes who wishes to exchange such Outstanding Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, and (ii) it has no arrangement with any person to participate in the distribution of the Exchange Notes. See "--Registration Rights Agreement; Penalty Interest" below.

RESALE OF EXCHANGE NOTES

    Based on interpretations by the staff of the Commission set forth in no-action letters issued to third-parties, we believe that, except as described below, Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than a holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. Any holder who tenders in the Exchange Offer with the intention or for the purpose of participating in a distribution of the Exchange Notes cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K under the Securities Act. This Prospectus may be used for an offer to resell, resale or other retransfer of Exchange Notes only as specifically set forth herein. Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, we will accept for exchange any and all Outstanding Notes properly tendered and not withdrawn prior to 5:00 p.m., Atlanta, Georgia time, on the Expiration Date. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Outstanding Notes surrendered pursuant to the Exchange Offer. Outstanding Notes may be tendered only in integral multiples of $1,000.

    The form and terms of the Exchange Notes will be the same as the form and terms of the Outstanding Notes except the Exchange Notes will be registered under the Securities Act for their offer and sale, and hence they will not bear legends restricting their transfer. The Exchange Notes will evidence the same debt as the Outstanding Notes. The Exchange Notes will be issued under and entitled to the benefits of the Indenture, which also authorized the issuance of the Outstanding Notes, such that both series will be treated as a single class of debt securities under the Indenture.

    The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered for exchange. Holders of Outstanding Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer.

    As of the date of this Prospectus, $100,000,000 aggregate principal amount of the Outstanding Notes are outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Outstanding Notes. There will be no fixed record date for determining registered holders of Outstanding Notes entitled to participate in the Exchange Offer.

    We intend to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Exchange Act, and the rules and regulations of the Commission. Outstanding Notes which are not tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indenture and the Registration Rights Agreement.

    We are deemed to have accepted for exchange properly tendered Exchange Notes when we give oral or written notice thereof to the Exchange Agent and comply with the applicable provisions of the Registration Rights Agreement. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us. We expressly reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any Outstanding Notes not already accepted for exchange, upon the occurrence of any of the conditions specified below under "--Certain Conditions to the Exchange Offer."

    Holders who tender Outstanding Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Outstanding Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses" below.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


    The term "Expiration Date" shall mean 5:00 p.m., Atlanta, Georgia time on August 13, 1999, unless we, in our sole discretion, extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.


    In order to extend the Exchange Offer, we will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders of Outstanding Notes an announcement thereof, each prior to 9:00 a.m., Atlanta, Georgia time on the next business day after the then Expiration Date.

    We reserve the right, in our sole discretion:

    (i) to delay accepting for exchange any Exchange Notes, or to extend the Exchange Offer if any of the conditions set forth below under "--Certain Conditions To The Exchange Offer" shall not have been satisfied, by giving oral or written notice of such delay or extension to the Exchange Agent; or

    (ii) to amend the terms of the Exchange Offer in any manner.

Any such delay in acceptance, extension or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of Outstanding Notes. If the Exchange Offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and we will extend the Exchange Offer, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.

INTEREST ON THE EXCHANGE NOTES

    The Exchange Notes will bear interest at a rate of 11 3/4% per annum, payable semi-annually, on each June 15 and December 15, commencing December 15, 1999. Holders of Exchange Notes will receive interest on December 15, 1999 from the date of initial issuance of the Exchange Notes, plus an amount equal to the accrued interest on the Outstanding Notes from the date of initial issuance to the date of exchange thereof for Exchange Notes. Interest on the Outstanding Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

    We expressly reserve the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Outstanding Notes, by giving oral or written notice of such extension to the holders thereof. During any such extensions, all Outstanding Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by us. Any Outstanding Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

    We expressly reserve the right to amend the Exchange Offer. We will give oral or written notice of any extension, amendment or non-acceptance to the holders of the Outstanding Notes as promptly as practicable, such notice in the case of any extension to be issued no later than 9:00 a.m., Atlanta, Georgia time on the next business day after the previously scheduled Expiration Date.

    The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

    In addition, we will not accept for exchange any Outstanding Notes tendered, and no Exchange Notes will be issued in exchange for any such Outstanding Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

    Only a holder of Outstanding Notes may tender such Outstanding Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or facsimile thereof, have the signature thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Exchange Agent prior to 5:00 p.m., Atlanta, Georgia time on the Expiration Date. In addition, either Outstanding Notes must be received by the Exchange Agent along with the Letter of Transmittal, or a timely confirmation of book-entry transfer (a "Book-Entry Confirmation") of such Outstanding Notes, if such procedure is available, into the Exchange Agent's account at the Depository Trust Company (the "Depository") pursuant to the procedure for book-entry transfer described below must be received by the Exchange Agent prior to the Expiration Date. To be tendered effectively, the Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "--Exchange Agent" prior to 5:00 p.m., Atlanta, Georgia time on the Expiration Date.

    The tender by a holder which is not withdrawn prior to the Expiration Date will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

    THE METHOD OF DELIVERY OF OUTSTANDING NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO US. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR OTHER NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

    Any beneficial owner whose Outstanding Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder of Outstanding Notes to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Outstanding Notes, either make appropriate arrangements to register ownership of the Outstanding Notes in such owner's name or obtain a properly completed bond power from the registered holder of Outstanding Notes. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

    Signatures on a Letter of Transmittal or a notice of withdrawal described below, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Outstanding Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantor must be a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (an "Eligible Institution").

    If the Letter of Transmittal is signed by a person other than the registered holder of any Outstanding Notes listed therein, such Outstanding Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Outstanding Notes with the signature thereon guaranteed by an Eligible Institution.

    If the Letter of Transmittal or any Outstanding Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the Letter of Transmittal.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Outstanding Notes and withdrawal of tendered Outstanding Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Outstanding Notes not properly tendered or any Outstanding Notes our acceptance of which would, in the opinion of our counsel be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Outstanding Notes. Our interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Outstanding Notes, we will not, nor will the Exchange Agent any other person incur any liability for failure to give such notification. Tenders of Outstanding Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

    In all cases, issuance of Exchange Notes for Outstanding Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of Exchange Notes or a timely Book-Entry Confirmation of such Outstanding Notes into the Exchange Agent's account at the Depository, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Outstanding Notes are not accepted for exchange for any reason set forth in the terms and conditions of the Exchange Offer or if Outstanding Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Outstanding Notes will be returned without expense to the tendering holder thereof (or, in the case of Outstanding Notes tendered by book-entry transfer into the Exchange Agent's account at the Depository pursuant to the book-entry transfer procedures described below, such non-exchanged Exchange Notes will be credited to an account maintained with such Depository) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

    The Exchange Agent will make a request to establish an account with respect to the Outstanding Notes at the Depository for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Depository's system may make book-entry delivery of Outstanding Notes by causing the Depository to transfer such Outstanding Notes into the Exchange Agent's account at the Depository in accordance with such Depository's procedures for transfer. However, although delivery of Exchange Notes may be effected through book-entry transfer at the Depository, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "--Exchange Agent" on or prior to the Expiration Date or, if the guaranteed delivery procedures described below are to be complied with, within the time period provided under such procedures. Delivery of documents to the Depository does not constitute delivery to the Exchange Agent. For a further discussion of book-entry procedures see "Description of the Exchange Notes--Book-Entry, Delivery and Form" and "--Depository Procedures."

WITHDRAWAL OF TENDERS

    Except as otherwise provided herein, tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., Atlanta, Georgia time on the Expiration Date.

    For a withdrawal to be effective, the Exchange Agent must receive a written notice of withdrawal at one of the addresses set forth below under "Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Outstanding Notes to be withdrawn, identify the Outstanding Notes to be withdrawn (including the principal amount of such Outstanding Notes), and (where certificates for Outstanding Notes have been transmitted) specify the name in which such Outstanding Notes were registered, if different from that of the withdrawing holder. If certificates for Outstanding Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Outstanding Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Depository to be credited with the withdrawn Outstanding Notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices, and our determination will be final and binding on all parties. Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Outstanding Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Outstanding Notes tendered by book-entry transfer into the Exchange Agent's account at the Depository pursuant to the book-entry transfer procedures described above, such Outstanding Notes will be credited to an account maintained with such Depository for the Outstanding Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Outstanding Notes may be re-tendered by following one of the procedures described under "--Procedures for Tendering" above at any time on or prior to the Expiration Date.

EXCHANGE AGENT

    SunTrust Bank, Atlanta has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance or requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent at SunTrust Bank, Atlanta, 25 Park Place, 24th

Floor, Atlanta, GA 30303-2900, Attn: Corporate Trust Department, Telephone:
(404) 588-7296, Telecopy: (404) 588-7335.

FEES AND EXPENSES

    We will bear the expenses of soliciting tenders. We are making the principal solicitation by mail, however, we may make additional solicitations by telegraph, telephone or in person through our officers and regular employees or through our affiliates.

    We have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to broker-dealers or others soliciting acceptances of the Exchange Offer. We will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

    We will pay the cash expenses to be incurred in connection with the Exchange
Offer, which we estimate in the aggregate to be approximately $            .
Such expenses include registration fees, fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, and related fees and expenses.

TRANSFER TAXES

    Holders who tender their Outstanding Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register Exchange Notes in the name of, or request that Outstanding Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of Outstanding Notes who do not exchange their Outstanding Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Outstanding Notes, as set forth in the legend thereon as a consequence of the issuance of the Outstanding Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Outstanding Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Outstanding Notes under the Securities Act. Based on interpretations by the staff of the Commission, Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold by a holder in a resale transaction unless they have been registered under applicable state law or the requirements of an exemption from registration have been complied with. We have agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Exchange Notes reasonably requests in writing.

                        PRO FORMA FINANCIAL INFORMATION

    The following unaudited pro forma financial information is based on our audited Consolidated Financial Statements and the notes thereto for the fiscal year ended January 3, 1999 and our unaudited interim Consolidated Financial Statements and the notes thereto for the thirteen-week periods ended March 29, 1998 and April 4, 1999, respectively, included elsewhere in this Prospectus. The unaudited pro forma statements of earnings for the LTM period ended April 4, 1999, the fiscal year ended January 3, 1999 and the thirteen-week period ended April 4, 1999 reflect the operations of our Core Brands only and give effect to the Transactions. The unaudited pro forma balance sheet as of April 4, 1999 gives effect to the Transactions and the settlement of our two remaining equity forward contracts.

    The pro forma financial information is not necessarily indicative of the Company's financial position or results of operations had the Transactions occurred on the dates assumed, or of the Company's future financial position or results of operations.

    The pro forma financial information is based on, and should be read in conjunction with, the assumptions set forth in the notes to the unaudited Pro Forma Financial Information and our Consolidated Financial Statements and notes thereto, included elsewhere in this Prospectus.

                               AVADO BRANDS, INC.
                            PRO FORMA BALANCE SHEET

                              AS OF APRIL 4, 1999
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                            PRO FORMA
                                                               ACTUAL     ADJUSTMENTS(2)   PRO FORMA
                                                              ---------   --------------  -----------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $     794   $  39,894  (a)   $     637
                                                                             98,561  (b)
                                                                             (7,500) (b)
                                                                            (91,061) (c)
                                                                            (40,051) (d)
  Short-term investments....................................         53          --               53
  Accounts receivable.......................................      8,049          --            8,049
  Inventories...............................................      8,960        (407) (a)       8,553
  Prepaid expenses and other................................      6,740        (226) (a)       6,514
  Assets held for sale......................................     39,481     (35,881) (a)       3,600
                                                              ---------   ----------      -----------
    Total current assets....................................     64,077     (36,671)          27,406
Premises and equipment, net.................................    382,539          --          382,539
Goodwill, net...............................................    137,127          --          137,127
Investments in and advances to unconsolidated affiliates....     17,095          --           17,095
Other assets................................................     41,311       7,500  (b)      48,811
                                                              ---------   ----------      -----------
                                                              $ 642,149   $ (29,171)       $ 612,978
                                                              ---------   ----------      -----------
                                                              ---------   ----------      -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  32,367   $      --        $  32,367
  Accrued liabilities.......................................     34,714       2,888  (a)      37,602
  Current installments of long-term debt....................    137,491     (91,061) (c)          --
                                                                            (46,430) (b)
  Income taxes..............................................     32,229         804  (a)      33,033
                                                              ---------   ----------      -----------
    Total current liabilities...............................    236,801    (133,799)         103,002
Long-term debt..............................................    116,957      98,561  (b)     261,948
                                                                             46,430  (b)
Deferred income taxes.......................................      8,200          --            8,200
Other long-term liabilities.................................      8,509          --            8,509
                                                              ---------   ----------      -----------
    Total liabilities.......................................    370,467      11,192          381,659
Preferred Securities........................................    115,000          --          115,000
Temporary equity, net.......................................     39,849     (39,849) (d)          --
Shareholders' equity:
  Preferred stock, $0.01 par value..........................         --          --               --
  Common stock, $0.01 par value.............................        405          --              405
  Additional paid-in capital................................     94,588      50,388  (d)     144,976
  Retained earnings.........................................    167,985       1,313  (a)     169,298
  Accumulated other comprehensive income....................       (317)         --             (317)
  Treasury stock at cost....................................   (145,828)    (52,215) (d)    (198,043)
                                                              ---------   ----------      -----------
    Total shareholders' equity..............................    116,833        (514)         116,319
                                                              ---------   ----------      -----------
                                                              $ 642,149   $ (29,171)       $ 612,978
                                                              ---------   ----------      -----------
                                                              ---------   ----------      -----------

                                          (SEE FOOTNOTES ON THE FOLLOWING PAGES)

                               AVADO BRANDS, INC.
                        PRO FORMA STATEMENT OF EARNINGS

                FOR THE TWELVE-MONTH PERIOD ENDED APRIL 4, 1999

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

                                                                            PRO FORMA
                                                               ACTUAL     ADJUSTMENTS(3)   PRO FORMA(4)
                                                              ---------   --------------  --------------
Restaurant sales:
  Don Pablo's...............................................  $ 285,508   $      --       $ 285,508
  Hops......................................................    115,534          --         115,534
  McCormick & Schmick's.....................................    108,952          --         108,952
  Canyon Cafe...............................................     48,105          --          48,105
  Applebee's................................................    226,992    (226,992) (a)         --
                                                              ---------   ----------      ----------
    Total restaurant sales..................................    785,091    (226,992)        558,099
Restaurant operating expenses:
  Food and beverage.........................................    220,016     (63,877) (a)    156,139
  Payroll and benefits......................................    251,813     (81,684) (a)    170,129
  Depreciation and amortization.............................     17,702          --  (a)     17,702
  Other operating expenses..................................    183,238     (53,412) (a)    129,826
                                                              ---------   ----------      ----------
    Total restaurant operating expenses.....................    672,769    (198,973)        473,796
                                                              ---------   ----------      ----------
Income from restaurant operations...........................    112,322     (28,019)         84,303
General and administrative expenses.........................     43,075      (8,457) (a)     33,015  (a)
                                                                             (1,603) (b)
Asset revaluation and other special charges.................      2,940        (778) (a)      2,162
                                                              ---------   ----------      ----------
Operating income............................................     66,307     (17,181)         49,126
Other income (expense):
  Interest expense, net.....................................    (23,115)     (3,177) (c)    (26,292)
  Dividends on Preferred Securities.........................     (8,205)         --          (8,205)
  Gain (loss) on disposal of assets.........................     24,897     (35,712) (d)    (10,815)
  Income from investments carried at equity.................        189          --             189
  Other, primarily goodwill amortization....................     (5,291)        187  (e)     (5,104) (b)
                                                              ---------   ----------      ----------
    Total other income (expense)............................    (11,525)    (38,702)        (50,227)
                                                              ---------   ----------      ----------
Earnings before income taxes................................     54,782     (55,883)         (1,101)
Income taxes................................................     19,625     (20,425) (f)       (800)
                                                              ---------   ----------      ----------
Net earnings................................................  $  35,157   $ (35,458)      $    (301)
                                                              ---------   ----------      ----------
                                                              ---------   ----------      ----------

                                          (SEE FOOTNOTES ON THE FOLLOWING PAGES)

                               AVADO BRANDS, INC.
                        PRO FORMA STATEMENT OF EARNINGS

                       FOR THE YEAR ENDED JANUARY 3, 1999
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                            PRO FORMA
                                                               ACTUAL     ADJUSTMENTS(3)   PRO FORMA(4)
                                                              ---------   --------------  --------------
Restaurant sales:
  Don Pablo's...............................................  $ 270,399   $      --       $ 270,399
  Hops......................................................    106,329          --         106,329
  McCormick & Schmick's.....................................    102,489          --         102,489
  Canyon Cafe...............................................     48,187          --          48,187
  Applebee's................................................    335,288    (335,288) (a)         --
                                                              ---------   ----------      ----------
    Total restaurant sales..................................    862,692    (335,288)        527,404
Restaurant operating expenses:
  Food and beverage.........................................    241,689     (93,803) (a)    147,886
  Payroll and benefits......................................    279,274    (119,189) (a)    160,085
  Depreciation and amortization.............................     17,014          --  (a)     17,014
  Other operating expenses..................................    202,994     (79,457) (a)    123,537
                                                              ---------   ----------      ----------
    Total restaurant operating expenses.....................    740,971    (292,449)        448,522
                                                              ---------   ----------      ----------
Income from restaurant operations...........................    121,721     (42,839)         78,882

General and administrative expenses.........................     46,150     (11,908) (a)     32,002  (a)
                                                                             (2,240) (b)
Asset revaluation and other special charges.................      2,940        (778) (a)      2,162
                                                              ---------   ----------      ----------
Operating income............................................     72,631     (27,913)         44,718
Other income (expense):
  Interest expense, net.....................................    (25,313)     (1,311) (c)    (26,624)
  Dividends on Preferred Securities.........................     (8,205)         --          (8,205)
  Gain (loss) on disposal of assets.........................     72,547     (81,286) (d)     (8,739)
  Income from investments carried at equity.................      1,025          --           1,025
  Other, primarily goodwill amortization....................     (5,641)        250  (e)     (5,391) (b)
                                                              ---------   ----------      ----------
    Total other income (expense)............................     34,413     (82,347)        (47,934)
                                                              ---------   ----------      ----------
Earnings before income taxes................................    107,044    (110,260)         (3,216)
Income taxes................................................     39,300     (40,750) (f)     (1,450)
                                                              ---------   ----------      ----------
Earnings before cumulative effect of change in accounting
  principle.................................................     67,744     (69,510)         (1,766)
Cumulative effect of change in accounting principle, net of
  tax benefit...............................................      1,461        (570) (g)        891
                                                              ---------   ----------      ----------
Net earnings................................................  $  66,283   $ (68,940)      $  (2,657)
                                                              ---------   ----------      ----------
                                                              ---------   ----------      ----------

                                          (SEE FOOTNOTES ON THE FOLLOWING PAGES)

                               AVADO BRANDS, INC.

                        PRO FORMA STATEMENT OF EARNINGS

                   FOR THE THIRTEEN WEEKS ENDED APRIL 4, 1999

                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                             PRO FORMA
                                                               ACTUAL     ADJUSTMENTS(3)    PRO FORMA(4)
                                                              ---------   ---------------  --------------
Restaurant sales:
  Don Pablo's...............................................  $  74,372    $      --        $ 74,372
  Hops......................................................     32,532           --          32,532
  McCormick & Schmick's.....................................     27,805           --          27,805
  Canyon Cafe...............................................     11,899           --          11,899
  Applebee's................................................     17,467      (17,467) (a)         --
                                                              ---------   -----------      ----------
    Total restaurant sales..................................    164,075      (17,467)        146,608
Restaurant operating expenses:
  Food and beverage.........................................     45,644       (4,813) (a)     40,831
  Payroll and benefits......................................     51,187       (6,047) (a)     45,140
  Depreciation and amortization.............................      4,892           --  (a)      4,892
  Other operating expenses..................................     36,702       (3,782) (a)     32,920
                                                              ---------   -----------      ----------
    Total restaurant operating expenses.....................    138,425      (14,642)        123,783
                                                              ---------   -----------      ----------
Income from restaurant operations...........................     25,650       (2,825)         22,825
General and administrative expenses.........................      9,840         (503) (a)      9,337  (a)
                                                              ---------   -----------      ----------
Operating income............................................     15,810       (2,322)         13,488

Other income (expense):
  Interest expense, net.....................................     (4,941)        (924) (c)     (5,865)
  Dividends on Preferred Securities.........................     (2,012)          --          (2,012)
  Gain (loss) on disposal of assets.........................      1,350       (3,426) (d)     (2,076)
  Income (loss) from investments carried at equity..........       (133)          --            (133)
  Other, primarily goodwill amortization....................       (972)           8  (e)       (964) (b)
                                                              ---------   -----------      ----------
    Total other income (expense)............................     (6,708)      (4,342)        (11,050)
                                                              ---------   -----------      ----------
Earnings before income taxes................................      9,102       (6,664)          2,438
Income taxes................................................      3,150       (2,400) (f)        750
                                                              ---------   -----------      ----------
Net earnings................................................  $   5,952    $  (4,264)       $  1,688
                                                              ---------   -----------      ----------
                                                              ---------   -----------      ----------

                                          (SEE FOOTNOTES ON THE FOLLOWING PAGES)

                               AVADO BRANDS, INC.

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION:

    The unaudited pro forma statements of earnings for the LTM period ended April 4, 1999, the fiscal year ended January 3, 1999 and the thirteen-week period ended April 4, 1999 reflect the operations of our Core Brands only and give effect to the Transactions. The unaudited pro forma balance sheet as of April 4, 1999, gives effect to the Transactions and the settlement of our two remaining equity forward contracts.

    The divestiture of our Applebee's restaurants was executed through 16 separate transactions beginning in March of 1998. Fifteen of the transactions were completed prior to the period ending April 4, 1999 and the final divestiture transaction was completed on May 3, 1999. During the divestiture period, the operations of the unsold Applebee's restaurants were included in the consolidated operating results of Avado Brands, Inc. When we announced the decision to divest the Applebee's restaurants in December of 1997, the related non-current assets were reclassified to "Assets held for sale" within the current assets section of the consolidated balance sheet. Accordingly, no depreciation and amortization was recorded during the divestiture period due to the "held for sale" status of these assets. Each separate divestiture transaction was recorded as an asset sale with corresponding gain or loss recognition in the period the transaction was completed.

2. PRO FORMA BALANCE SHEET:

    The unaudited pro forma balance sheet reflects the Transactions as though each had occurred on April 4, 1999, and gives effect to the following:

    (a) The divestiture of our remaining Applebee's restaurants on May 3, 1999 is recorded as follows:

Gross proceeds from divestiture....................................  $  43,794
Less:
  Assets held for sale.............................................     35,881
  Inventory adjustments............................................        407
  Prepaid expenses and other adjustments...........................        226
  Accrued transaction costs........................................      2,888
  Reserve for notes receivable from purchaser......................      2,275
                                                                     ---------
Gain on divestiture................................................      2,117
Income taxes.......................................................        804
                                                                     ---------
Net gain...........................................................  $   1,313
                                                                     ---------
                                                                     ---------

Gross proceeds received as follows:
  Cash proceeds....................................................  $  39,894
  Notes receivable from purchaser..................................      3,900
                                                                     ---------
                                                                     $  43,794
                                                                     ---------
                                                                     ---------

                               AVADO BRANDS, INC.

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

2. PRO FORMA BALANCE SHEET: (CONTINUED)
    (b) The refinancing includes:

        (i) The issuance of $100.0 million of the Outstanding Notes net of original issue discount of $1.4 million, estimated issuance costs of $3.5 million and fees of $2.5 million related to consents obtained from the holders of our 9 3/4% Senior Notes to permit issuance of the Outstanding Notes.

        (ii) The $125.0 million New Credit Facility, after giving effect to the Transactions and settlement of our remaining equity forward contracts, will have approximately $46.4 million outstanding, including related estimated issuance costs of $1.5 million.

    (c) Net proceeds from the New Credit Facility and the Notes are used to repay $137.5 million of indebtedness under the Existing Credit Facility at April 4, 1999.

    (d) Represents the settlement of our two remaining equity forward contracts for approximately $40.0 million net of collateral deposits of approximately $10.5 million and other transaction costs of approximately $1.7 million.

3.  PRO FORMA STATEMENTS OF EARNINGS:

    The pro forma statements of earnings reflect the Transactions as though each had occurred at the beginning of the periods, and give effect to the following:

    (a) Elimination of all sales, operating expenses, and general and administrative expenses related to the divestiture of our Applebee's restaurants:

                                                                     TWELVE-MONTH     YEAR ENDED    THIRTEEN-WEEK
                                                                     PERIOD ENDED     JANUARY 3,    PERIOD ENDED
                                                                     APRIL 4, 1999       1999       APRIL 4, 1999
                                                                     -------------  --------------  -------------
Restaurant sales...................................................   $   226,992     $  335,288      $  17,467
Restaurant operating expenses:
  Food and beverage................................................        63,877         93,803          4,813
  Payroll and benefits.............................................        81,684        119,189          6,047
  Depreciation and amortization (i)................................            --             --             --
  Other operating expenses.........................................        53,412         79,457          3,782
                                                                     -------------  --------------  -------------
    Total restaurant operating expenses............................       198,973        292,449         14,642
                                                                     -------------  --------------  -------------
Income from restaurant operations..................................        28,019         42,839          2,825
General and administrative expenses................................         8,457         11,908            503
Asset revaluation and other special charges........................           778            778             --
                                                                     -------------  --------------  -------------
Operating income...................................................   $    18,784     $   30,153      $   2,322
                                                                     -------------  --------------  -------------
                                                                     -------------  --------------  -------------

------------------------

(i) Depreciation and amortization on these long-lived assets were suspended in December 1997, when management finalized the decision to dispose of these restaurants.

                               AVADO BRANDS, INC.

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

3.  PRO FORMA STATEMENTS OF EARNINGS: (CONTINUED)
    (b) Adjustments to general and administrative expenses to give a full-year effect to salary, benefits and other costs associated with termination of employees in the fourth quarter of fiscal 1998 totaling $1,603 for the twelve-month period ended April 4, 1999 and $2,240 for the fiscal year ended January 3, 1999.

    (c) Pro forma adjustments to interest expense are as follows:

                                                                    TWELVE-MONTH      YEAR ENDED    THIRTEEN-WEEK
                                                                    PERIOD ENDED      JANUARY 3,    PERIOD ENDED
                                                                    APRIL 4, 1999        1999       APRIL 4, 1999
                                                                   ---------------  --------------  -------------
Existing Credit Facility (i).....................................    $   (11,665)     $  (13,531)     $  (2,787)
New Credit Facility (ii).........................................          1,741           1,741            435
The Notes........................................................         11,750          11,750          2,938
Amortization of deferred financing costs (iii)...................          1,351           1,351            338
                                                                   ---------------  --------------  -------------
  Total pro forma interest adjustment............................    $     3,177      $    1,311      $     924
                                                                   ---------------  --------------  -------------
                                                                   ---------------  --------------  -------------

------------------------

 (i) Represents interest expense savings on average outstandings under the Existing Credit Facility for the respective periods.

 (ii) Represents interest expense of 7.50% per annum on average outstanding balance.

(iii) Represents non-cash amortization of deferred financing costs, including original issue discount.

    A 1/4 of 1% change in the interest rate on the New Credit Facility would increase annual interest expense by $58.

    (d) Pro forma adjustments to eliminate gains on disposal of assets generated by the divestiture of our Applebee's restaurants as follows:

                                                                    TWELVE-MONTH      YEAR ENDED    THIRTEEN-WEEK
                                                                    PERIOD ENDED      JANUARY 3,    PERIOD ENDED
                                                                    APRIL 4, 1999        1999       APRIL 4, 1999
                                                                   ---------------  --------------  -------------
Gross proceeds from divestiture..................................    $   375,426      $  426,259      $  43,871
Less:
  Assets held for sale...........................................        265,466         273,875         31,338
  Other assets...................................................         51,144          45,801          6,255
  Transaction costs..............................................         23,104          25,297          2,852
                                                                   ---------------  --------------  -------------
Gain on divestiture..............................................         35,712          81,286          3,426
Income taxes.....................................................         13,570          30,888          1,302
                                                                   ---------------  --------------  -------------
Net gain.........................................................    $    22,142      $   50,398      $   2,124
                                                                   ---------------  --------------  -------------
                                                                   ---------------  --------------  -------------

------------------------

    (e) Pro forma adjustments to "Other, primarily goodwill amortization" to eliminate Applebee's related amounts.

                               AVADO BRANDS, INC.

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

3.  PRO FORMA STATEMENTS OF EARNINGS: (CONTINUED)
    (f) Income tax effects at a blended rate of 34% on operations and 38% on the gain on disposal of assets.

    (g) Pro forma adjustments to "Cumulative effect of change in accounting principle, net of tax benefit" to eliminate the after-tax impact of Applebee's related amounts.

4. OTHER:

    (a) General and administrative expenses includes depreciation and amortization expense related to corporate facilities as follows:

                                                                    TWELVE-MONTH                      THIRTEEN-WEEK
                                                                    PERIOD ENDED      YEAR ENDED      PERIOD ENDED
                                                                    APRIL 4, 1999   JANUARY 3, 1999   APRIL 4, 1999
                                                                   ---------------  ---------------  ---------------
Depreciation and amortization expense............................     $   2,218        $   2,275        $     421
                                                                         ------           ------            -----
                                                                         ------           ------            -----

------------------------

    (b) Other, primary goodwill amortization expense includes certain expenses (income) incurred by the Core Brands as follows:

                                                                    TWELVE-MONTH                      THIRTEEN-WEEK
                                                                    PERIOD ENDED      YEAR ENDED      PERIOD ENDED
                                                                    APRIL 4, 1999   JANUARY 3, 1999   APRIL 4, 1999
                                                                   ---------------  ---------------  ---------------
Miscellaneous expense (income)...................................     $   1,136        $   1,459        $     (47)
                                                                         ------           ------              ---
                                                                         ------           ------              ---

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

                             (DOLLARS IN THOUSANDS)

We derived the selected consolidated historical financial data presented below from our audited Consolidated Financial Statements and the notes thereto, except for the financial data for the thirteen-week periods ended March 29, 1998 and April 4, 1999, which we derived from our unaudited interim Consolidated Financial Statements and the notes thereto. You should read the financial data presented below together with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our Consolidated Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                                                                                               THIRTEEN-WEEK
                                                              FISCAL YEARS ENDED                               PERIODS ENDED
                                          ----------------------------------------------------------      ------------------------
                                          DEC. 31,   DEC. 31,      DEC. 29,      DEC. 28,   JAN. 3,       MAR. 29,        APR. 4,
                                            1994       1995          1996          1997      1999           1998           1999
                                          --------   --------      --------      --------  ---------      --------       ---------

                                                                                                                (UNAUDITED)
STATEMENT OF EARNINGS DATA:
Restaurant sales:
  Don Pablo's...........................  $57,192    $ 88,820      $133,261      $196,457  $ 270,399      $ 59,263       $  74,372
  Hops..................................       --          --            --        49,511    106,329        23,327          32,532
  McCormick & Schmick's.................       --          --            --        67,373    102,489        21,342          27,805
  Canyon Cafe...........................       --          --            --        18,577     48,187        11,981          11,899
  Applebee's............................  201,359     300,928       379,042       454,127    335,288       125,763          17,467
  Other.................................   42,008      50,442        33,719        22,275         --            --              --
                                          --------   --------      --------      --------  ---------      --------       ---------
    Total restaurant sales..............  300,559     440,190       546,022       808,320    862,692       241,676         164,075

Restaurant operating expenses:
  Food and beverage.....................   84,910     120,630       150,090       225,302    241,689        67,317          45,644
  Payroll and benefits..................   87,236     129,424       162,017       249,356    279,274        78,648          51,187
  Depreciation and amortization.........   11,119      17,662        22,509        31,441     17,014         4,204           4,892
  Other operating expenses..............   69,483      98,850       125,781       187,781    202,994        56,458          36,702
                                          --------   --------      --------      --------  ---------      --------       ---------
    Total restaurant operating
      expenses..........................  252,748     366,566       460,397       693,880    740,971       206,627         138,425
                                          --------   --------      --------      --------  ---------      --------       ---------
Income from restaurant operations.......   47,811      73,624        85,625       114,440    121,721        35,049          25,650
General and administrative expenses.....   15,359      22,298        26,329        39,617     46,150        12,915           9,840
Merger, asset revaluation and other
  special charges.......................       --       9,997(1)     27,700(2)         --      2,940(3)         --              --
                                          --------   --------      --------      --------  ---------      --------       ---------
Operating income........................   32,452      41,329        31,596        74,823     72,631        22,134          15,810

Other income (expense):
Interest expense, net...................   (2,342)     (5,551)      (11,348)      (20,504)   (25,313)       (7,139)         (4,941)
Dividends on Preferred Securities.......       --          --            --        (6,412)    (8,205)       (2,012)         (2,012)
Gain on disposal of assets..............       --          --            --            --     72,547        49,000           1,350
Income (loss) from investments carried
  at equity.............................       --          --            --            --      1,025           703            (133)
Other, primarily goodwill
  amortization..........................     (150)     (1,349)       (2,024)       (5,834)    (5,641)       (1,322)           (972)
                                          --------   --------      --------      --------  ---------      --------       ---------
    Total other income (expense)........   (2,492)     (6,900)      (13,372)      (32,750)    34,413        39,230          (6,708)
                                          --------   --------      --------      --------  ---------      --------       ---------
Earnings before income taxes and
  cumulative effect of change in
  accounting principle..................   29,960      34,429        18,224        42,073    107,044        61,364           9,102
Income taxes............................   10,900      14,150         6,550        13,625     39,300        22,825           3,150
                                          --------   --------      --------      --------  ---------      --------       ---------
Earnings before cumulative effect of
  change in accounting principle........   19,060      20,279(1)     11,674(2)     28,448     67,744(3)     38,539           5,952
Cumulative effect of change in
  accounting principle, net of tax
  benefit...............................       --          --            --            --      1,461         1,461              --
                                          --------   --------      --------      --------  ---------      --------       ---------
Net earnings............................  $19,060    $ 20,279      $ 11,674      $ 28,448  $  66,283      $ 37,078       $   5,952
                                          --------   --------      --------      --------  ---------      --------       ---------
                                          --------   --------      --------      --------  ---------      --------       ---------

                             (DOLLARS IN THOUSANDS)

                                                                                                               THIRTEEN-WEEK
                                                              FISCAL YEARS ENDED                               PERIODS ENDED
                                          ----------------------------------------------------------      ------------------------
                                          DEC. 31,   DEC. 31,      DEC. 29,      DEC. 28,   JAN. 3,       MAR. 29,        APR. 4,
                                            1994       1995          1996          1997      1999           1998           1999
                                          --------   --------      --------      --------  ---------      --------       ---------
                                                                                                                (UNAUDITED)
OTHER DATA:
EBITDA (4)..............................  $43,421    $ 69,923      $ 83,522      $108,961  $  93,151      $ 26,477       $  21,170
EBITDA margin (5).......................     14.4%       15.9%         15.3%         13.5%      10.8%         11.0%           12.9%

Depreciation and amortization (6).......  $11,119    $ 19,946      $ 26,250      $ 39,972  $  23,221      $  5,665       $   6,332
Capital expenditures....................   99,391     124,066       124,623       172,963    142,841        40,088          22,173
Number of restaurants (at end of
  period)...............................      188         274           316           430        256           419             243
Ratio of earnings to fixed charges
  (7)...................................     5.04x       3.83x(8)      1.92x(8)      2.05x      3.37x(8)      6.06x           1.86x
SELECTED BALANCE SHEET DATA:
Working capital (excluding assets held
  for sale) (9).........................  $ 2,200    $(17,778)     $(21,439)     $(33,989) $(210,947)     $(58,623)(10)  $(212,205)

Premises and equipment, net.............  188,009     303,077       380,523       283,839    367,587       307,199         382,539
Total assets............................  226,087     369,138       457,827       804,289    670,597       903,186         642,149
Total debt..............................   75,561     121,933       216,177       382,049    257,478       414,962         254,448
Preferred Securities (11)...............       --          --            --       115,000    115,000       115,000         115,000
Shareholders' equity....................  120,341     203,221       191,429       220,782    112,029       257,742         116,833

------------------------------

(1) Reflects a one-time charge for merger expenses of $10.0 million before tax ($6.6 million after tax).

(2) Reflects asset revaluation charges of $27.7 million before tax ($18.3 million after tax).

(3) Reflects other special charges associated with termination of employees.

(4) "EBITDA" is defined as operating income before depreciation and amortization expenses and merger, asset revaluation and other special charges, which are included in operating income, less miscellaneous expenses (income) included in non-operating expenses. While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity, management understands that it is widely used by certain investors as one measure to evaluate the financial performance of companies in the restaurant industry.

(5) "EBITDA margin" is EBITDA stated as a percentage of restaurant sales.

(6) Includes depreciation and amortization related to restaurant operations and corporate facilities and includes amortization of goodwill, which is included in non-operating expenses.

(7) Earnings represent income from continuing operations before income taxes and fixed charges, net of capitalized interest. Fixed charges consist of interest expense before reduction for capitalized interest, debt amortization costs and one-third (the portion deemed representative of the interest factor) of total restaurant lease payments.

(8) The ratio of earnings to fixed charges excluding the asset revaluation and other special charges would have been 4.67x, 3.44x and 3.44x for fiscal 1995, fiscal 1996 and fiscal 1998, respectively.

(9) We operate with negative working capital since substantially all sales in our restaurants are for cash and our accounts payable are due in 15 to 45 days.

(10) Excludes proceeds from the sales of assets of $94.7 million related to the divestiture of certain of our Applebee's restaurants, which closed on March 29, 1998.

(11) Represents the Company-obligated mandatorily redeemable preferred securities of Avado Financing I, a subsidiary holding solely Avado Brands, Inc. 7% convertible subordinated debentures due March 1, 2027.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

    In December 1997, we announced our decision to divest our franchised Applebee's restaurants in order to focus on the continued development of our four higher margin Core Brands, which offered significantly greater growth potential. At the time of the decision to divest, we were the largest Applebee's operator in the world. We operated 264 Applebee's restaurants generating approximately $454.0 million in annual sales during the fiscal year ended December 28, 1997. As of April 4, 1999, we had completed the divestiture of 254 of our 279 Applebee's restaurants. Subsequent to April 4, 1999, we divested our remaining Applebee's restaurants. Gross proceeds from the divestiture of all of our Applebee's restaurants totaled approximately $514.0 million, including approximately $11.3 million in notes. With the divestiture of our Applebee's restaurants complete, we are now well positioned to continue to execute our successful multi-concept, niche-leading brand strategy. To reflect the divestiture of our Applebee's franchised restaurants and our strategy of becoming the leading operator of multi-concept, niche-leading casual dining brands, we changed our corporate name from "Apple South, Inc." to "Avado Brands, Inc." in October, 1998. As a result, our financial condition and results of operations after the divestiture will not be directly comparable to our historical financial results of operations. See "Capitalization" and "Pro Forma Financial Information."

    You should read the following discussion in conjunction with the Consolidated Financial Statements and the notes thereto included elsewhere in this Prospectus to understand some significant factors that influenced our performance during the periods indicated.

RESULTS OF OPERATIONS

    The following table sets forth certain historical operations data as a percentage of sales for the periods indicated:

                                                                                                             THIRTEEN-WEEK
                                                                          FISCAL YEARS ENDED                 PERIODS ENDED
                                                                 -------------------------------------  ------------------------
                                                                  DEC. 29,     DEC. 28,      JAN. 3,     MAR. 29,      APR. 4,
                                                                    1996         1997         1999         1998         1999
                                                                 -----------  -----------  -----------  -----------  -----------
Restaurant sales:
  Don Pablo's..................................................        24.4%        24.3%        31.3%        24.5%        45.3%
  Hops.........................................................          --          6.1         12.3          9.7         19.8
  McCormick & Schmick's........................................          --          8.3         11.9          8.8         17.0
  Canyon Cafe..................................................          --          2.3          5.6          5.0          7.3
  Applebee's...................................................        69.4         56.2         38.9         52.0         10.6
  Other........................................................         6.2          2.8           --           --           --
                                                                      -----        -----        -----        -----        -----
      Total restaurant sales...................................       100.0        100.0        100.0        100.0        100.0
Restaurant operating expenses..................................        84.3         85.8         85.9         85.5         84.4
General and administrative expenses............................         4.8          4.9          5.4          5.3          6.0
Asset revaluation and other special charges....................         5.1           --          0.3           --           --
                                                                      -----        -----        -----        -----        -----
Operating income...............................................         5.8%         9.3%         8.4%         9.2%         9.6%
                                                                      -----        -----        -----        -----        -----
                                                                      -----        -----        -----        -----        -----

COMPARISON OF HISTORICAL RESULTS-THIRTEEN-WEEK PERIODS ENDED APRIL 4, 1999 AND
  MARCH 29, 1998

    RESTAURANT SALES. Consolidated restaurant sales for the thirteen weeks ended April 4, 1999 were $164.1 million as compared to $241.7 million for the same period of fiscal 1998, reflecting fewer units in the Applebee's brand which comprised 11% of sales in the thirteen weeks ended April 4, 1999 as compared to 52% in the same period of fiscal 1998. Sales from Core Brands increased by 26% to

$146.6 million in the thirteen weeks ended April 4, 1999 as compared to $115.9 million for the same period in fiscal 1998. Increases in Core Brand sales were primarily attributable to a full quarter's sales from 59 restaurants opened during fiscal 1998 and a partial quarter's sales from 11 restaurants opened in fiscal 1999. On a Core Brand only basis, same-store sales for the thirteen weeks ended April 4, 1999 were 1% positive as compared to the same period in fiscal 1998 (same-store sales comparisons include all restaurants open for 18 months as of the beginning of the quarter). Adjusted for the impact of the Easter holiday, same-store sales comparisons were positive for the thirteen weeks ended April 4, for three of the four Core Brands, which represent approximately 92% of Core Brand sales in thirteen weeks ended April 4, 1999.

    RESTAURANT OPERATING EXPENSES. Consolidated restaurant operating expenses decreased to 84.4% of sales in the thirteen weeks ended April 4, 1999 as compared to 85.5% for the comparable period in fiscal 1998. The decrease was primarily a result of a decrease in payroll and benefits expense at Applebee's during the thirteen weeks ended April 4, 1999. This decrease was partially offset by an increase in depreciation and amortization expense due primarily to a decrease in the impact of Applebee's fixed assets which were not depreciated due to their "held for sale" status.

    Our Core Brand restaurant operating expenses for the thirteen weeks ended April 4, 1999 decreased by 0.5% to 84.5% as compared to the same period of fiscal 1998. The resulting increase in Core Brand income from restaurant operations was primarily attributable to:

    (i) a 0.5% decrease in other operating expenses resulting from lower manager training costs associated with Don Pablo's reduced fiscal 1999 development schedule and lower preopening costs at McCormick & Schmick's and Canyon Cafe as a result of no openings in the thirteen weeks ended April 4, 1999 as compared to two openings for each brand in the thirteen weeks ended March 29, 1998; and

    (ii) a 0.2% decrease in food and beverage expenses generated primarily by cost reductions at Hops associated with centralized distribution and purchasing.

These expense decreases were partially offset by a 0.5% increase in payroll and benefit expenses related primarily to initiatives to increase guest satisfaction, which included increased management staffing at Hops and Don Pablo's.

    GENERAL AND ADMINISTRATIVE EXPENSES. Consolidated general and administrative expenses increased to 6.0% of sales in the first quarter of fiscal 1999 as compared to 5.3% for the comparable period in fiscal 1998. The increase was primarily attributable to an increase in the percentage of total restaurant sales generated by Core Brands, which have higher expenses due primarily to lower leverage on the fixed costs required to support these smaller, higher-growth concepts. These increases were partially offset by initiatives begun in the fourth quarter of fiscal 1998 to reorganize management and reduce overhead costs as well as leverage gained from increased sales in Core Brand restaurants. Core Brand general and administrative expenses for thirteen weeks ended April 4, 1999 as compared to the thirteen weeks ended March 29, 1998, decreased by 1.3% to 6.4%.

    INTEREST EXPENSE. Our interest expense was $4.9 million in the thirteen weeks ended April 4, 1999 as compared to $7.1 million for the thirteen weeks ended March 29, 1998. The decrease was primarily attributable to lower average borrowings under revolving credit agreements which were somewhat offset by higher average borrowing rates.

    LOSS FROM INVESTMENTS CARRIED AT EQUITY. Our loss from investments carried at equity for thirteen weeks ended April 4, 1999 primarily reflects income from the Company's 20% equity interest in Belgo Group PLC which was more than offset by preopening expenses associated with the opening of a Belgo restaurant in New York under the Company's joint venture agreement with Belgo Americas, LLC.

    INCOME TAXES. Our income tax expense as a percent of earnings before income taxes was 34.6% in thirteen weeks ended April 4, 1999 as compared to 37.2% in the thirteen weeks ended March 29, 1998. Income tax expense reflects, for each period, the blend of income taxes on operating income provided for at 34.0% and taxes on the gain on disposal of assets held for sale provided for at 38.0%.

    NET EARNINGS. Net earnings for the thirteen weeks ended April 4, 1999 were $6.0 million and included a $0.8 million after-tax gain on disposal of assets held for sale. Net earnings for the thirteen weeks ended March 29, 1998 were $37.1 million and included a $30.4 million after-tax gain on disposal of assets held for sale and a $1.5 million after-tax charge related to a change in an accounting principle which required the expensing of preopening costs as incurred.

COMPARISON OF HISTORICAL RESULTS-FISCAL YEARS 1998, 1997 AND 1996

    RESTAURANT SALES. Restaurant sales for fiscal 1998 increased by 7% to $862.7 million from $808.3 million in fiscal 1997 reflecting increased Core Brand restaurant sales which were partially offset by declining revenues associated with the divestitures of the Applebee's and Harrigans brands. For the Core Brand restaurants, sales increased by 59% to $527.4 million in fiscal 1998 from $331.9 million in fiscal 1997. A full-year's sales attributable to the Core Brand restaurants acquired in fiscal 1997, new unit growth, increased average unit volumes in Hops and McCormick & Schmick's and a 53-week fiscal 1998 compared to a 52-week fiscal 1997 contributed to the increase in Core Brand restaurant sales. The number of operating weeks increased by 60% in Core Brand restaurants due to a full-year's operations from 50 acquired restaurants and 41 restaurants opened in fiscal 1997 and a partial-year's operations from 59 restaurants opened in fiscal 1998, partially offset by two Canyon Cafe restaurants which we closed in fiscal 1998. Same-store sales were approximately 6% higher at Hops, 4% higher at Canyon Cafe, 2% higher at McCormick & Schmick's and 1% higher at Don Pablo's as compared with fiscal 1997. On a pro forma basis (assuming the acquisitions of Hops, McCormick & Schmick's and Canyon Cafe in fiscal 1997 were completed at the beginning of the fiscal year), Core Brand restaurant sales increased by 44% and operating weeks increased by 47% over fiscal 1997.

    Restaurant sales for fiscal 1997 increased by 48% to $808.3 million from $546.0 million in fiscal 1996 primarily due to increases in the number of restaurant operating weeks through both restaurant openings and acquisitions, as well as increases in average weekly sales over the prior year. For fiscal 1997, operating weeks increased by 19% at Applebee's and 47% at Don Pablo's as compared to the prior year. The increase in operating weeks was due to a full-year's operations from 45 Applebee's and 19 Don Pablo's restaurants opened in fiscal 1996 and a partial-year's operations from 34 Applebee's and 28 Don Pablo's restaurants opened in fiscal 1997. In addition, fiscal 1997 sales included ten months of operations related to McCormick & Schmick's and Hops and six months of operations related to Canyon Cafe. The sales increases resulting from the opening of new restaurants and acquisitions were slightly offset by the absence of sales related to 21 Tomato Rumba's restaurants which we closed in fiscal 1996. In addition, in fiscal 1997 we completed the sale of our ten-unit Hardee's brand and closed one Harrigans restaurant.

    RESTAURANT OPERATING EXPENSES. Our restaurant operating expenses as a percent of sales increased to 85.9% in fiscal 1998 from 85.8% in fiscal 1997. The resulting fiscal 1998 decrease in restaurant operating margins of 0.1% was principally due to an increase in cost in the Applebee's brand generated by the divestiture of the brand and an increase in Core Brand restaurant expenses due primarily to costs associated with opening new restaurants. These increases were partially offset by depreciation related to Applebee's which was suspended in December 1997 when the related assets were classified as assets held for sale.

    The following discussion of restaurant operating expenses focuses on the percentages which certain items of expense bear to total restaurant sales for
(i) our Core Brands and (ii) our brands which have been or are being discontinued which include Applebee's, Harrigans, Tomato Rumba's and Hardee's.

    Our Core Brand restaurant operating expenses for fiscal 1998 were 85.0% of sales as compared to 84.1% in fiscal 1997 (84.9% on a pro forma basis). Don Pablo's higher margins were offset by lower margins from smaller, developing brands which were acquired in 1997, resulting in lower reported margins in fiscal 1998. These lower margins were primarily attributable to:

    (i) an increase in payroll and benefit expenses related to an increase in the number of new unit openings which typically experience higher labor costs during the first several months of operations;

    (ii) an increase in food and beverage costs primarily related to an increase in Hops sales as a percentage of total Core Brand sales compared to Hops sales as a percentage of total Core Brand restaurant sales in the prior year (Hops experiences higher food and beverage costs due to a larger percentage of beef sales and a smaller percentage of alcoholic beverage sales as compared to the other brands);

   (iii) an increase in other operating expenses related primarily to an increase in advertising in Don Pablo's and Hops; and

    (iv) other operating costs also associated with an increase in the number of new unit openings coupled with the policy of expensing preopening costs as incurred which was adopted at the beginning of fiscal 1998.

Restaurant operating margins for all core restaurants were also negatively impacted by seven underperforming Don Pablo's restaurants which opened in fiscal 1997. Excluding the operations of these seven restaurants, total Core Brand income from restaurant operations was 15.4% in fiscal 1998.

    Our restaurant operating expenses as a percent of sales for the Core Brand restaurants increased to 84.1% in fiscal 1997 from 82.2% in fiscal 1996. The corresponding decrease in restaurant operating margins during fiscal 1997 was principally due to:

    (i) the higher cost of goods and payroll expenses in the brands acquired during fiscal 1997;

    (ii) higher occupancy costs in the newly acquired brands due to restaurant locations which are predominantly leased; and

   (iii) higher payroll and training costs in Don Pablo's associated primarily with new hourly kitchen positions.

These increases were offset somewhat by a decrease in advertising expense in Don Pablo's and a decrease in occupancy cost generated by our tendency of owning versus leasing restaurant locations.

    Our restaurant operating expenses as a percent of sales for discontinued brands increased to 87.2% in fiscal 1998 from 87.0% in fiscal 1997 and 84.9% in fiscal 1996. The resulting decrease in fiscal 1998 restaurant operating margins was principally due to increased payroll and benefits resulting from performance-based, pay-to-stay bonus programs implemented to control management turnover and operating costs during the Applebee's divestiture period.

    The fiscal 1997 decrease in restaurant operating margins was principally due to the escalation of payroll and benefits in anticipation of our disposition of the Applebee's business. These increases were primarily attributable to:

    (i) increased staffing at the hourly and management levels related to the accelerated implementation of project "Exceed" (a program initiated by the franchisor to enhance the performance of the Applebee's system); and

    (ii) an increase in management turnover and operating costs which often escalate during the period prior to announcement of a divestiture.

    GENERAL AND ADMINISTRATIVE EXPENSES. In fiscal 1998, our general and administrative expenses as a percent of sales were 5.4% as compared with 4.9% in fiscal 1997 and 4.8% in fiscal 1996. The fiscal 1998 increase is primarily due to the brands acquired in fiscal 1997 which have higher expenses as a percentage of revenue, due primarily to lower leverage on the fixed costs required to support these smaller, higher-growth concepts. The increases in general and administrative expenses at the new brands were offset by a continued decrease in similar expenses for Don Pablo's as it gained leverage from its absolute size. General and administrative expenses related to Core Brand restaurants were 6.5% of total Core Brand restaurant sales in fiscal 1998 compared to 7.7% on a pro forma basis for fiscal 1997.

    ASSET REVALUATION AND OTHER SPECIAL CHARGES. In the fourth quarter of fiscal 1998, we initiated programs at Don Pablo's, Canyon Cafe and our corporate headquarters to reorganize management and reduce overhead costs. We recorded a pre-tax charge of $2.9 million which was primarily attributable to employee termination and severance costs.

    In fiscal 1996, we dissolved the Tomato Rumba's operating brand and accelerated our efforts to sell our Hardee's restaurants. These decisions, combined with the implementation of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of," resulted in an asset revaluation charge of $27.7 million. During fiscal 1998 and fiscal 1997, our Hardee's restaurants and several of our Tomato Rumba's restaurants were sold, several additional locations were converted to other company brands, and the remaining assets were redeployed.

    INTEREST AND OTHER EXPENSES. Our interest expense increased to $25.3 million in fiscal 1998 from $20.5 million in fiscal 1997 and $11.3 million in fiscal 1996 due to higher average borrowings. The cost of construction of new restaurants and the acquisition of new brands in fiscal 1997 required more cash than we generated by operations. We obtained additional cash by assuming greater debt levels under our revolving credit facilities. We later used a portion of the proceeds of various divestitures to reduce our obligations on our revolving credit facilities. Our weighted average interest rate on borrowings was approximately 8.0% in fiscal 1998 as compared to 7.9% in fiscal 1997 and 8.1% in fiscal 1996. Expenses related to dividends on Preferred Securities reflect the fiscal 1997 issuance of $115.0 million of Preferred Securities which were outstanding for the full year in fiscal 1998.

    Gain on disposal of assets primarily reflects the gain recognized on the Applebee's divestiture. The unsold premises and equipment and franchise cost related to the brand are included in "Assets Held for Sale" in the consolidated balance sheets. Income from investments carried at equity reflects our pro rata share of earnings from our 20% equity interest in Belgo Group PLC and our 25% equity interest in Harrigans.

    Other expenses relate primarily to amortization of goodwill. Our total fiscal 1998 other expenses were comparable to fiscal 1997 as a result of increases in amortization expense resulting from a full-year of goodwill amortization from the brands we acquired in fiscal 1997, which was offset by goodwill amortization related to Applebee's that was suspended in December 1997 when the related assets were classified as assets held for sale. Our other expenses increased in fiscal 1997 compared to fiscal 1996 primarily due to the amortization of goodwill and other intangible assets associated with the acquisition of three of the four Core Brands in fiscal 1997.

    INCOME TAX EXPENSE. Income tax expense as a percentage of our earnings before income taxes was 36.7% in fiscal 1998 compared to 32.4% in fiscal 1997 and 35.9% in fiscal 1996. The increase in the effective tax rate for fiscal 1998 compared with fiscal 1997 was due primarily to an increase in taxable income generated primarily by the gain on sale of assets and a corresponding decrease in the impact of FICA tip credits. The decrease in the effective tax rate for fiscal 1997 compared with fiscal 1996 was due primarily to an increased impact of FICA tip credits and the allocation of earnings among states associated with our fiscal 1997 acquisitions.

    NET EARNINGS. Net earnings as a percent of sales was 7.7% in fiscal 1998, 3.5% in fiscal 1997 and 2.1% in fiscal 1996. The increase from fiscal 1997 to fiscal 1998 was primarily a result of a $72.5 million pre-tax gain on disposal of assets. This increase was partially offset by:

    (i) a $4.8 million increase in interest expense;

    (ii) a $1.8 million increase in dividends on Preferred Securities; and

   (iii) a $2.2 million decrease in operating income resulting from a combination of increased Core Brand operating income and a decline in Applebee's operating income.

The increase from fiscal 1996 to fiscal 1997 was primarily a result of the $27.7 million pre-tax asset revaluation charge recorded in fiscal 1996. The resulting increase in fiscal 1997 was partially offset by:

    (i) higher interest expense and intangible amortization related to the fiscal 1997 acquisitions;

    (ii) dividends related to the Preferred Securities; and

   (iii) a decrease in operating margins associated with the Applebee's division.

LIQUIDITY AND CAPITAL RESOURCES

    Our historical and projected growth and our preference to own the real estate on which our restaurants are situated cause us to be a net user of cash even after a significant amount of expansion financing is internally generated from operations. Principal sources of funds in the thirteen weeks ended April 4, 1999 consisted of proceeds from the disposal of assets in the amount of $45.6 million and cash generated from operations in the amount of $8.8 million. Our primary uses of funds consisted of the acquisition of stock through the settlement of an equity forward agreement of $32.4 million and capital expenditures of $22.2 million.

    In fiscal 1998, our principal financing sources consisted of proceeds from the divestiture of Applebee's and cash generated from operations of $41.0 million. Our principal uses of funds during 1998 consisted of:

    (i) capital expenditures of $142.8 million;

    (ii) stock purchases of $92.0 million;

   (iii) net repayment of revolving credit facilities of $114.7 million;

    (iv) equity investments of $15.1 million; and

    (v) the retirement of $8.5 million of the Senior Notes.

    Most sales in our restaurants are for cash and our accounts payable are generally due in 15 to 45 days. As a result, we operate with negative working capital. Increases in accounts receivable, prepaid and other expenses, inventory, accounts payable and accrued liabilities occurred in our Core Brand restaurants during fiscal 1998 and thirteen weeks ended April 4, 1999 primarily as a result of new restaurant openings. In some instances, these increases were more than offset by decreases resulting from the divestiture of our Applebee's restaurants. We expect further increases in current asset and liability accounts as we continue our restaurant development program. In fiscal 1998, the increase in other assets was principally due to:

    (i) equity investments;

    (ii) loans to our Chief Executive Officer and certain other executive officers;

   (iii) certain properties retained in connection with our Applebee's divestiture which are being leased to several buyers;

    (iv) consent fees paid to bondholders in connection with stock repurchases; and

    (v) the annual increase in cash surrender value on a life insurance policy on our Chief Executive Officer.

For the thirteen weeks ended April 4, 1999, the decrease in other assets was primarily related to the sale of the properties discussed in (iii) above.

    Our capital expenditures during the thirteen weeks ended April 4, 1999 provided for the opening of seven Don Pablo's and four Hops restaurants. In addition, we also opened one restaurant with each of our joint venture partners, Belgo Group PLC and PizzaExpress PLC, and closed three Core Brand restaurants. During fiscal 1998, capital expenditures provided for the opening of 32 Don Pablo's, 17 Hops, five McCormick & Schmick's and five Canyon Cafe restaurants in addition to ongoing refurbishments of existing restaurants. In addition, we completed the construction of and opened 15 Applebee's restaurants, which were sold subsequent to April 4, 1999.

    The following table presents Core Brand restaurants open as of the end of fiscal 1997, fiscal 1998 and the thirteen weeks ended April 4, 1999, and anticipated restaurant openings for the Core Brands for fiscal 1999 and fiscal 2000:

                                                            RESTAURANTS OPEN AT            ANTICIPATED
                                                    ------------------------------------    OPENINGS
                                                    DECEMBER 28,   JANUARY 3,   APRIL 4,   -----------
                                                        1997          1999        1999     1999   2000
                                                    ------------   ----------   --------   ----   ----
Don Pablo's.......................................       91           123         129       15     27
Hops..............................................       30            47          51       20     24
McCormick & Schmick's.............................       18            23          22        4      5
Canyon Cafe.......................................       16            19          18        1      4
                                                        ---           ---         ---      ----   ----
    Total.........................................      155           212         220       40     60
                                                        ---           ---         ---      ----   ----
                                                        ---           ---         ---      ----   ----

    Aggregate capital requirements for the construction of new Core Brand restaurants are expected to be approximately $180.0 million for the remainder of fiscal 1999 and fiscal 2000, over half of which is expected to be generated internally. Our management believes that cash flow from operations, together with available borrowings under the New Credit Facility, will provide funding sufficient to satisfy our expansion plans through fiscal 2000.

    Our Board of Directors, from time to time and depending on market conditions, can and has authorized the purchase of our common shares. In connection with a purchase program, we obtained consent from the holders of the Senior Notes to amend certain covenants contained in the Senior Notes Indenture, bondholder consent was finalized on July 1, 1998, and the Company paid $4.2 million to the consenting bondholders. During fiscal 1998, we repurchased 7.3 million shares of our common stock, and repurchased an additional 2.5 million shares during the thirteen weeks ended April 4, 1999.

    In fiscal 1998, third parties purchased a total of 8.3 million shares of our common stock at an average price per share of $13.36 (or a total acquisition cost of $110.9 million) pursuant to four equity forward contracts. Upon expiration of the contracts, we have the option to:

    (i) acquire the shares at the third parties' average acquisition cost as described above or

    (ii) instruct the third parties to sell the shares in the market and settle in cash any appreciation or depreciation in the market value of the stock at the sale date compared to the acquisition cost described above.

Any such appreciation or depreciation in the value of the shares would be reflected in equity and would not impact net earnings. One of these contracts for 2.0 million shares was settled in December 1998, and we exercised our option to acquire the related shares for $29.9 million. An additional contract for 2.5 million shares was settled in March 1999, and we acquired the related shares for $32.4 million. At April 4, 1999, two equity forward contracts covering 3.8 million shares were pending settlement. The third parties' total acquisition price for these shares of approximately $52.2 million, including approximately $10.5 million in collateral deposits and other transaction costs of approximately $1.7 million, is reflected as "Temporary equity, net" in the consolidated balance sheet as of April 4, 1999. The remaining two contracts expire in June and July of 1999, respectively. We anticipate that we will settle the pending equity forward contracts by using borrowings under the New Credit Facility.

EFFECT OF INFLATION

    Our management believes that inflation has not had a material effect on our earnings during the past several years. Inflationary increases in the cost of labor, food and other operating costs could adversely affect our restaurant operating margins. In the past, however, we generally have been able to modify our operations, including raising prices, to offset increases in our operating costs.

YEAR 2000

    Historically, certain computer programs were written and certain computer chips were designed using two-digit year designations. These programs and chips may experience problems handling dates beyond fiscal 1999. Incomplete or untimely resolution of these problems by us, by our critical suppliers, or by governmental entities or utility providers could have a material adverse effect on our consolidated financial position or results of operations. Work on Year 2000 related issues began in fiscal 1997 with executive awareness programs and the engagement of outside consultants to assist in developing a consistent Year 2000 methodology, time line and project plan. An inventory and assessment of information technology ("IT") systems as well as non-IT systems was completed during fiscal 1998, and the solution implementation and testing phases have been substantially completed. As we have invested primarily in licensed software rather than developing it internally, remediation efforts and related expenditures have not been material. An evaluation of key suppliers to determine the status of their Year 2000 compliance programs is also in process. Currently, our management does not anticipate any material adverse effects related to the Year 2000. Contingency plans, however, are being developed to address all aspects of operation level functionality and vendor management in the event unforeseen circumstances arise.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    We are exposed to market risk from changes in interest rates and changes in commodity prices. Exposure to interest rate risk relates primarily to variable rate U.S. LIBOR obligations on revolving credit agreements. Interest rate swap agreements are utilized to manage overall borrowing costs and reduce exposure to adverse fluctuations in interest rates. Two interest rate swap agreements are currently in place under which we pay an average of certain foreign LIBOR-based variable rates. These agreements also contain interest rate caps which further limit interest rate exposures. If interest rates related to our U.S. LIBOR obligations increased by 100 basis points over the rates in effect at April 4, 1999, interest expense, after considering the effects of interest rate swap agreements, would increase by approximately $1.0 million for the remainder of fiscal 1999. If an additional 100 basis point interest rate increase occurred in our foreign LIBOR-based obligations, interest expense in fiscal 1999 would increase by an additional $0.9 million. These amounts were determined by considering the impact of hypothetical interest rates on our borrowing cost and interest rate swap agreements. The analyses do not consider the effects of the overall reduced debt levels anticipated in fiscal 1999. Further, in the event of a change of such magnitude, management would likely take actions to further mitigate its interest rate exposures.

    We purchase certain commodities such as beef, chicken, flour and cooking oil. Purchases of these commodities are generally based on vendor agreements which often contain contractual features that limit the price paid by establishing price floors or caps. As commodity price aberrations are generally short term in nature and have not historically had a significant impact on operating performance, we do not use financial instruments to hedge commodity price risk.

                                    BUSINESS

GENERAL

    Avado Brands, Inc. (formerly Apple South, Inc.) is a leading full service, casual dining restaurant company, which acquires, develops and operates growth oriented niche-leading restaurant brands. As of April 4, 1999, we owned four niche-leading restaurant brands operating 220 restaurants, which consisted of 129 Don Pablo's Mexican Kitchen restaurants, 51 Hops Restaurant Bar & Brewery restaurants, 22 McCormick & Schmick's seafood dinner houses and 18 Canyon Cafe restaurants (collectively, the "Core Brands"). In addition, we operated 23 Applebee's Neighborhood Grill & Bar restaurants, which were divested subsequent to April 4, 1999. We also own a 20% equity interest in Belgo Group PLC, a thirteen-unit United Kingdom restaurant company, a 50% equity interest in Belgo Americas, LLC, and a 50% equity interest in San Marzano, LLC. Since acquiring the Core Brands, we have significantly increased pro forma restaurant sales and EBITDA, with increases of approximately 44% and 55%, respectively, for fiscal 1998 as compared to fiscal 1997 (as if we owned these brands at the beginning of the period). For the latest twelve-month period ("LTM period") ended April 4, 1999, we generated pro forma restaurant sales and EBITDA of $558.1 million and $70.1 million, respectively, from our Core Brands.

    We operate multi-concept, niche-leading restaurant brands using a decentralized organizational structure in order to enhance growth and profitability. Since 1986, we have developed a strong track record of acquiring and growing leading casual dining concepts, beginning with Applebee's, where we became the leading Applebee's operator and franchisee with 264 restaurants and approximately $454.0 million in annual sales, prior to the divestiture of our Applebee's restaurants in fiscal years 1998 and 1999. More recently, we have continued this strong growth trend, more than doubling the number of our niche-leading Core Brand restaurants from 94 at the time of acquisition during 1995 through 1997 to 220 as of April 4, 1999. For the thirteen-weeks ended April 4, 1999, we have improved restaurant operating margins from 14.9% to 15.6% for our Core Brands, calculated on a pro forma basis, as compared to the thirteen weeks ended March 30, 1997. For the LTM period ended April 4, 1999, we have improved EBITDA margins to 12.6% from 11.4% for our Core Brands, calculated on a pro forma basis, as compared to fiscal 1997. We intend to continue to execute this successful operating strategy which emphasizes decentralized operating management and the benefits of centralized economies of scale in the areas of finance, accounting, human resource services and selective purchasing opportunities.

STRATEGY

    Our strategy is to continue to acquire, develop and operate growth oriented niche-leading restaurant brands using a decentralized organizational structure to enhance growth and profitability. Our key strategies are to:

    - CONTINUE TO DEVELOP AND GROW CORE BRANDS--Since the mid 1980's, we have grown to become a leading multi-concept operator of niche-leading restaurant brands. Our first success was with Applebee's, where we grew from one restaurant in 1986 to become the largest operator in the Applebee's system, with 264 restaurants and approximately $454.0 million in annual sales in fiscal 1997. Since the acquisition of our four Core Brands, we have grown the total number of Core Brand restaurants from 94 to 220 and total Core Brand restaurant sales to approximately $558.1 million, creating niche-leading market positions for each of our Core Brands. For fiscal 1999, we plan to open approximately 40 new restaurants, consisting of 15 Don Pablo's, 20 Hops, four McCormick & Schmick's and, if an appropriate site is located, one Canyon Cafe.

    - BENEFIT FROM DECENTRALIZED BRAND MANAGEMENT--Each brand functions on a decentralized basis with its own executive management, real estate development, purchasing, recruiting, training, marketing and restaurant operations. This strategy provides our Core Brands a competitive advantage by tailoring the management of each brand to its respective market, while allowing each brand to share best practices and leverage centralized corporate functions such as finance, accounting, human resource services and selective purchasing opportunities. In addition, this decentralized management structure encourages entrepreneurial decision making on the part of brand level management by placing decisions closer to the customer. Each brand's performance is also monitored by strict financial targets including returns on investment and restaurant level growth and profitability.

    - CONTINUE TO IMPROVE MARGINS AND PROFITABILITY--In connection with our Applebee's divestitures, we undertook a strategic review of our corporate operations, resulting in the identification of significant opportunities for cost savings. We expect these initiatives to reduce corporate level expenses by approximately $2.2 million annually. In addition, each of the Core Brands focuses on improving restaurant level operating margins by benefiting from the Company's economies of scale in areas such as finance, accounting, human resource services and selective purchasing opportunities, as well as leveraging the best practices of each of the four Core Brands. For the thirteen weeks ended April 4, 1999, we have improved restaurant operating margins from 14.9% to 15.6% for our Core Brands, calculated on a pro forma basis, as compared to the thirteen weeks ended March 30, 1997. For the LTM period ended April 4, 1999, we have improved EBITDA margins to 12.6% from 11.4% for our Core Brands, calculated on a pro forma basis, as compared to fiscal 1997.

    - CONSISTENTLY PROVIDE HIGH QUALITY PRODUCTS AND SUPERIOR CUSTOMER SERVICE--We believe that food quality, attentive service and dining atmosphere all contribute to customer satisfaction. As such, each of our Core Brands continually evaluates new initiatives that will improve food presentation and taste and customer service. Additionally, as we expand the market presence of our brands, we strive to create a consistent brand image for each concept that our customers will find appealing. To achieve and maintain a consistently rewarding dining experience for our customers, each of our brands has implemented stringent operational controls and extensive employee training.

    - PURSUE SELECTIVE OPPORTUNITIES TO GROW INTERNATIONALLY--We are selectively seeking opportunities to export one or more of our brands to other countries through joint ventures or strategic alliances. Additionally, we may selectively make equity investments in strategic international partners. For example, in fiscal 1998, we made an equity investment in Belgo Group PLC, which resulted in two joint ventures, Belgo Americas, LLC and Belgo Ventures Limited. A leading restaurant guide has rated two of the restaurants in the Belgo portfolio to be among the top three in London. We also established San Marzano, LLC, a joint venture with PizzaExpress PLC, to develop upscale pizza restaurants in the United States. PizzaExpress PLC owns and operates more than 200 upper-end pizza restaurants in the United Kingdom and other countries in Europe and Asia. These equity ownership positions and joint ventures provide us with several potential growth vehicles, which are designed to allow for development outside our current geographic and industry niches.

    - OPPORTUNISTICALLY PURSUE STRATEGIC ACQUISITIONS--While we are not currently contemplating any significant additional acquisitions or investments, we will continue to evaluate opportunities to expand our operations by making strategic acquisitions of innovative concepts which can be developed into niche-leading brands and established concepts with potential for growth. Currently, however, our primary focus is to continue developing our four niche-leading Core Brand concepts and our Belgo and San Marzano joint ventures.

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RESTAURANT CONCEPTS

                                  DON PABLO'S

    CONCEPT. Known as "The Real Enchilada," Don Pablo's is the leading casual dining Mexican restaurant brand in the United States and generates among the highest operating margins in the casual dining industry. The restaurants feature traditional Mexican dishes served in a distinctive, festive dining atmosphere reminiscent of a Mexican village plaza. Each restaurant is staffed with an experienced management team that is visible in the dining area and interacts with customers and staff to ensure attentive customer service and consistent food quality. Don Pablo's relatively low priced menu items are prepared fresh on-site using high-quality ingredients. The diverse menu, generous portions and attractive price/value relationship appeal to a broad customer base. The Don Pablo's concept was initiated in 1985, with the opening of the first Don Pablo's restaurant in Lubbock, Texas. We acquired this brand through a merger with DF&R Restaurants, Inc. in November 1995. At acquisition, Don Pablo's included 44 then-existing restaurants, and we have since opened 86 additional restaurants and closed one restaurant as of April 4, 1999. We believe the build-out potential for this concept is approximately 400 restaurants. For the LTM period ended April 4, 1999, this brand generated sales of approximately $285.5 million, representing 51% of sales of our Core Brands. Don Pablo's is based in Bedford, Texas.

    MENU. The menu offers a wide variety of entrees, including enchiladas and tacos served with various sauces, homemade salsa and mesquite-grilled items such as fajitas, carne asada and chicken. The menu also includes tortilla soup, a selection of salads, Mexican-style appetizers such as quesadillas and unique desserts. During fiscal 1998, the cost of a typical meal, including beverages, was $8.00 to $9.50 for lunch and $9.50 to $11.50 for dinner. In addition to its regular menu, Don Pablo's offers 15 lunch specials priced from $4.49 to $7.19 each and a lower-priced children's menu. Full bar service is also provided.

    RESTAURANT LAYOUT. Distinctive Mexican architecture and interior decor provide a casual, fun dining atmosphere. A typical restaurant has an open, spacious feel, created with the use of sky-lights and a Mexican village plaza design, which is enhanced by an indoor fountain and the use of stucco, brick and tile, plants, signs and art work. Homemade tortillas cooked in the dining area underscore the commitment to fresh, authentic Mexican food. Both one and two-story building designs are utilized. The two-story design features a balcony which provides seating for bar patrons and dining customers. The one-story design incorporates a smaller bar, also available to dining customers, adjacent to the dining area. Both designs use high ceiling architecture and have similar dining capacities. Restaurants range in size from 6,000 square feet to 9,900 square feet, with the average restaurant containing approximately 8,000 square feet. The restaurants generally have dining room seating for approximately 230 customers and bar seating for approximately 70 additional customers.

    UNIT ECONOMICS. In fiscal 1998, management estimates that the average cost of developing and opening a Don Pablo's restaurant was approximately $1.7 million, excluding land costs and preopening expenses. The cost of land for these restaurants ranged from approximately $600,000 to $1.3 million. Preopening expenses, which consist primarily of wages and salaries, hourly employee recruiting, license fees, meals, lodging and travel plus the cost of hiring and training the management teams, averaged $185,000. For the LTM period ended April 4, 1999, this brand generated revenues of $285.5 million, with average sales volume per unit of approximately $2.4 million. Alcoholic beverage sales accounted for approximately 19% of sales in fiscal 1998. Income from restaurant operations for the thirteen weeks ended April 4, 1999 was 17.4% of sales.

    FIELD MANAGEMENT AND EMPLOYEES. Management is shared by 17 directors and assistant directors who report to a Regional Vice President of Operations. A typical restaurant has a management staff of

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one general manager, one kitchen manager and three assistant managers, and employs 85 to 95 full- and part-time employees. General managers and kitchen managers are eligible to receive bonuses equal to a percentage of their restaurant's sales, subject to operating at certain sales levels and within budgeted costs.

    ADVERTISING AND MARKETING. Don Pablo's advertising and marketing strategy combines the use of television and radio advertising in core markets with a focus on local efforts and community involvement at all locations. For the LTM period ended April 4, 1999, we spent $10.9 million for Don Pablo's related advertising and marketing, representing 3.8% of Don Pablo's sales for the same period. Current strategies are expected to continue in fiscal 1999 with a focus on efforts, such as Manager's Specials and other promotions, designed to increase the number of customers and check average.

                         HOPS RESTAURANT BAR & BREWERY

    CONCEPT. Hops is the nation's largest restaurant brand with an on-premise brewery. Unlike many traditional brewpub concepts, Hops emphasizes a high quality restaurant menu, which is complemented by fresh microbrewed beer. The Hops concept was initiated in 1989, with the opening of the first Hops restaurant in Clearwater, Florida. We acquired this brand for $58.4 million in March 1997, including 21 then-existing restaurants, and have since opened 30 additional restaurants. We believe the build-out potential for this concept is approximately 400 restaurants. For the LTM period ended April 4, 1999, this brand generated sales of $115.5 million, representing 21% of the sales of our Core Brands. Hops is based in Tampa, Florida.

    MENU. Hops restaurants feature an American-style menu that includes top choice steaks and prime rib, baby-back ribs, fresh fish, chicken and pasta dishes, deluxe burgers and sandwiches, hand-tossed salads with homemade dressings, appetizers, soups and desserts-all of which are freshly prepared in a display kitchen. The menu offers separate selections for children. The cost of a typical meal, including beverages, ranges from $6.00 to $9.00 per person for lunch and $13.00 to $15.00 per person for dinner. Each restaurant offers four distinctive lager-style beers and ales, plus a variety of blends of these beers, that are brewed on-premises. Except for one non-alcoholic beer, the brewed beers are typically the only beers served. Full bar service is also available at each restaurant.

    RESTAURANT LAYOUT. Restaurants range in size from approximately 5,000 to 7,300 square feet. The on-premise brewing equipment is an integral aspect of the design and occupies from 450 to 750 square feet. An observation microbrewery at each restaurant allows customers to view the entire brewing process. The restaurant dining and bar areas seat from 160 to 240 customers.

    UNIT ECONOMICS. In fiscal 1998, management estimates that the cost of developing and opening a restaurant averaged approximately $1.5 million, excluding land and preopening costs but including approximately $160,000 in microbrewery equipment. Land costs ranged from $675,000 to $1.0 million with preopening costs averaging $170,000. For the LTM period ended April 4, 1999, this brand generated revenues of $115.5 million, with average sales volume per unit of approximately $2.6 million. Alcoholic beverages accounted for approximately 16% of sales in fiscal 1998. Income from restaurant operations for the thirteen weeks ended April 4, 1999 was 15.1% of sales.

    FIELD MANAGEMENT AND EMPLOYEES. Management is shared by seven operating partners and three area managers who report to both the Vice President of Operations and the Chief Executive Officer. Operating partners have equity investments in the restaurants they manage, which increases their entreprenurial incentives. Each operating partner and area manager is responsible for no more than five restaurants, thus facilitating a focus on quality of operations and unit profitability. A typical restaurant has a management staff of one general manager, one kitchen manager and two assistant managers, and employs 55 to 75 full- and part-time employees. General managers and kitchen managers are eligible to receive bonuses equal to a percentage of their restaurant's controllable income, subject to operating above a minimum operating margin.

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    ADVERTISING AND MARKETING.  Hops' advertising and marketing strategy has historically focused primarily on grassroots efforts utilizing special promotions in local markets and special event equipment designed to increase customer awareness and name recognition. For the LTM period ended April 4, 1999, we spent $5.1 million for Hops related advertising and marketing, representing 4.4% of Hops sales for the same period. In fiscal 1999, we expect to use television advertising in core markets and the continued use of radio and print media as well as grassroots efforts.

                             MCCORMICK & SCHMICK'S

    CONCEPT. McCormick & Schmick's is the leading upper-end casual dining seafood group in the United States with 22 traditional, classic restaurants specializing in fresh seafood. It is recognized for its traditional-style full service bar, regional taste and superior service. The restaurants are designed to capture the distinctive attributes of each local market, and vary in design from a traditional, New England-style fish house to a more contemporary dinner house with spectacular waterfront views. Many of the restaurants are located in historical buildings. The same philosophy of distinctiveness and quality applies equally to the bar operation and the dining rooms. Restaurants are operated under the names "MCCORMICK & SCHMICK'S SEAFOOD RESTAURANT," "MCCORMICK'S FISH HOUSE & BAR," "MCCORMICK & SCHMICK'S FISH HOUSE," "MCCORMICK & SCHMICK'S HARBORSIDE AND PILSNER ROOM," "JAKE'S FAMOUS CRAWFISH," "JAKE'S GRILL," "M&S GRILL" AND "MCCORMICK & KULETO'S SEAFOOD RESTAURANT." The McCormick & Schmick's concept was initiated in 1972, with the acquisition of its first restaurant in Portland, Oregon. We acquired this brand for $68.3 million in March 1997, including 16 then-existing restaurants, and have since opened seven additional restaurants and closed one restaurant as of April 4, 1999. We believe the build-out potential for this concept is approximately 125 restaurants. For the LTM period ended April 4, 1999, this brand generated sales of approximately $109.0 million, representing 19% of the sales of our Core Brands. McCormick & Schmick's is based in Portland, Oregon.

    MENU. McCormick & Schmick's features a daily menu, offering the freshest seafood available based on price and product availability. With 25 to 30 varieties of fresh fish and seafood and over 85 individual selections, the menu gives range in culinary appeal as well as price selection. The cost of a typical meal, including beverages, is approximately $10.00 to $20.00 for lunch and $25.00 to $35.00 for dinner. Full bar service is also provided.

    RESTAURANT LAYOUT. Restaurants range in size from 6,000 to 14,000 square feet with an average restaurant containing approximately 8,500 square feet. The restaurants generally seat 200 to 300 customers in the dining room with some locations having 40 to 60 additional seats available in the patio area.

    UNIT ECONOMICS. In fiscal 1998, management estimates that the average cost of developing a restaurant was approximately $2.5 million, including leasehold improvements, fixtures and equipment. All restaurant real estate is leased. Additionally, preopening expenses average $300,000. For the LTM period ended April 4, 1999, this brand generated revenues of $109.0 million with average sales volume per unit of approximately $5.0 million. Alcoholic beverages accounted for approximately 27% of sales in fiscal 1998. Income from restaurant operations for the thirteen weeks ended April 4, 1999 was 14.3% of sales.

    FIELD MANAGEMENT AND EMPLOYEES. Management is shared by eight multi-unit senior managers, three of whom have regional responsibility, and two Vice Presidents of Operations. Staffing levels vary depending on restaurant size. A typical restaurant has a general manager, an executive chef, a sous chef and four assistant managers and will employ 80 to 90 full-and part-time employees. The McCormick & Schmick's operating philosophy encourages and trains the management of individual restaurant units to be creative by promoting a large degree of self-sufficiency.

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    ADVERTISING AND MARKETING.  Advertising and marketing efforts are focused on a grassroots philosophy. Each region utilizes the services of a public relations firm and makes full use of media events targeting the local market. Advertising strategies focus on existing and local customers, but also emphasize out-of-town travelers as a key customer component. Marketing begins in each restaurant with daily printed menus and other local efforts. A primary focus is to expand name and location awareness through the use of promotional discount certificates and periodic contact with organizations in the travel/convention industry such as hotels, travel agents and convention centers. For the LTM period ended April 4, 1999, we spent approximately $4.0 million for McCormick & Schmick's related advertising and marketing, representing 3.7% of McCormick & Schmick's sales for the same period.

                                  CANYON CAFE

    CONCEPT. Canyon Cafe is the leader in the emerging concept of Southwestern cuisine, with 18 locations that bring the flavors of the Southwest to life with a convergence of great creative food, a visually entertaining environment and a soothing yet invigorating ambiance. This brand combines three distinct cultures, Native American, Spanish and Mexican, to create a unique upscale casual dining experience. Restaurants are operated under the names "CANYON CAFE," "DESERT FIRE" AND "SAM'S CAFE." The Canyon Cafe concept was initiated in 1989, with the opening of the first restaurant in Dallas, Texas. We acquired this brand for $46.3 million in July 1997, including 13 then-existing restaurants, and have since opened eight additional restaurants and closed three restaurants as of April 4, 1999. Canyon Cafe is the only brand in this niche that has a broad geographic presence, and we believe the build-out potential for this concept is approximately 125 restaurants. For the LTM period ended April 4, 1999, this brand generated sales of approximately $48.1 million, representing 9% of the sales of our Core Brands. Canyon Cafe is based in Dallas, Texas.

    MENU. The menu offers a wide variety of unique items such as "Desert Fire Pasta," "Chile-Rubbed Grilled Tuna" and "Chipotle Chicken." A variety of more traditional items including chicken tacos and grilled chicken salad are also offered. In addition to the set items that appear on each restaurant's menu, the executive chefs at each location offer their original recipes. During 1998, the cost of a typical meal, including beverages, was $9.00 to $14.00 for lunch and $14.00 to $20.00 for dinner. Full bar service is also provided.

    RESTAURANT LAYOUT. The restaurants are based on a Santa Fe design which reflects a strong southwestern influence through the use of heavy ponderosa pine timbers. The walls, floors and furniture reflect surfaces and colors native to the American Southwest. Restaurants are located in malls, in-line power centers and as freestanding buildings. In-line and mall sites average 7,000 square feet with some locations featuring an additional 800-1,000 square foot patio. The freestanding buildings average 6,700 square feet with a 1,050 square foot patio. All locations typically have a minimum of 190 interior dining seats, an average of 26 bar seats and 45-50 seats in the patio area.

    UNIT ECONOMICS. In fiscal 1998, management estimates that the cost of developing and opening a restaurant averaged $1.4 million for in-line/mall locations and $1.6 million for freestanding locations, excluding land costs and preopening expenses. In 1998, one land site was purchased at a cost of $947,000. Preopening expenses averaged $151,000. For the LTM period ended April 4, 1999, this brand generated revenues of $48.1 million with average sales volume per unit of approximately $2.6 million. Alcoholic beverages accounted for approximately 18% of sales in fiscal 1998. Income from restaurant operations for the thirteen weeks ended April 4, 1999 was 11.9% of sales.

    FIELD MANAGEMENT AND EMPLOYEES. Management is structured with a general manager, two to three assistant managers, an executive chef and a sous chef. Typical restaurants employ 50 to 70 full- and part-time employees. Regional Directors are responsible for quality of operations and sales and profitability of four to five restaurants and report to a Vice President of Operations. All managers are eligible to receive bonuses based on individual restaurant operating performance.

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    ADVERTISING AND MARKETING.  Advertising and marketing strategy relies on grassroots efforts focused on developing a strong brand identity and strong core-customer recommendations. Advertising and marketing efforts include local radio, media appearances and event involvement as well as direct mail and other print media. Additional local efforts, such as a system-wide "neighborhood networking" program, are utilized to develop a direct relationship with targeted customers. For the LTM period ended April 4, 1999, we spent approximately $2.0 million for Canyon Cafe related advertising and marketing, representing 4.2% of Canyon Cafe's sales for the same period.

                          INVESTMENT IN OTHER CONCEPTS

    We have entered into relationships with Belgo Group PLC ("Belgo") and PizzaExpress PLC ("PizzaExpress") as the initial step in developing strategic international alliances. We believe that working with our joint venture partners will enable us to gain expertise in international operations and potentially provide additional growth concepts for the U.S. market.

    BELGO. In January 1998, we established a strategic alliance with Belgo, a public restaurant company headquartered in London, England. We have acquired 20% of Belgo's outstanding stock for $14.9 million. Belgo owns and operates thirteen restaurants, consisting of six Belgian-themed restaurants and seven up-scale restaurants. The Belgian-themed restaurants feature Belgian-style mussels and french fries and an extensive selection of Belgian beer, along with items such as chicken, steak, lobster and other seafood. The seven up-scale restaurants include "THE IVY" and "LE CAPRICE," which have been rated among the top three restaurants in London in 1998 according to a leading restaurant guide. In addition, we have formed two joint ventures with Belgo, (i) to develop Belgian-themed restaurants in North and South America and (ii) to explore developing one of our existing concepts in Europe. Under these joint ventures, we opened our first Belgian-themed restaurant in New York in January, 1999. We and Belgo own equal interests in the joint ventures. The total capital invested in the initial restaurant was approximately $3.0 million.

    SAN MARZANO. In February 1998, we entered into a joint venture with PizzaExpress to develop PizzaExpress's upscale pizza restaurants in the United States. PizzaExpress owns and operates more than 200 upper-end pizza restaurants in the United Kingdom and other countries in Europe and Asia. In March 1999, the joint venture opened its first U.S. restaurant in Philadelphia under the name San Marzano. San Marzano offers upper-end Neopolitan-style pizza at casual dining prices. The restaurant specializes in individual-size pizzas with traditional and gourmet toppings and also offers baked pasta dishes, appetizers, salads and desserts along with full bar service. The total capital invested in the initial restaurant was approximately $2.5 million.

    HARRIGANS. As part of the acquisition of Don Pablo's in fiscal 1995, we acquired the Harrigans brand, currently operating 11 restaurants. In April 1998, we sold our Harrigans restaurants for $7.0 million including a $4.0 million note, and retained a 25% equity interest in the ongoing business.

                     OTHER RESTAURANT OPERATIONAL FUNCTIONS

    QUALITY CONTROL. All levels of management are responsible for ensuring that our restaurants are operated in accordance with strict quality standards. Our management structure allows restaurant general managers to spend a significant portion of their time in the dining area of the restaurant supervising staff and providing service to customers. We monitor compliance with quality standards by periodic on-site visits and formal periodic inspections by multi-unit managers.

    TRAINING. Each brand requires employees to participate in formal training programs. Management training programs generally last ten to 16 weeks and encompass three general areas, including (i) all service positions, (ii) management accounting, personnel management and dining room and bar operations and (iii) kitchen management. Management positions at new restaurants are typically staffed

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with personnel who have had previous experience in a management position at another of the brands' restaurants. In addition, a highly experienced opening team assists in opening each restaurant. Prior to opening, all personnel undergo intensive training conducted by the restaurant opening team.

    PURCHASING AND DISTRIBUTION. We strive to obtain consistent quality items at competitive prices from reliable sources for all of our brands. We continually research and test various products in an effort to maintain the highest quality products and to be responsive to changing customer tastes. Purchasing is handled by each brand, with ingredients and supplies common to all brands coordinated by corporate-level personnel in order to maximize economies of scale. With the exception of McCormick & Schmick's, our Core Brands use one primary distributor for all food products except for produce, which is typically purchased locally. At McCormick & Schmick's, purchasing is under the direction of each restaurant's executive chef in order to obtain the freshest, highest quality seafood available with a focus on local tastes. This also enables local management to maintain margins through product selection and daily pricing. All food and beverage products are available on short notice from alternative qualified suppliers. The Company has not experienced any significant delays in receiving food and beverage inventories, restaurant supplies or equipment.

    RESTAURANT REPORTING AND RELATED MANAGEMENT INFORMATION SYSTEMS. We maintain financial controls through a centralized accounting system at each brand's headquarters. Each brand reports profits and loss information to our corporate headquarters for financial consolidation and reporting. Point-of-sale reporting systems are used in each restaurant. Restaurant management submits to brand and/or corporate headquarters various daily and weekly reports of cash, deposits, sales, labor and key business indicator metrics. Physical inventories of all food and beverage items are taken at least monthly, with more frequent inventories taken of key items. Both brand and corporate personnel closely monitor operating results compared to prior periods, budgets and performance goals.

    We believe that our management information systems provide us with the ability to efficiently manage our restaurants and to ensure consistent application of operating controls. Our point-of-sale systems report data on a daily basis to our brand and corporate headquarters. Our corporate headquarters houses mid-range, PC and server-based application and decision support systems. These systems facilitate financial and management control of restaurant operations.

    We have a number of projects underway, principally based on existing and available software and software tools, that are designed to further enhance our capabilities and to upgrade our information systems. We are implementing brand data marts and a corporate data warehouse as well as an intranet to facilitate information access.

INDUSTRY OVERVIEW

    The restaurant industry consists of the quick service segment and the full service segment, as well as other segments including, but not limited to, bars and taverns, commercial cafeterias, military services and catering. The full service segment can be further categorized into family dining and casual dining. Family dining restaurants focus on quality, convenience, service, atmosphere and value. Casual dining provides more elaborate decor, blends in some level of perceived "entertainment" or "fun" and offers alcohol.

    According to the National Restaurant Association ("NRA"), 1998 restaurant industry sales reached $338.4 billion, representing a 4.9% nominal growth rate over 1997, or 2.6% in inflation adjusted terms. Quick service restaurants accounted for 31.2% of total restaurant industry sales, and full service restaurants accounted for 33.1% of total restaurant industry sales in 1998. Based on the Technomic, Inc. 1999 Top 100 Report, casual dining restaurant chains which are included in the largest 100 restaurant companies (the "Top 100"), generated sales of $19.1 billion in 1998, representing a 12.8% increase over 1997. The casual dining segment of the Top 100 has been the fastest growing segment of the Top 100 full service restaurant category for the past 20 years growing at a CAGR of

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14.9% for the last five years. The number and variety of casual full service restaurants has increased to include a far greater variety of foods. In 1998, the Mexican food category of the Top 100 accounted for $1.4 billion in sales, representing a 27.6% increase over 1997. The Seafood category of the Top 100 accounted for $2.4 billion in sales in 1998, representing a 12.5% increase over 1997. Companies in the Top 100 offering varied menus and full service, which include Hops and Canyon Cafe, generated sales of $9.0 billion in 1998, representing an 11.9% increase over 1997.

    The NRA estimates that total industry sales should reach $354 billion in 1999, representing 4.6% nominal growth and 1.8% real growth over 1998.

    1999 is expected to mark the eighth consecutive year of real sales growth for restaurants. The NRA projects that full service restaurants will achieve higher growth in 1999 than their quick service counterparts, posting nominal and real sales growth of 4.9% and 2.1%, respectively. Quick service sales are expected to grow 4.6% and 1.8% in nominal and real terms, respectively.

COMPETITION

    The restaurant industry in the U.S. is highly competitive with respect to price, service, location, and food type and quality. This competition is expected to intensify. There are a few, well-established competitors with greater financial and other resources than us. Some of our competitors have been in existence for a substantially longer period than us and may be better established in the markets where our restaurants are or may be located. Don Pablo's competes with Chi Chi's, On The Border Mexican Cafe, Rio Bravo Cantina, Chevys Fresh Mex, Taco Cabana, many locally owned Mexican restaurants, and other casual dining restaurants with different types of menus, but with similar meal price points. Hops faces competition from other concepts with on-premises breweries, such as Rock Bottom Restaurant & Brewery, John Harvard's Brew House and Gordon Biersch Brewery Restaurants. However, management believes, based on exit interviews with patrons, that its chief competitors are concepts such as Outback Steakhouse and Houston's that also offer high quality, freshly prepared American-style food. McCormick & Schmick's competes mostly with local non-franchised, higher-end seafood restaurants. Canyon Cafe's principal competition comes from local southwestern-style restaurants and select non-southwestern restaurants, which serve distinctive ethnic or regional food with price points similar to Canyon Cafe.

    The restaurant business is often affected by changes in consumer tastes, national, regional or local economic conditions, demographic trends, traffic patterns and the availability and cost of suitable locations. The type, number and location of competing restaurants also impacts restaurant sales. We also experience competition in attracting and retaining qualified operating management. In addition, factors such as inflation, increased food, labor and benefits costs and difficulty in attracting hourly employees may adversely affect the restaurant industry in general and our restaurants in particular.

GOVERNMENTAL REGULATION

    ALCOHOLIC BEVERAGE REGULATION. Each of our restaurants is subject to licensing and regulation by a number of governmental authorities, which include alcoholic beverage control and health, safety and fire agencies in the state, county and municipality in which the restaurant is located. Difficulties or failures in obtaining the required licenses or approvals could delay or prevent the opening of a new restaurant in a particular area. Alcoholic beverage control regulations require restaurants to apply to a state authority and, in certain locations, county or municipal authorities for a license or permit to sell alcoholic beverages on the premises and to provide service for extended hours and on Sundays. Some counties prohibit the sale of alcoholic beverages on Sundays. Typically, licenses or permits must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of a restaurant's operations, including minimum age of patrons

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and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, storage and dispensing of alcoholic beverages.

    We may be subject in certain states to "dram-shop" statutes which generally provide a person injured by an intoxicated patron the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. We carry liquor liability coverage as part of our existing comprehensive general liability insurance.

    BREWPUB REGULATION. Our Hops restaurants are subject to additional regulations as a result of the microbrewery in each restaurant. Historically, the alcoholic beverage laws of most states prohibited the manufacture and retail sale of beer to consumers by the same company. Now, all states allow limited brewing and retail sale of microbrewed beer by restaurants and bars classified as "brewpubs" under state law. Our Hops restaurants are required to comply with these state brewpub laws in order to obtain necessary state licenses and permits. Additionally, many states impose restrictions on the operations of brewpubs, such as a prohibition on the bottling of beer, a prohibition on the sale of beer for consumption off of restaurant premises and a limitation on the volume of beer that may be brewed at any location, as well as certain geographic limitations. In addition, certain states limit the number of brewpubs that may be owned by one company. Our ability to own and operate Hops restaurants in any state is and will continue to be dependent upon our ability to operate within the regulatory scheme of the state.

    OTHER REGULATION. Our restaurants are also subject to Federal and state laws governing such matters as minimum wage, working conditions, and overtime and tip credits. We experienced a slight increase in hourly labor costs as a result of the 1996 and 1997 increases in the federal minimum wage rate.

TRADEMARKS

    We own the following registered trademarks: Don
Pablo's-Registered Trademark-, Mama's Skinny-Registered Trademark-, The Real Enchilada-Registered Trademark-, Hops! -Registered Trademark-, Hops Grill & Bar Microbrewery-Registered Trademark-, Wait'll You See What's Brewing on the Grill-Registered Trademark-, Hop E. Hare-Registered Trademark-, Hammerhead Red-Registered Trademark-, Clearwater Light-Registered Trademark-, Lightning Bold Gold-Registered Trademark-, Golden Hammer, -Registered Trademark- McCormick & Schmick's-Registered Trademark-, McCormick & Schmick's
Harborside-Registered Trademark-, Jake's-Registered Trademark-, McCormick's-Registered Trademark-, Canyon Cafe-Registered Trademark- and Prairie Fire-Registered Trademark-. In addition, we own a number of trademarks that are in the process of being registered. We believe our trademarks have significant value and play an important role in our marketing efforts.

EMPLOYEES

    On April 4, 1999, we employed approximately 19,200 people in 29 states plus the District of Columbia excluding employees related to the operation of Applebee's restaurants. Of those employees, approximately 270 held management or administrative positions, 1,500 were involved in restaurant management, and the remainder were engaged in the operation of restaurants. We believe that our continued success will depend to a large degree on our ability to attract and retain good management employees. While we will have to continually address the high level of employee attrition normally expected in the food-service industry, we have taken steps to attract and keep qualified management through a variety of employee benefit plans, including an Employee Stock Ownership Plan, a 401(k) Plan, and an incentive stock option plan for our key employees. None of our employees are covered by a collective bargaining agreement. We consider our employee relations to be good.

PROPERTIES

    We own a renovated historic building in Madison, Georgia, containing approximately 19,000 square feet of office space and an adjoining building containing approximately 41,000 square feet of office space. These office buildings serve as our corporate headquarters. In 1997, we completed construction of a new 44,100 square foot facility in Bedford, Texas, to house the Don Pablo's headquarters. The headquarters for Hops is located in approximately 15,000 square feet of leased space in Tampa, Florida. The headquarters for McCormick & Schmick's is located in approximately 12,000 square feet of leased space in Portland, Oregon. The headquarters for Canyon Cafe is located in approximately 7,500 square feet of leased space in Dallas, Texas. We believe that our corporate and brand headquarters are sufficient for our present needs.

    In selecting restaurant sites, the Company attempts to acquire prime locations in market areas to maximize both short and long-term revenues. Site selection is made by each brand's development department, subject to executive officer approval. Within the target market areas, the brands evaluate major retail and office concentrations and major traffic arteries to determine focal points. Site specific factors include visibility, ease of ingress and egress, proximity to direct competition, accessibility to utilities, local zoning regulations, laws regulating the sale of alcoholic beverages, and various other factors.

    As of April 4, 1999, the Company operated 220 restaurants. The following table presents leased and owned restaurants by brand:

                                                            PROPERTY AND       PROPERTY LEASED,       PROPERTY AND
BRAND                                                      BUILDING OWNED       BUILDING OWNED       BUILDING LEASED       TOTAL
-------------------------------------------------------  -------------------  -------------------  -------------------     -----
Don Pablo's............................................              45                   80                    4              129
Hops...................................................              22                   28                    1               51
McCormick & Schmick's..................................              --                   --                   22               22
Canyon Cafe............................................               2                    2                   14               18
                                                                    ---                  ---                  ---              ---
Total..................................................              69                  110                   41              220
                                                                    ---                  ---                  ---              ---
                                                                    ---                  ---                  ---              ---

LEGAL PROCEEDINGS

    In 1997, two lawsuits were filed by persons seeking to represent a class of shareholders of the Company who purchased shares of the Company's common stock between May 26, 1995 and September 24, 1996. Each plaintiff named the Company and certain of its officers and directors as defendants. The complaints alleged acts of fraudulent misrepresentation by the defendants which induced the plaintiffs to purchase the Company's common stock and alleged illegal insider trading by certain of the defendants, each of which allegedly resulted in losses to the plaintiffs and similarly situated shareholders of the Company. The complaints each sought damages and other relief. In 1998, one of these suits (Artel Foam Corporation Pension Trust, et al. v. Apple South, Inc., et al., Civil Action No. CV-97-6189) was dismissed. Although the ultimate outcome of the remaining lawsuit cannot be determined at this time, the Company believes that the allegations therein are without merit and intends to vigorously defend itself.

    The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position or results of operations.

                                   MANAGEMENT

    The following table sets forth information about our executive officers and our directors:

NAME                                   AGE                                      POSITION
---------------------------------      ---      ------------------------------------------------------------------------
Tom E. DuPree, Jr................          47   Chairman of the Board of Directors and Chief Executive Officer
Erich J. Booth...................          50   Chief Financial Officer, Treasurer, Director
John G. McLeod...................          55   Senior Vice President of Human Resources, Secretary
Margaret E. Waldrep..............          43   Chief Administrative Officer
Louis J. Profumo.................          47   Senior Vice President of Finance and Chief Accounting Officer
Thomas R. Williams...............          70   Director
Dr. Ruth G. Shaw.................          51   Director
John L. Moorhead.................          56   Director

    Certain biographical information regarding our executive officers and our directors is set forth below:

    Tom E. DuPree, Jr. founded the Company and has been Chairman of the Board of Directors and Chief Executive Officer of the Company since its formation. He also serves as a member of the Finance and Planning Committee. Mr. DuPree has been actively involved in developing and managing restaurants since 1978. He is a graduate of the Georgia Institute of Technology and holds a Master's degree in Accounting from Georgia State University.

    Erich J. Booth became a director in June, 1997. He also serves as a member of the Finance and Planning Committee. Mr. Booth has served as the Chief Financial Officer and Treasurer of the Company since 1991. Before joining us, Mr. Booth had been Vice President of Finance of Dun & Bradstreet Software (formerly Management Science America, Inc.) since 1989. From 1984 to 1989, he served as Vice President and Chief Financial Officer of Ward White USA Holding, Inc., a diversified, United Kingdom-based parent, specialty retailer. Mr. Booth, a Certified Public Accountant, worked from 1973 to 1984 for Peat, Marwick, Mitchell & Co. He is a graduate of the University of North Carolina at Greensboro.

    John G. McLeod, Jr. has served as Senior Vice President of Human Resources since 1992, Vice President of Human Resources from 1987 to 1992, and a director and Secretary of the Company since its formation in 1986. Mr. McLeod rotated off the Board of Directors in December 1997, but continues to serve as Corporate Secretary and Senior Vice President of Human Resources. From 1983 to 1987, Mr. McLeod was the Personnel Director of a predecessor of the Company. He is a graduate of Wofford College.

    Margaret E. Waldrep was elected to the position of Chief Administrative Officer of the Company in May 1997. Ms. Waldrep joined us in 1985. From 1978 to 1985, Ms. Waldrep was a long-range planner with the Greenville Planning Commission in Greenville, South Carolina. She earned a Bachelor's degree in Political Science in 1977 and a Master's degree in City and Regional Planning in 1979 from Clemson University.

    Louis J. Profumo joined the Company in July, 1997 as Senior Vice President of Planning and Acquisitions and was appointed to the position of Senior Vice President of Finance and Chief Accounting Officer in December 1998. From 1974 to 1997, Mr. Profumo worked for KPMG Peat Marwick LLP serving as an Audit Partner since 1986 in the firm's manufacturing, retailing and distribution practice. He received both a bachelor's of science degree in hotel administration in 1973 and a master's of business administration in 1974 from Cornell University.

    Thomas R. Williams became a director in December, 1991. He also serves as Chairman of the Finance and Planning Committee and as a member of the Compensation and Human Resources Committee. Mr. Williams is President of The Wales Group, Inc., a closely held corporation engaged in investments. He is a former Chairman of the Board of First Wachovia Corporation, from which he retired in 1987. Mr. Williams is a director of American Software, Inc., ConAgra, Inc., and National Life Insurance Company of Vermont and a trustee of The Fidelity Group of Mutual Funds.

    Dr. Ruth G. Shaw became a director in May, 1996. She also serves as Chairperson of the Compensation and Human Resources Committee. Dr. Shaw is Executive Vice President and Chief Administrative Officer for Duke Energy Corporation. She joined Duke Energy in 1992 as Vice President of Corporate Communications, was named Senior Vice President in 1994 and Executive Vice President in 1997. Prior to joining Duke Energy, she was President of Charlotte's Central Piedmont Community College from 1986 to 1992. Dr. Shaw is a director of First Union Corporation and of TEPPCO.

    John L. Moorhead became a director of the Company in January, 1997. He also serves as a member of the Audit Committee. Mr. Moorhead is President of Bestfoods Affiliates. He joined Bestfoods in 1992 as Vice President of Business Management and Marketing. Prior to joining Bestfoods, he was with PepsiCo, Inc. from 1979 to 1991 and last served as Vice President of Marketing Services for the Pepsi-Cola Company, a division of PepsiCo, Inc. Prior to establishing Pepsi-Cola's Marketing Services Group, Mr. Moorhead had served as Vice President of Marketing for the Taco Bell Worldwide Division, Marketing Director at Frito Lay and within the brand management system at General Mills.

    Officers of the Company serve at the pleasure of the Board of Directors. The term of office for each director of the Company ends at the next annual meeting of the Company's shareholders or when his or her successor is elected and has qualified.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table summarizes the compensation paid or accrued by us for services rendered during the years indicated to the Chief Executive Officer and the four most highly compensated executive officers, other than the Chief Executive Officer, and our former President and Chief Operating Officer. We did not grant any stock appreciation rights or make any long-term incentive plan payouts during the years indicated.

                                                                                             LONG-TERM
                                                                     ANNUAL                 COMPENSATION
                                                                  COMPENSATION       --------------------------
                                                             ----------------------   RESTRICTED    SECURITIES     ALL OTHER
                                                              SALARY                     STOCK      UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION                         YEAR        ($)      BONUS ($)      AWARDS      OPTIONS (#)     ($) (1)
------------------------------------------------  ---------  ---------  -----------  -------------  -----------  -------------
Tom E. DuPree, Jr...............................       1998    525,000     269,600            --            --       265,762
  Chairman and Chief Executive Officer                 1997    425,000          --            --            --       195,470
                                                       1996    285,577      81,750            --            --       122,218

Erich J. Booth..................................       1998    245,000     141,000            --            --         5,226
  Chief Financial Officer and Treasurer                1997    230,000          --            --        10,125         4,600
                                                       1996    160,000      69,525            --        10,125         3,706

Louis J. Profumo................................       1998    259,965      45,740            --            --         5,226
  Chief Accounting Officer                             1997    111,635          --        72,500        65,000            --

Margaret E. Waldrep.............................       1998    220,000      82,950            --            --         5,226
  Chief Administrative Officer                         1997    171,291          --            --         6,835         3,426
                                                       1996    100,000      82,025            --         6,835         2,440

John G. McLeod, Jr..............................       1998    120,000      82,950            --            --         3,919
  Senior Vice President of Human Resources and         1997    120,000          --            --            --         2,400
  Secretary                                            1996    100,000      64,890            --            --         2,000

S. Kirk Kinsell.................................       1998    405,091     148,485            --            --            --
  Former President and Chief Operating Officer         1997    281,250      50,000            --       200,000            --

------------------------

(1) Except for Mr. DuPree, the amounts shown in this column consist of contributions by us to our 401(k) savings plan on behalf of the named executive officers, and the fair market value of shares of Common Stock allocated to the executive officer's account pursuant to our Employee Stock Ownership Plan and Trust ("ESOP"). Mr. DuPree does not participate in either the ESOP or the 401(k) plan. The amount shown in this column for Mr. DuPree includes $265,762 reflecting the current dollar value of the benefit to Mr. DuPree of the unreimbursed portion of the premiums paid by us with respect to a split-dollar insurance agreement (See "Certain Relationships and Related Transactions" below for a description of such agreement), which benefit was determined by calculating the time value of money (using our 1998 weighted average borrowing rate of 8.0%) of the unreimbursed portion of the premiums paid by us for the period ended January 3, 1999.

    The following table sets forth information concerning the value of unexercised options as of January 3, 1999 held by the executives named in the summary compensation table. No options were exercised or granted during the fiscal year ended January 3, 1999 to the executives named in the summary compensation table and no stock appreciation rights were outstanding during 1998.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

                                                                          NUMBER OF SHARES        VALUE OF UNEXERCISED
                                                                       UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                                             OPTIONS AT                OPTIONS AT
                                             SHARES          VALUE       JANUARY 3, 1999 (#)       JANUARY 3, 1999 ($)
                                           ACQUIRED ON     REALIZED    -----------------------  -------------------------
NAME                                      EXERCISE (#)        ($)      EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
---------------------------------------  ---------------  -----------  -----------------------  -------------------------
Tom E. DuPree, Jr......................            --             --        23,152/176,564                --/--
Erich J. Booth.........................            --             --         8,565/76,435                 --/--
Louis J. Profumo.......................            --             --            --/65,000                 --/--
Margaret E. Waldrep....................            --             --         7,633/62,367                 --/--

             SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL HOLDERS

    The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of June 30, 1999 by (i) each person known by us to own beneficially more than 5% of our Common Stock, (ii) each of our directors and executive officers and (iii)all of our executive officers and directors as a group.


                                                                            SHARES BENEFICIALLY
                                                                               OWNED (1) (2)
                                                                            --------------------
NAME                                                                         NUMBER     PERCENT
--------------------------------------------------------------------------  ---------  ---------
Tom E. DuPree, Jr. (3)....................................................  8,113,453      32.0%
John G. McLeod, Jr. (4)...................................................    283,084       1.1%
Erich J. Booth (5)........................................................     67,110      *
Margaret E. Waldrep (6)...................................................     54,046      *
Thomas R. Williams (7)....................................................     54,936      *
James W. Rowe (8).........................................................     41,625      *
Louis J. Profumo (9)......................................................      6,000      *
Dr. Ruth G. Shaw (10).....................................................      4,000      *
John L. Moorhead (11).....................................................        664      *
State of Wisconsin Investment Board (12)..................................  3,121,000      12.3%
Brown Investment Advisory & Trust Company (13)............................  3,038,405      12.0%
All directors and executive officers as a group (9 persons) (14)..........  8,418,340      33.2%


    Mr. DuPree, the State of Wisconsin Investment Board and Brown Investment Advisory & Trust Company are the only shareholders known by us to be the beneficial owners of more than 5% of our Common Stock. Mr.DuPree's address is Hancock at Washington, Madison, Georgia 30650. The addressof the State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707. The address of Brown Investment Advisory & Trust Company is 19 South Street, Baltimore, Maryland 21202.

------------------------

*   Less than one percent.

(1) The named shareholders have sole voting and investing power with respect to all shares shown as being beneficially owned by them except with respect to the shares owned by our Employee Stock Ownership Plan and Trust ("ESOP"). Each participant in the ESOP has the right to direct voting of all shares allocated to his account on all matters. Power to direct the investment of shares held by the ESOP presently rests with our Employee Benefit Committee, whose members are Messrs. DuPree and McLeod; however, each ESOP participant, age 55 and with 10 years of service, may elect to direct the investment of 25% of shares allocated to his account.

(2) Except as indicated below, does not include shares issuable upon exercise of stock options.

(3) Includes 651,512 shares held by various Foundations, Partnerships and Trusts of which Mr. Dupree's wife is the sole trustee. Includes 232,500 shares held by DuPree Holdings, LLC. Includes 46,305 shares which Mr. DuPree has the right to acquire within 60 days upon the exercise of stock options at an average exercise price of $20.39. Includes 198,229 shares held by the ESOP which are allocated to 10 other employees and for which Mr. DuPree has shared investment power. See Footnote (1) above. Mr. DuPree is our Chairman of the Board of Directors and Chief Executive Officer.

(4) Includes 11,392 shares held by the ESOP which are vested and allocated to Mr. McLeod and 186,837 shares held by the ESOP which are allocated to other employees and for which Mr. McLeod has shared investment power. See Footnote
    (1) above. Mr. McLeod is our Senior Vice President of Human Resources and Secretary.

(5) Includes 1,125 shares held by the ESOP which are vested and allocated to Mr. Booth. Includes 17,040 shares which Mr. Booth has the right to acquire within 60 days upon the exercise of stock options at an average exercise price of $20.02. Mr. Booth is our Chief Financial Officer and Treasurer and one of our Directors.

(6) Includes 7,224 shares held by the ESOP which are vested and allocated to Ms. Waldrep. Includes 15,266 shares which Ms. Waldrep has the right to acquire within 60 days upon the exercise of stock options at an average exercise price of $20.00. Ms. Waldrep is our Chief Administrative Officer.

(7) Includes 2,793 deferred stock units credited to Mr. Williams' account in our Outside Director Deferred Stock Unit Plan, which are convertible to shares of common stock upon termination of Board service. Mr. Williams is one of our Directors.

(8) Includes 32,000 shares held by Rowe Family Investments, L.P. Mr. Rowe is one of our Directors.

(9) Includes 4,000 shares held under a Restricted Stock Agreement. Does not include 227 shares held by the ESOP which are allocated to Mr. Profumo but are unvested. Mr. Profumo is our Senior Vice President of Finance and Chief Accounting Officer.

(10) Includes 2,000 shares which Dr. Shaw has the right to acquire within 60 days upon the exercise of stock options at an average exercise price of $21.25.

(11) Includes 589 deferred stock units credited to Mr. Moorhead's account in our Outside Director Deferred Stock Unit Plan, which are convertible to shares of common stock upon termination of Board service. Mr. Moorhead is one of our Directors.


(12) Based on a Form 13G/A dated June 4, 1999, filed by the State of Wisconsin Investment Board.



(13) Based on a Form 13G/A dated May 10, 1999 filed by Brown Investment Advisory & Trust Company.


(14) Includes 80,611 shares which the officers and directors have the right to acquire within 60 days upon the exercise of stock options at an average exercise price of $20.26 per share, 19,741 shares held by the ESOP which are vested and allocated to directors and executive officers, and 178,488 shares held by the ESOP which are unvested or allocated to other employees. See Footnote (1) above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In March 1995, we entered into a Split Dollar Insurance Agreement (the "Agreement") with The DuPree Insurance Trust (the "Insurance Trust"). Under the Agreement, we agreed to make premium payments on certain life insurance policies of which the Insurance Trust is the owner and beneficiary. These policies provide a total of $50 million in death proceeds payable upon death of the survivor of Tom E. DuPree, Jr., our Chairman of the Board and Chief Executive Officer, and his wife. The devisees under the wills of Mr. DuPree and his wife are the beneficiaries of the Insurance Trust. The Insurance Trust has agreed to reimburse us on an annual basis for that portion of the premiums which equals the current value of the economic benefit, as defined by the Internal Revenue Service, attributable to the life insurance protection provided. The premiums due under the policies total $850,000 per year. Reimbursements for the current value of the economic benefit attributable to the life insurance provided in fiscal 1998 totaled $2,308. There were no reimbursements due to us from the Insurance Trust at April 4, 1999. We or the Insurance Trust can cancel the Agreement at any time. Upon cancellation, the Insurance Trust is obligated to repay to us an amount equal to the lesser of either the cash surrender value of the policies or the total amount of unreimbursed premiums paid by us. Upon receipt of the death proceeds under the policies, the Insurance Trust is required to repay to us all unreimbursed premium payments. The policies have been assigned to us to secure the repayment obligations of the Insurance Trust.

    During the fourth quarter of fiscal 1998, our Board of Directors approved loans to certain of our executive officers. Since that time and at April 30, 1999, we had outstanding loans to Tom E. DuPree, Jr., our Chairman of the Board and Chief Executive Officer, in the principal amount of $7,851,500. This loan is evidenced by three notes from Mr. DuPree, each of which bears interest at 7.0%. All principal and interest on these notes is due in November and December of 2000 or earlier upon our demand. In addition, we had outstanding loans to Erich
J. Booth, our Chief Financial Officer and Treasurer, in the principal amount of $107,000. These loans are evidenced by two notes from Mr. Booth, each of which bears interest at 5.06%. All principal and interest on these notes is due in October and November of 1999. We also had an outstanding loan to Margaret E. Waldrep, our Chief Administrative Officer, in the principal amount of $41,500. This loan is evidenced by three notes from Ms. Waldrep, each of which bears interest at 5.06%. All principal and interest on these notes is due in October and November of 1999.

    In October and November 1998, we purchased a total of 1,340,146 shares of our common stock from Mr. DuPree for an aggregate purchase price of $12,234,924. We made these purchases on eight different days, each at a purchase price per share equal to the closing price per share of our common stock as reported on the Nasdaq Stock Market for the previous trading date.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

    The following description of some important terms of certain of our indebtedness does not purport to be complete and does not contain all the information that may be important to you. For a more complete understanding of the following indebtedness, we encourage you to obtain and read the agreements and documents governing the New Credit Facility, the Senior Notes, the Convertible Subordinated Debentures and Preferred Securities, and the Financing Lease Arrangements, all of which we will provide to you upon your request to our Director of Investor Relations (see "Where You Can Find More Information").

NEW CREDIT FACILITY

    Concurrently with the closing of the offering of the Outstanding Notes, we entered into a credit facility with Wachovia Bank, N.A. ("Wachovia") as agent, and with Wachovia, BankBoston, N.A. ("BankBoston"), and other financial institutions as lenders (the "New Credit Facility"). The New Credit Facility replaced the following two senior, unsecured, revolving credit lines: the Credit Agreement dated April 1, 1998, among the Company and Wachovia and other financial institutions and the Credit Agreement dated May 8, 1998, between the Company and First Union National Bank, each as amended.

    The New Credit Facility consists of a revolving credit facility providing revolving loans to us in an aggregate principal amount not to exceed $125.0 million at any one time, with a maturity of three years. The New Credit Facility also includes a $10.0 million sub-limit available for swing line loans. Until our total debt to EBITDA ratio is less than 2.0 to 1.0, the aggregate principal amount available under the New Credit Facility will be lowered by an amount equal to 75% of all net proceeds from asset sales of over $10.0 million annually. Subject to the satisfaction of customary conditions, advances under the New Credit Facility may be made at any time during its term.

    Our borrowings under the New Credit Facility will be general, senior, unsecured, obligations of the Company and will be guaranteed by all of our wholly-owned subsidiaries which have $10,000 or more in assets, other than certain of our subsidiaries where it is expected that a portion of the ownership interests of such subsidiaries will be acquired by management of such subsidiaries.

    At our option, the interest rates per annum applicable under the New Credit Facility will be either (i) the rate (adjusted for reserve requirements) at which LIBOR deposits for one, two, three or six months (as selected by us) are offered in the interbank LIBOR market plus a margin of between 1.75% and 3.25% (depending on our ratio of total debt to EBITDA) or (ii) the Base Rate plus a margin of between 0.00% and 1.50% (depending on our ratio of total debt to EBITDA). The "Base Rate" is the higher of (a) the interest rate publicly announced by Wachovia as its prime rate or (b) the overnight federal funds rate plus 0.50%. The swing line loans will bear interest at either the base rate option or at an as-offered basis by Wachovia.

    The New Credit Facility contains customary representations and warranties. The New Credit Facility contains several significant covenants that, among other things, restricts our ability to dispose of assets, to incur indebtedness, create liens on assets, pay dividends, repurchase our outstanding stock and Senior Notes, engage in mergers and consolidations, make investments and acquisitions, and engage in certain transactions with affiliates and certain subsidiaries. The New Credit Facility also requires that we comply with specified financial ratios and tests, including an adjusted debt to adjusted capitalization ratio, a total debt to EBITDA ratio, a senior debt to EBITDA ratio, and a fixed charge coverage ratio. In addition, the New Credit Facility contains customary events of default, including violations of the covenants, failure to pay interest, principal or fees when due, a change in control of the Company, defaults under our other credit facilities, material unsatisfied judgments against the Company, a material adverse effect on the Company and the insolvency or bankruptcy of the Company.

SENIOR NOTES

    In May 1996, we issued Senior Notes consisting of our general, senior, unsecured obligations in the aggregate principal amount of $125.0 million. The Senior Notes mature on June 1, 2006 and bear interest at the rate of 9.75% from the most recent interest payment date on which interest was paid. Interest on the Senior Notes is payable semiannually on June 1 and December 1. In 1998, we repurchased $8.5 million of the Senior Notes.

    The indebtedness evidenced by the Senior Notes ranks PARI PASSU in right of payment with all of our other unsubordinated indebtedness. Each of our wholly-owned subsidiaries which has $10,000 or more in assets has guaranteed the indebtedness evidenced by the Senior Notes, other than certain of our subsidiaries where it is expected that a portion of the ownership interests of such subsidiaries will be acquired by management of such subsidiaries.

    Upon a change of control (as defined in the Senior Notes Indenture) of the Company, we are required to make an offer to repurchase the Senior Notes at a purchase price equal to 101% of their principal amount, subject to adjustment, together with accrued interest. We cannot redeem the Senior Notes at our option.

    The Senior Notes Indenture contains certain covenants and events of default customary for senior note transactions.

CONVERTIBLE SUBORDINATED DEBENTURES AND PREFERRED SECURITIES

    We issued $115.0 million of our 7% Convertible Subordinated Debentures due March 1, 2027 (the "Convertible Debentures") in March of 1997. They are all held by a Delaware trust we set up in 1997 called Avado Financing I (the "Trust"), and these are the only assets of the Trust. The Trust in turn issued its preferred securities known as $3.50 Term Convertible Securities, Series A (the "Preferred Securities"), each with a par value of $50. We pay the Trust quarterly interest on the Convertible Debentures, and the Trust pays quarterly distributions to holders of the Preferred Securities at an annual rate of $3.50 per Preferred Security. We can defer interest payments to the Trust under certain conditions for up to 20 consecutive quarters (but not beyond maturity), and the Trust would then likewise defer its quarterly distributions. At the end of such an extension period, we would have to pay all of the accrued interest (compounded quarterly). During any such extension, we would be unable to pay dividends on our common stock.

    We have guaranteed the payments the Trust is required to make to holders of the Preferred Securities (i) of dividends, (ii) of the amount to be paid for redemption of Preferred Securities if any are redeemed, and (iii) of any amount to be paid holders of the Preferred Securities if the trust is liquidated, but our guarantee only applies to the extent the Trust has funds available for any of these payments. Our guarantee is not secured, and it is subordinate and junior in right of payment to all other liabilities we may have other than preferred stock payments.

    Holders may convert their Preferred Securities into shares of our common stock at any time prior to maturity of the Convertible Debentures. Conversion is accomplished by the Trust converting all or a portion of the Convertible Debentures and then using those shares to convert the Preferred Securities. For each Preferred Security, the holder would receive 3.3801 shares of our common stock. This equates to a conversion price of $14.793 per share of our common stock (subject to adjustment). The last reported bid price for our common stock on June 30, 1999 was $8.375 per share.

    If the Trust were liquidated, then holders of Preferred Securities would be entitled to receive $50 per Preferred Security, plus any accumulated but unpaid distributions, or we could pay them in Convertible Debentures. We may redeem Convertible Debentures for cash after March 3, 2000, in which case the Trust would redeem Preferred Securities having a liquidation amount equal to the principal amount of the Convertible Debentures redeemed.

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
    Holders of Preferred Securities generally have no voting rights, but if we are in default under the indenture we entered into for the Preferred Securities financing, then they can vote to cause the institutional trustee to accelerate payment under the Convertible Debentures. The vote of only 25% in liquidation amount of the Preferred Securities would be enough.

    The Convertible Debentures are subordinated to the Senior Notes and will be subordinated to the New Credit Facility and the Exchange Notes. We may not make any payments of principal or interest on the Convertible Debentures if we are in default under our senior indebtedness. We are under no limitation in the indenture we entered into in connection with our issuance of the Convertible Debentures as to the amount of senior indebtedness we may incur.

    The Preferred Securities are traded on NASDAQ under the symbol "AVDOP."

FINANCING LEASE ARRANGEMENTS

    In September 1997, we entered into financing lease arrangements with a special purpose trust and several financial institutions. Since then, we have financed the acquisition of the equipment and related items in many of our new restaurants through these arrangements. At the end of each fiscal quarter during this period, we designated certain newly opened restaurants which were to have their equipment acquisitions financed through these arrangements. The trust then purchased the equipment for those restaurants from third parties and subsequently leased the equipment to us or to one of our subsidiaries. The trust financed its purchases of the equipment by issuing its senior notes to the participating financial institutions. The Company and its subsidiaries are not obligors on these notes. The trust's notes are secured both by the financed restaurant equipment and by the trust's interest in the equipment leases. The total amount of the equipment financed at the time of financing under these lease arrangements was approximately $30.0 million.

    Our lease payments are due quarterly, and the total quarterly lease payments due to the trust under all these arrangements for the thirteen weeks ended April 4, 1999 was approximately $1.4 million. The lease payments are based on a variable formula which is different for each quarterly equipment financing transaction. At April 4, 1999, we had financed the equipment acquisitions for 102 of our restaurants through these financing lease arrangements. However, we do not intend to finance the acquisition of any more restaurant equipment through these financing lease arrangements. Our lease payments are guaranteed by each of our wholly-owned subsidiaries which has $10,000 or more in assets, other than certain of our subsidiaries where it is expected that a portion of the ownership interests of such subsidiaries will be acquired by management of such subsidiaries.

    For each of these quarterly equipment financings, the lease term is 60 months from date of the trust's original purchase of that equipment. Upon the expiration of that 60-month period, we have the option of purchasing that equipment at a cost equal to 20% of the original price paid for the equipment by the trust.

                       DESCRIPTION OF THE EXCHANGE NOTES

    The Company issued the Outstanding Notes under an indenture (the "Indenture"), among itself, the Guarantors and SunTrust Bank, Atlanta, as trustee (the "Trustee"). The Exchange Notes will also be issued under the Indenture. The following is a summary of the material provisions of the Indenture. It does not include all of the provisions of the Indenture. We urge you to read the Indenture because it defines your rights. The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). The form and terms of the Exchange Notes will be the same as the Outstanding Notes, except that the issuance of the Exchange Notes will be registered under the Securities Act and thus the Exchange Notes will not bear legends restricting their transferability. The Exchange Notes will evidence the same indebtedness as the Outstanding Notes, will be entitled to the benefits of the Indenture, and will be treated as a single class under the Indenture with any Outstanding Notes that remain outstanding after the Exchange Offer. A copy of the Indenture may be obtained from the Company, the Initial Purchasers, or from the Commission (as an exhibit to the Registration Statement). You can find definitions of certain capitalized terms used in this description under "--Certain Definitions." For purposes of this section, references to the "Company" include only Avado Brands, Inc. and not its Subsidiaries.

    The Exchange Notes will be unsecured obligations of the Company, ranking subordinate in right of payment to all Senior Debt of the Company.

    The Company will issue the Exchange Notes in fully registered form in denominations of $1,000 and integral multiples thereof. The Trustee will initially act as paying agent (the "Paying Agent") and registrar (the "Registrar") for the Exchange Notes. The Exchange Notes may be presented for registration of transfer and exchange at the offices of the Registrar. The Company may change any Paying Agent and Registrar without notice to holders of the Exchange Notes (the "Holders"). The Company will pay principal (and premium, if any) on the Exchange Notes at the Trustee's office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders. Any Outstanding Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture (and together are referred to in this description as "Notes").

PRINCIPAL, MATURITY AND INTEREST

    The Notes are limited in aggregate principal amount to $100.0 million. The Notes will mature on June 15, 2009. Interest on the Notes will accrue at the rate of 11 3/4% per annum and will be payable semiannually in cash on each June 15 and December 15, commencing on December 15, 1999, to the persons who are registered Holders at the close of business on the June 1 and December 1 immediately preceding the applicable interest payment date. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance.

    The Notes will not be entitled to the benefit of any mandatory sinking fund.

    The initial offering price of the Exchange Notes in this offering is 100% plus accrued interest, if any, from the Issue Date. If a bankruptcy case is commenced by or against the Company under applicable bankruptcy law after the issuance of the Exchange Notes, the claim of a Holder of the Exchange Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of: (i) the initial offering price; and (ii) that portion of the original issue discount that had been amortized as of any such bankruptcy filing.

REDEMPTION

    OPTIONAL REDEMPTION. Except as described below, the Notes are not redeemable before June 15, 2004. Thereafter, the Company may redeem the Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on June 15 of the year set forth below:

YEAR                                                                                PERCENTAGE
----------------------------------------------------------------------------------  -----------
2004..............................................................................     105.875%
2005..............................................................................     103.917%
2006..............................................................................     101.959%
2007 and thereafter...............................................................     100.000%

    In addition, the Company must pay accrued and unpaid interest on the Notes redeemed.

    OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERINGS. At any time, or from time to time, on or prior to June 15, 2002, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 35% of the principal amount of the Notes issued under the Indenture at a redemption price of 111.75% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; PROVIDED that:

        (1) at least 65% of the principal amount of Notes issued under the Indenture remains outstanding immediately after any such redemption; and

        (2) the Company makes such redemption not more than 90 days after the consummation of any such Public Equity Offering.

    "Public Equity Offering" means an underwritten public offering of Capital Stock of the Company (other than Redeemable Stock) pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

SELECTION AND NOTICE OF REDEMPTION

    In the event that the Company chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee either:

        (1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or,

        (2) on a pro RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate.

    No Notes of a principal amount of $1,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of a Public Equity Offering, the Trustee will select the Notes only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to DTC procedures). Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

SUBORDINATION

    The payment of all Obligations on or relating to the Notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt of the Company (including the Obligations with respect to the Credit Agreement). Notwithstanding the foregoing, payments and distributions made relating to the Notes pursuant to the trust described under "--Legal Defeasance and Covenant Defeasance" shall not be so subordinated in right of payment.

    The holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim in any such proceeding) before the Holders of Notes will be entitled to receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the Notes in the event of any distribution to creditors of the Company:

        (1) in a liquidation or dissolution of the Company;

        (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

        (3) in an assignment for the benefit of creditors; or

        (4) in any marshalling of the Company's assets and liabilities.

    The Company also may not make any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the Notes or acquire any Notes for cash or property or otherwise if:

        (1) a payment default on any Senior Debt occurs and is continuing; or

        (2) any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative of any Designated Senior Debt.

    Payments on and distributions with respect to any Obligations on, or with respect to, the Notes may and shall be resumed:

        (1) in the case of a payment default, upon the date on which such default is cured or waived; and

        (2) in case of a nonpayment default, the earliest of (x) the date on which all nonpayment defaults are cured or waived (so long as no other event of default exists), (y) 180 days after the date on which the applicable Payment Blockage Notice is received or (z) the date on which the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated.

    No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

    No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of delivery of such initial Payment Blockage Notice that in either case would give rise to a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

    The Company must promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Company, Holders of the Exchange Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. See "Risk Factors-Subordination."

    After giving effect to the offering of the Outstanding Notes and the application of the proceeds therefrom, on a PRO FORMA basis, at April 4, 1999, the aggregate amount of Senior Debt outstanding was approximately $163.4 million (excluding unused commitments of $78.6 million under the Credit Agreement).

GUARANTEES

    The Guarantors will jointly and severally guarantee the Company's obligations under the Indenture and the Notes on a senior subordinated basis. Each Guarantee will be subordinated to Guarantor Senior Debt on the same basis as the Notes are subordinated to Senior Debt. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

    Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor that is a Wholly-Owned Restricted Subsidiary of the Company without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See "Certain Covenants-- Consolidation, Merger and Sale of Assets." In the event all of the Capital Stock of a Guarantor is sold by the Company and the sale complies with the provisions set forth in "Certain Covenants--Limitation on Asset Sales," the Guarantor's Guarantee will be released.

CERTAIN COVENANTS

    LIMITATION ON INDEBTEDNESS. Under the terms of the Indenture, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (other than Permitted Indebtedness (as defined below)); PROVIDED, HOWEVER, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the Incurrence of any such Indebtedness, the Company or any Restricted Subsidiary that is a Guarantor may Incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary that is not a Guarantor may Incur Acquired Indebtedness, in each case if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company would be greater than
2.0 to 1.0.

    Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following (each, "Permitted Indebtedness"):

        (1) Indebtedness of the Company and any Guarantor outstanding at any time in an aggregate principal amount not to exceed an amount equal to $150.0 million under the Credit Agreement, less any amount of Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below;

        (2) Indebtedness under the Notes and the related Guarantees;

        (3) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

        (4) Indebtedness to the Company or any of its Wholly-Owned Restricted Subsidiaries as long as such Indebtedness continues to be owed to the Company or any of its Wholly-Owned Restricted Subsidiaries;

        (5) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, Indebtedness then outstanding, other than Indebtedness Incurred under clause (1) or (4) above or clause (6) or (7) below, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees, and expenses); PROVIDED that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is PARI PASSU with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (5) if:

           (i) in the case where the Indebtedness to be refinanced is PARI PASSU with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made PARI PASSU with, or subordinate in right of payment to, the Notes;

           (ii) in the case where the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes; and

           (iii) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded;

        (6) Indebtedness:

           (i) in respect of performance, surety, or appeal bonds provided in the ordinary course of business consistent with past practice;

           (ii) under Currency Agreements and Interest Rate Agreements; PROVIDED that, in the case of Currency Agreements that relate to other Indebtedness, such Currency Agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities, and compensation payable thereunder; and

           (iii) arising from agreements providing for indemnification, adjustment of purchase price, or similar obligations, or from guarantees or letters of credit, bankers' acceptances, surety bonds, or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets, or Restricted Subsidiary (other than guarantees of Indebtedness Incurred by any person acquiring all or any portion of such business, assets, or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; and

        (7) Indebtedness of the Company and its Restricted Subsidiaries not to exceed $20.0 million at any time outstanding.

    For purposes of determining compliance with the "Limitation on Indebtedness" covenant described above;

        (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the clauses of the preceding paragraph, the Company, in its sole discretion, shall classify (or later reclassify) such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one such clause; and

        (2) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in conformity with GAAP.

    Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Redeemable Stock in the form of additional shares of the same class of Redeemable Stock will not be deemed to be an Incurrence of Indebtedness or an issuance of Redeemable Stock for purposes of the "Limitation on Indebtedness" covenant.

    LIMITATION ON RESTRICTED PAYMENTS. Under the terms of the Indenture, so long as any of the Notes are outstanding, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly;

        (1) declare or pay any dividend or make any distribution on its Capital Stock (other than pro rata dividends or distributions payable solely in shares of its or such Restricted Subsidiary's Capital Stock (other than Redeemable Stock) of the same class held by such holders or in options, warrants, or other rights to acquire such shares of Capital Stock) held by persons other than the Company or any of its Wholly-Owned Restricted Subsidiaries;

        (2) purchase, redeem, retire, or otherwise acquire for value any shares of Capital Stock of the Company or any Restricted Subsidiary (including options, warrants, or other rights to acquire such shares of Capital Stock) held by persons other than the Company or any of its Wholly-Owned Restricted Subsidiaries;

        (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes; or

        (4) make any Investment that is a Restricted Investment (each of such payments or any other actions described in clauses (1) through (4) being referred to as a "Restricted Payment") if, at the time of, and after giving effect to, the proposed Restricted Payment:

           (i) a Default or Event of Default shall have occurred and be continuing;

           (ii) the Company could not Incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Indebtedness" covenant; or

           (iii) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the board of directors, whose determination shall be conclusive and evidenced by a board resolution) after the Issue Date shall exceed the sum of:

               (A) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of such amount) (determined by excluding income created by transfers of assets received by the Company or a Restricted Subsidiary from an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter in which the Issue Date occurs and ending on the last day of the last fiscal quarter preceding the Transaction Date, PLUS

               (B) the aggregate net proceeds (including the fair market value of non-cash proceeds as determined in good faith by the board of directors) received by the Company from the issuance and sale of its Capital Stock (other than Redeemable Stock) to a person who is not a Subsidiary of the Company, (including Capital Stock of the Company (other than Redeemable Stock) issued upon the conversion of convertible Indebtedness, in exchange for outstanding Indebtedness or upon the exercise of any options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of the Company), PLUS

               (C) without duplication, the sum of:

                   (I) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

                   (II) the net cash proceeds received by the Company or any
               Restricted Subsidiary of the Company from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); and

                   (III) upon redesignation of an Unrestricted Subsidiary as a
               Restricted Subsidiary, the fair market value of such Subsidiary (valued in each case as provided in the definition of "Investments");

               PROVIDED, HOWEVER, that the sum of clauses (I), (II) and (III) above shall not exceed the aggregate amount of all such Investments made by the Company or any Restricted Subsidiary in the relevant person or Unrestricted Subsidiary subsequent to the Issue Date, PLUS

               (D) $10.0 million.

    The foregoing provision shall not take into account, and shall not be violated by reason of:

        (1) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

        (2) the redemption, repurchase, defeasance, or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, permitted refinancing indebtedness;

        (3) the repurchase, redemption or other acquisition of Capital Stock of the Company in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Redeemable Stock) of the Company;

        (4) the acquisition of Indebtedness of the Company that is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of the Capital Stock of the Company (other than Redeemable Stock);

        (5) the purchase, redemption, acquisition, cancellation, or other retirement for value of shares of Capital Stock of the Company, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, termination of employment, or pursuant to any agreement under which such shares of stock or related rights were issued; or

        (6) payments or distributions pursuant to or in connection with a consolidation, merger, or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations, and transfers of all or substantially all of the property and assets of the Company; or

        (7) the payment of amounts due with respect to the Forward Equity Contracts in effect on the Issue Date;

provided that, except in the case of clauses (1) and (3), no Default or Event of Default (as defined below) shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

    Notwithstanding the foregoing, in the event of an issuance of Capital Stock (other than Redeemable Stock) of the Company and (1) the repurchase, redemption, or other acquisition of Capital Stock out of the proceeds of such issuance or
(2) the acquisition of Indebtedness that is subordinated in right of payment to the Exchange Notes out of the proceeds of such issuance, then, in calculating whether the conditions of clause (iii) above have been met with respect to any subsequent Restricted Payments, the proceeds of any such issuance shall be included under such clause (iii) only to the extent such proceeds are not applied as described in clause (1) or (2) of this paragraph.

    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. Under the terms of the Indenture, so long as any of the Notes are outstanding, the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any kind of consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

        (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary;

        (2) pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary;

        (3) make loans or advances to the Company or any other Restricted Subsidiary; or

        (4) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

    The foregoing provisions shall not restrict any encumbrances or restrictions:

        (1) existing on the Issue Date in the Credit Agreement, the Indenture, or any other agreements in effect on the Issue Date, and any extensions, refinancings, renewals, or replacements of any of the foregoing; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals, or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed, or replaced;

        (2) existing under or by reason of applicable law;

        (3) existing with respect to any person or the property or assets of such person acquired by the Company or any Restricted Subsidiary and existing at the time of such acquisition, which encumbrances or restrictions
    (i) are not applicable to any person or the property or assets of any person other than such person or the property or assets of such person so acquired and (ii) were not put in place in anticipation of such acquisition, and any extensions, refinancings, renewals, or replacements of any of the foregoing; PROVIDED that the encumbrances and restrictions in any such extensions, refinancings, renewals, or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed, or replaced;

        (4) in the case of clause (4) of the first paragraph of this covenant;

           (i) that restrict in a customary manner the subletting, assignment, or transfer of any property or asset that is a lease, license, conveyance, or contract or similar property or asset;

           (ii) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture; or

           (iii) not relating to any Indebtedness, and, in each of cases (i),
       (ii), or (iii), arising or agreed to in the ordinary course of business and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; or

        (5) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary.

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    Nothing contained in the preceding paragraph shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming, or suffering to exist any Liens otherwise permitted by the "Limitation on Liens" covenant or
(2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

    LIMITATION ON TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. Under the terms of the Indenture, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew, or extend any transaction (including, without limitation, the purchase, sale, lease, or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary (each, a "Related Party Transaction"), except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a person that is not such a holder or an Affiliate.

    Without limiting the foregoing:

        (1) any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $1.0 million must first be approved pursuant to a board resolution by a majority of the board of directors of the Company who are disinterested in the subject matter of the transaction; and

        (2) with respect to any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $10.0 million, the Company must first obtain a favorable written opinion from an independent financial advisor of national reputation as to the fairness, from a financial point of view, of such transaction to the Company or such Restricted Subsidiary, as the case may be.

    The foregoing limitation does not limit, and will not apply to:

        (1) any transaction between the Company and any of its Wholly-Owned Restricted Subsidiaries or between Wholly-Owned Restricted Subsidiaries of the Company;

        (2) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company;

        (3) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant; or

        (4) any loans or advances by the Company to employees of the Company or a Restricted Subsidiary in the ordinary course of business and in furtherance of the Company's business.

    LIMITATION ON LIENS. Under the terms of the Indenture, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, Incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

        (1) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

        (2) in all other cases, the Notes are equally and ratably secured, except for:

           (i) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

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           (ii) Liens securing Senior Debt and Liens securing Guarantor Senior
       Debt;

           (iii) Liens securing the Notes and the Guarantees;

           (iv) Liens of the Company or a Wholly-Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company;

           (v) Liens securing Indebtedness which is Incurred to refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been Incurred in accordance with the provisions of the Indenture; PROVIDED, HOWEVER, that such Liens: (A) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced; and (B) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; and

           (vi) Permitted Liens.

    PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED DEBT. Under the terms of the Indenture, the Company will not, and will not permit any Restricted Subsidiary that is a Guarantor to, Incur or suffer to exist Indebtedness that is senior in right of payment to the Notes or such Guarantor's Guarantee, as the case may be, and subordinate in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be.

    LIMITATION ON ASSET SALES. Under the terms of the Indenture, the Company shall not effect or permit any Asset Sale unless:

        (1) such Asset Sale is effected at least fair market value (as determined in good faith by the board of directors);

        (2) in the case of any Asset Sale or series of related Asset Sales for a total consideration in excess of $10.0 million, at least 80% of the consideration is received in cash; and

        (3) in the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Issue Date exceed $10.0 million;

    then the Company shall or shall cause the relevant Restricted Subsidiary to:

        (1) within 270 days after the date Net Cash Proceeds so received exceed $10.0 million:

           (i) apply an amount equal to such excess Net Cash Proceeds to permanently repay Senior Debt, Guarantor Senior Debt or Indebtedness of any Restricted Subsidiary that is not a Guarantor in each case owing to a person other than the Company or any of its Restricted Subsidiaries and, in the case of repayment of Indebtedness arising under the Credit Agreement or any other revolving credit facility, effect a permanent reduction in the commitments or availability under the Credit Agreement or such other facility; or

           (ii) invest an equal amount, or the amount not so applied pursuant to clause (i) (or enter into a definitive agreement committing so to invest within 270 days after the date of receipt of such Net Cash Proceeds and investing within 360 days of the receipt of such Net Cash Proceeds), in property or assets of a nature or type or that are used in a business similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the board of directors, whose determination shall be conclusive and evidenced by a board resolution); and

        (2) apply (no later than the end of the periods referred to in clause
    (1)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided below. The amount of such

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    excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 270-day period as set forth in clause (1) of the preceding sentence and not applied as so required by the end of such period (or, with respect to such Net Cash Proceeds committed to be applied, such 360-day period) shall constitute "Excess Proceeds."

    If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $10.0 million, the Company must, not later than the fifteenth Business Day of such month, make an offer (an "Excess Proceeds Offer") to purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes, plus, in each case, accrued interest (if any) to the date of purchase (the "Excess Proceeds Payment").

    The Company shall commence an Excess Proceeds Offer by mailing a notice to the Trustee and each Holder stating:

        (1) that the Excess Proceeds Offer is being made pursuant to the "Limitation on Asset Sales" covenant and that all Notes validly tendered will be accepted for payment on a pro rata basis;

        (2) the purchase price and the date of purchase (which shall be the date 20 Business Days from the date such notice is mailed) (the "Excess Proceeds Payment Date");

        (3) that any Exchange Note not tendered will continue to accrue interest pursuant to its terms;

        (4) that, unless the Company defaults in the payment of the Excess Proceeds Payment, any Exchange Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Excess Proceeds Payment Date;

        (5) that Holders electing to have an Exchange Note purchased pursuant to the Excess Proceeds Offer will be required to surrender the Exchange Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Exchange Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Payment Date;

        (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date, a telegram, facsimile transmission, or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

        (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; PROVIDED that each Exchange Note purchased and each new Exchange Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

    On the Excess Proceeds Payment Date, the Company shall:

        (1) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to the Excess Proceeds Offer;

        (2) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

        (3) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an officers' certificate specifying the Notes or portions thereof accepted for payment by the Company.

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    The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Exchange Note equal in principal amount to any unpurchased portion of the Exchange Note surrendered; PROVIDED that each Exchange Note purchased and each new Exchange Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For purposes of the "Limitation on Asset Sales" covenant of the Indenture, the Trustee shall act as the Paying Agent.

    The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that such Excess Proceeds are received by the Company under the "Limitation on Asset Sales" covenant of the Indenture and the Company is required to repurchase Notes as described above.

    LIMITATION OF GUARANTEES BY RESTRICTED SUBSIDIARIES. Under the terms of the Indenture, the Company will not permit any of its Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any other Restricted Subsidiary of the Company (other than Permitted Indebtedness of a Restricted Subsidiary of the Company), unless, in any such case:

        (1) such Restricted Subsidiary executes and delivers a supplemental indenture to the Indenture, providing a guarantee of payment of the Notes by such Restricted Subsidiary; and

        (2) (i) if any such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Senior Debt, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such Senior Debt may be senior to the Guarantee pursuant to subordination provisions no less favorable to the Holders of the Notes than those contained in the Indenture; and

          (ii) if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee pursuant to subordination provisions no less favorable to the Holders of the Notes than those contained in the Indenture.

    Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:

        (1) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph; or

        (2) any sale or other disposition (by merger or otherwise) to any person which is not a Restricted Subsidiary of the Company of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; PROVIDED that (i) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of the Indenture and (ii) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

    REPORTS TO HOLDERS. The Indenture will provide that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish the Holders of Notes:

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        (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

        (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations.

    In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

REPURCHASE OF NOTES UPON A CHANGE OF CONTROL

    Under the terms of the Indenture, upon the occurrence of a Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the date of purchase (the "Change of Control Payment"). Prior to the mailing of the notice to Holders provided for in the succeeding paragraph, but in any event within 30 days following any Change of Control, the Company covenants to:

        (1) repay in full all Indebtedness of the Company that would prohibit the repurchase of the Notes as provided for in the succeeding paragraph; or

        (2) obtain any requisite consents under instruments governing any such Indebtedness of the Company to permit the repurchase of the Notes as provided for in the succeeding paragraph. The Company shall first comply with the covenant clause (1) above before it shall be required to repurchase Notes pursuant to the "Repurchase of Notes upon a Change of Control" covenant of the Indenture.

    Within 30 days of the Change of Control, the Company shall mail a notice to the Trustee and each Holder stating:

        (1) that a Change of Control has occurred (and a brief description of the events resulting in such Change of Control), that the Change of Control Offer is being made pursuant to the "Repurchase of Notes upon a Change of Control" covenant of the Indenture and that all Notes validly tendered will be accepted for payment;

        (2) the purchase price and the date of purchase (which shall be the date 20 business days from the date such notice is mailed) (the "Change of Control Payment Date");

        (3) that any Exchange Note not tendered will continue to accrue interest pursuant to its terms;

        (4) that, unless the Company defaults in the payment of the Change of Control Payment, any Exchange Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

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        (5) that Holders electing to have any Exchange Note or portion thereof purchased pursuant to the Change of Control Offer will be required to surrender such Exchange Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of such Exchange Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the business day immediately preceding the Change of Control Payment Date;

        (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third business day immediately preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission, or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and

        (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; PROVIDED that each Exchange Note purchased and each new Exchange Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

    On the Change of Control Payment Date, the Company shall:

        (1) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer;

        (2) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

        (3) deliver, or cause to be delivered, to the Trustee, all Notes or portions thereof so accepted together with an officers' certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail, to the holders of Notes so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Exchange Note equal in principal amount to any unpurchased portion of the Notes surrendered; PROVIDED that each Exchange Note purchased and each new Exchange Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of the "Repurchase of Notes upon a Change of Control" covenant of the Indenture, the Trustee shall act as Paying Agent.

    The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in the event that a Change of Control occurs and the Company is required to repurchase the Notes under the "Repurchase of Notes upon a Change of Control" covenant of the Indenture.

    If the Company is unable to repay all of its Indebtedness that would prohibit repurchase of the Notes or is unable to obtain the consents of the Holders of Indebtedness, if any, of the Company outstanding at the time of a Change of Control whose consent would be so required to permit the repurchase of Notes, then the Company will have breached the "Repurchase of Notes upon a Change of Control" covenant of the Indenture. This breach will constitute an Event of Default under the Indenture if it continues for a period of 30 consecutive days after written notice is given to the Company by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes outstanding. In addition, the failure by the Company to repurchase Notes at the conclusion of the Change of Control Offer will constitute an Event of Default (as defined below) without any waiting period or notice requirements.

    There can be no assurances that the Company will have sufficient funds available, or will be able to obtain third-party financing, at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the "Repurchase of Notes upon a Change of Control"

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covenant of the Indenture (as well as may be contained in other securities of the Company which might be outstanding at the time). The "Repurchase of Notes upon a Change of Control" covenant of the Indenture will, unless the consents referred to above are obtained, require the Company to repay all Indebtedness then outstanding which, by its terms, would prohibit such Exchange Note repurchase, either prior to or concurrently with such Note repurchase. The terms of the Credit Agreement and the 9 3/4% Senior Notes prohibit such a Note repurchase.

EVENTS OF DEFAULT

    An Event of Default, as defined in the Indenture and applicable to the Notes, will occur with respect to the Notes if:

        (1) the Company defaults in the payment of principal of (or premium if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption, mandatory repurchase, or otherwise (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

        (2) the Company defaults in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

        (3) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture with respect to the Exchange Notes or under the Exchange Notes and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or by the Holders of 25% or more in aggregate principal amount of the Exchange Notes;

        (4) there occurs with respect to any issue or issues of Indebtedness of the Company or any Restricted Subsidiary having an outstanding principal amount of $10.0 million or more in the aggregate for all such issues of all such persons, whether such Indebtedness now exists or shall hereafter be created:

           (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and/or

           (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity;

        (5) any final judgment or order (not covered by insurance) for the payment of money in excess of $10.0 million in the aggregate for all such final judgments or orders (treating any deductibles, self-insurance, or retention as not so covered) shall be rendered against the Company or any Restricted Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such persons to exceed $10.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

        (6) a court having jurisdiction in the premises enters a decree or order for:

           (i) relief in respect of the Company or any Restricted Subsidiary in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect;

           (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of the Company or any Restricted Subsidiary or for all or substantially all of the property and assets of the Company or any Restricted Subsidiary; or

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           (iii) the winding up or liquidation of the affairs of the Company or any Restricted Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

        (7) the Company or any Restricted Subsidiary:

           (i) commences a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law;

           (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of the Company or any Restricted Subsidiary or for all or substantially all of the property and assets of the Company or any Restricted Subsidiary; or

           (iii) effects any general assignment for the benefit of creditors; or

        (8) any Guarantee of a Restricted Subsidiary ceases to be in full force and effect or any Guarantee of a Restricted Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Restricted Subsidiary is found to be invalid or any Guarantor that is a Restricted Subsidiary denies its liability under its Guarantee (other than by reason of release of such Guarantor in accordance with the terms of the Indenture).

    If an Event of Default (other than an Event of Default specified in clause
(6) or (7) above that occurs with respect to the Company) occurs and is continuing under the Indenture, then, and in each and every such case, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding under the Indenture by written notice to the Company (and to the Trustee if such notice is given by the Holders (the "Acceleration Notice")), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (4) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause
(4) shall be remedied or cured by the Company and/or the relevant Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (6) or (7) above occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the Notes may, by written notice to the Company and to the Trustee, waive all past defaults with respect to the Notes and rescind and annul a declaration of acceleration with respect to the Notes and its consequences if all existing Events of Default applicable to Notes, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "--Modification and Waiver."

    The Holders of at least a majority in aggregate principal amount of the Notes may direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of the Notes not joining in the giving of such direction and may take any other action it deems proper that is not

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inconsistent with any such direction received from Holders of the Notes. A
Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

        (1) the Holder gives the Trustee written notice of a continuing Event of Default;

        (2) the Holders of at least 25% in aggregate principal amount of Notes make a written request to the Trustee to pursue the remedy;

        (3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability, or expense;

        (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

        (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the Outstanding Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Exchange Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

    The Indenture will require certain officers of the Company to certify, on or before a date not more than 90 days after the end of each fiscal year, that they have conducted or supervised a review of the activities of the Company and its subsidiaries and the Company's and its subsidiaries' performance under the Indenture and that to the best of such officers' knowledge, based upon such review, the Company has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

CONSOLIDATION, MERGER, AND SALE OF ASSETS

    The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease, or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to any person (other than a consolidation with or merger with or into a Wholly-Owned Restricted Subsidiary with a positive net worth; PROVIDED that, in connection with any such merger of the Company with a Wholly-Owned Restricted Subsidiary, no consideration (other than common stock in the surviving person or the Company) shall be issued or distributed to the stockholders of the Company) or permit any person to merge with or into the Company unless:

        (1) the Company shall be the continuing person, or the person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under the Indenture;

        (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

        (3) immediately after giving effect to such transaction on a pro forma basis, the Company or any person becoming the successor obligor of the Notes, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

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
        (4) immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Indebtedness" covenant; and

        (5) the Company delivers to the Trustee an officers' certificate (attaching the arithmetic computations to demonstrate compliance with clause
    (3)) and opinion of counsel, in each case stating that such consolidation, merger, or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; PROVIDED, HOWEVER, that clause (3) above does not apply if, in the good faith determination of the board of directors of the Company, whose determination shall be evidenced by a board resolution, the principal purpose of such transaction is to change the state of incorporation of the Company; and PROVIDED FURTHER that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

    The Indenture will provide that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such.

    Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of "--Limitation on Asset Sales") will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any person other than the Company or any other Guarantor unless:

        (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

        (2) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee;

        (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

        (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (4) of the first paragraph of this covenant.

    Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or any merger or consolidation of a Guarantor and a Restricted Subsidiary of the Company (with a Guarantor being the surviving entity) need only comply with clause (5) of the first paragraph of this covenant.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the Notes ("Legal Defeasance"). Such Legal Defeasance

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
means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes, except for:

        (1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

        (2) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

        (3) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith; and

        (4) the Legal Defeasance provisions of the Indenture.

    In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance:

        (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

        (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

           (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

           (ii) since the date of the Indenture, there has been a change in the applicable federal income tax law;

    in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

        (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

        (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

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
        (6) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

        (7) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

        (8) the Company shall have delivered to the Trustee an opinion of counsel to the effect that:

           (i) the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under the Indenture; and

           (ii) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

        (9) certain other customary conditions precedent are satisfied.

    Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SATISFACTION AND DISCHARGE

    The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all Notes when:

        (1) either:

           (i) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

           (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

        (2) the Company has paid all other sums payable under the Indenture by the Company; and

        (3) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

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
MODIFICATION AND WAIVER

    The Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Holder:

        (1) to cure any ambiguity, defect, or inconsistency in the Indenture; PROVIDED that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect;

        (2) to comply with the provisions in the Indenture described above under the caption entitled "Consolidation, Merger, and Sale of Assets";

        (3) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA;

        (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

        (5) to establish the form or forms or terms of the Notes as permitted by the Indenture;

        (6) to provide for uncertificated Notes and to make all appropriate changes for such purpose; or

        (7) to make any change that does not materially and adversely affect the rights of any Holder.


    The Indenture also provides that modifications and amendments of the Indenture may be made by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of each Holder affected thereby:



        (1) change the stated maturity of the principal of, or any installment of interest on, any Note;



        (2) reduce the principal amount of, or premium, if any, or interest on, any Note;



        (3) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note;



        (4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the redemption date) of any Note;


        (5) reduce the above-stated percentage of Notes the consent of whose Holders is necessary to modify or amend the Indenture;

        (6) waive a default in the payment of principal of, premium, if any, or interest on the Notes;


        (7) reduce the percentage or aggregate principal amount of an outstanding Note the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;


        (8) after the Company's obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto; or

        (9) modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the Holders.

    It shall not be necessary for the consent of the Holders under the Indenture to approve the particular form of any proposed amendment, supplement, or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement, or waiver under the Indenture becomes effective, the Company shall give to the Holders affected thereby a notice briefly describing the amendment, supplement, or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

    Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee, or otherwise, to any Holder of any Exchange Note for or as an inducement to any consent, waiver, or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive, or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver, or agreement.

NO PERSONAL LIABILITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS, OR
  EMPLOYEES

    The Indenture provides that no recourse shall be had for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant, or agreement of the Company in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, against any incorporator, shareholder, officer, director, employee, or controlling person of the Company or of any successor person thereof. Each holder, by accepting the Notes, waives and releases all such liability.

CONCERNING THE TRUSTEE

    The Indenture provides that, except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in such Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

    The Indenture and provisions of the TIA incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; PROVIDED, HOWEVER, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

GOVERNING LAW

    The Indenture will provide that it, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for the full definition of all terms as well as any other capitalized term used herein for which no definition is provided.

    "ACQUIRED INDEBTEDNESS" is defined to mean Indebtedness of a person existing at the time such person merged with or into or became a Restricted Subsidiary.

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
    "ADJUSTED CONSOLIDATED NET INCOME" is defined to mean, for any period, the aggregate net income (or loss) of the Company and its consolidated Restricted Subsidiaries for such period determined in conformity with GAAP; PROVIDED that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

        (1) the net income (or loss) of any person that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions that both (i) are actually paid in cash to the Company or any of its Restricted Subsidiaries by such person during such period and (ii) when taken together with all other dividends and distributions paid during such period in cash to the Company or any of its Restricted Subsidiaries by such person, are not in excess of the Company's or any of its Restricted Subsidiaries' pro rata share of such other person's aggregate net income earned during such period;

        (2) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (iii) of the first paragraph of the "Limitation on Restricted Payments" covenant described above (and in such case, except to the extent includable pursuant to clause (1) above), the net income of any person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such person are acquired by the Company or any of its Restricted Subsidiaries;

        (3) the net income (or loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not permitted by its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to such Restricted Subsidiary;

        (4) any net gains or losses (on an after-tax basis) attributable to Asset Sales; and

        (5) all net after-tax extraordinary gains and extraordinary losses.

    "AFFILIATE" is defined to mean, as applied to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as applied to any person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract, or otherwise.

    "ASSET ACQUISITION" is defined to mean:

        (1) an investment by the Company or any of its Restricted Subsidiaries in any other person pursuant to which such person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; or

        (2) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business, or one or more restaurant properties, of such person.

    "ASSET DISPOSITION" is defined to mean the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of:

        (1) all or substantially all of the Capital Stock of any Restricted Subsidiary; or

        (2) all or substantially all of the assets that constitute a division or line of business, or one or more restaurant properties, of the Company or any of its Restricted Subsidiaries.

    "ASSET SALE" is defined to mean any sale, transfer, or other disposition (including by way of merger, consolidation, or sale-leaseback transactions) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries of all or any of its property, business, or assets (including, without limitation, the Capital Stock of any Restricted Subsidiary); PROVIDED that the following shall not be included in the definition of "Asset Sale":

        (1) any transaction or series of related transactions for which the Company or any Restricted Subsidiary of the Company receives aggregate consideration of less than $1.0 million;

        (2) any conveyance, sale, lease, transfer, or other disposition by a Restricted Subsidiary of the Company of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or a Restricted Subsidiary of the Company;

        (3) any conveyance, sale, lease, transfer, or other disposition by the Company or any Restricted Subsidiary of the Company in the ordinary course of business of assets acquired and held for resale in the ordinary course of business (in no event shall the conveyance, sale, lease, transfer, or other disposition of a restaurant property by the Company or any Restricted Subsidiary of the Company be considered in the ordinary course of business for purposes of the Indenture);

        (4) any conveyance, sale, lease, transfer, or other disposition by the Company and its Restricted Subsidiaries of assets pursuant to and in accordance with the provisions described under "--Consolidation, Merger, and Sale of Assets";

        (5) any sale by the Company or any Restricted Subsidiary of the Company of damaged, worn out, or other obsolete property in the ordinary course of business;

        (6) any abandonment by the Company or any Restricted Subsidiary of the Company of assets and properties that are no longer useful in its business and cannot be sold; or

        (7) any transfer by the Company or any Restricted Subsidiary of the Company of any Capital Stock of any Restricted Subsidiary of the Company to the Company or any Restricted Subsidiary of the Company.

    "AVERAGE LIFE" is defined to mean, at any date of determination with respect to any Exchange Note, the quotient obtained by dividing:

        (1) the sum of the products of (i) the number of years from such date of determination to the dates of each successive scheduled principal payment of such Exchange Note and (ii) the amount of such principal payment by

        (2) the sum of all such principal payments.

    "CAPITAL STOCK" is defined to mean, with respect to any person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting) of such person's capital stock or other ownership interests, whether now outstanding or issued after the Issue Date, including, without limitation, all common stock and preferred stock.

    "CAPITALIZED LEASE" is defined to mean, as applied to any person, any lease of any property (whether real, personal, or mixed) of which the discounted present value of the rental obligations of such person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such person; and "Capitalized Lease Obligation" is defined to mean the rental obligations, as aforesaid, under such lease.

    "CASH EQUIVALENTS" is defined to mean:

        (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

        (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's");

        (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

        (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

        (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

        (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

    "CHANGE OF CONTROL" is defined to mean such time as:

        (1) a "person" or "group" (within the meaning of sections 13(d) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total Voting Stock of the Company on a fully diluted basis; or

        (2) individuals who at the beginning of any period of two consecutive calendar years constituted the board of directors (together with any new directors whose election by the board of directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the board of directors then still in office who either were members of the board of directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the board of directors then in office.

    "CONSOLIDATED EBITDA" is defined to mean, for any period, the sum of the amounts for such period of:

        (1) Adjusted Consolidated Net Income;

        (2) Consolidated Interest Expense;

        (3) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets);

        (4) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income;

        (5) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income; and

        (6) all other non-cash items reducing Adjusted Consolidated Net Income, less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP;

    PROVIDED that, if any Restricted Subsidiary is not a Wholly-Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to:

           (i) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by

           (ii) the quotient of (A) the number of shares of outstanding common stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by
       (B) the total number of shares of outstanding common stock of such Restricted Subsidiary on the last day of such period.

    "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" is defined to mean, on any Transaction Date, the ratio of the aggregate amount of Consolidated EBITDA for the four fiscal quarters for which financial information in respect thereof is available immediately prior to such Transaction Date (the "Reference Period") to the aggregate Consolidated Fixed Charges during such Reference Period.

    In making the foregoing calculation;

        (1) pro forma effect shall be given to:

           (i) any Indebtedness Incurred subsequent to the end of the Reference Period and prior to the Transaction Date;

           (ii) any Indebtedness Incurred during such Reference Period to the extent such Indebtedness is outstanding at the Transaction Date; and

           (iii) any Indebtedness to be Incurred on the Transaction Date, in each case as if such Indebtedness had been Incurred on the first day of such Reference Period and after giving pro forma effect to the application of the proceeds thereof as if such application had occurred on such first day;

        (2) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period;

        (3) there shall be excluded from Consolidated Fixed Charges any Consolidated Fixed Charges related to any amount of Indebtedness, Redeemable Stock, or obligations under leases that was outstanding during such Reference Period or thereafter but that is not outstanding or is to be repaid on the Transaction Date, except for Consolidated Interest Expense accrued (as adjusted pursuant to clause (2) above) during such Reference Period under a revolving credit or similar working capital facility in the ordinary course for working capital purposes;

        (4) PRO FORMA effect shall be given to Asset Dispositions and Asset Acquisitions (including giving PRO FORMA effect to the application of proceeds of any Asset Disposition and the Consolidated EBITDA relating to such Asset Acquisitions or Asset Dispositions) that occur during such Reference Period or thereafter and on or prior to the Transaction Date as if they had occurred and such proceeds had been applied on the first day of such Reference Period;

        (5) with respect to any such Reference Period commencing prior to the Issue Date, the issuance of the Notes shall be deemed to have taken place on the first day of such Reference Period; and

        (6) PRO FORMA effect shall be given to asset dispositions and asset acquisitions (including giving PRO FORMA effect to the application of proceeds of any asset disposition) that have been made by

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    any person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period or subsequent to such period and prior to the Transaction Date and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period;

PROVIDED that to the extent that clause (4) or (6) above requires that pro forma effect be given to an asset acquisition or asset disposition, such PRO FORMA calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date the person, or division or line of business of the person, or restaurant property, that is acquired or disposed of, for which financial information is available.

    "CONSOLIDATED FIXED CHARGES" is defined to mean, for any period, the sum (without duplication) of:

        (1) Consolidated Interest Expense for such period; and

        (2) the product of (x) cash and non-cash dividends (except dividends payable solely in shares of Capital Stock that are not Redeemable Stock) paid, declared, accrued, or accumulated on any Redeemable Stock and (y) a fraction, the numerator of which is one and the denominator of which is one minus the sum of the currently effective combined Federal, state, local, and foreign tax rate of the Company and its Restricted Subsidiaries.

    "CONSOLIDATED INTEREST EXPENSE" is defined to mean, for any period, the aggregate amount of:

        (1) interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is guaranteed by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued, or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; EXCLUDING, HOWEVER, any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof); and

        (2) the amount of dividends accrued or payable by such person or any of its consolidated Restricted Subsidiaries in respect of preferred stock (other than by Restricted Subsidiaries of such person to such person or such person's Wholly-Owned Restricted Subsidiaries).

    "CONSOLIDATED NET WORTH" is defined to mean, at any date of determination, stockholders' equity of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation), less:

        (1) amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness;

        (2) cost of treasury stock; and

        (3) the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No.
    52).

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    "CREDIT AGREEMENT" is defined to mean the Credit Agreement dated as of June
22, 1999, between the Company, the lenders party thereto in their capacities as lenders thereunder and Wachovia Bank, N.A., as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (PROVIDED that such increase in borrowings is permitted by the "Limitation on Indebtedness" covenant above) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

    "CURRENCY AGREEMENT" is defined to mean any foreign exchange contract, currency swap agreement, or other similar agreement or arrangement designed to protect against fluctuation in currency values.

    "DEFAULT" is defined to mean any event that is, or after notice or passage of time or both would be, an Event of Default.

    "DESIGNATED SENIOR DEBT" is defined to mean:

        (1) Indebtedness under or in respect of the Credit Agreement; and

        (2) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

    "FORWARD EQUITY CONTRACTS" is defined to mean (1) the master agreement (with attached schedule) dated as of August 12, 1998, as amended, and the confirmation thereto dated September 9, 1998 between Cooperative Centrale Raiffeisen-Boerenleenbank B.A. and the Company and (2) the master agreement (with attached schedule) dated as of July 22, 1998, and the confirmation thereto dated July 28, 1998 between SunTrust Bank, Atlanta and the Company.

    "GAAP" is defined to mean generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained in the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to:

        (1) the amortization of any expenses incurred in connection with the offering of the Notes; and

        (2) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

    "GUARANTEE" is defined to mean any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness or other obligation of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person:

        (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other person (whether arising by virtue of partnership

                                       97
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    arrangements, or by agreement to keep-well, to purchase assets, goods, securities, or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

        (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

PROVIDED that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

    "GUARANTEE" is defined to mean each guarantee by a Guarantor of the Company's obligations under the Notes and the Indenture.

    "GUARANTOR" is defined to mean:

        (1) each of the Company's Subsidiaries that guarantees the Notes on the Issue Date; and

        (2) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor;

PROVIDED that any person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

    "GUARANTOR SENIOR DEBT" is defined to mean, with respect to any Guarantor: the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

        (1) all monetary obligations of every nature of such Guarantor under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof);

        (2) the guarantee by such Guarantor of the Company's obligations under the 9 3/4% Senior Notes;

        (3) all Interest Rate Agreements (and guarantees thereof); and

        (4) all obligations (and guarantees thereof) under Currency Agreements;

in each case whether outstanding on the Issue Date or thereafter incurred.

    Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

        (1) any Indebtedness of such Guarantor to a Subsidiary of such Guarantor;

        (2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation) other than a shareholder who is also a lender (or an Affiliate of a lender) under the Credit Agreement;

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        (3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

        (4) Indebtedness represented by Redeemable Stock;

        (5) any liability for federal, state, local or other taxes owed or owing by such Guarantor;

        (6) that portion of any Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Indebtedness" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an officers' certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture);

        (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and

        (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

    "INCUR" is defined to mean, with respect to any Indebtedness, to incur, create, issue, assume, guarantee, or otherwise become liable for, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; PROVIDED that the Indebtedness of a person existing at the time such person became a Subsidiary or a Restricted Subsidiary, as the case may be, shall be deemed to have been Incurred by such Subsidiary or Restricted Subsidiary, as the case may be, at such time.

    "INDEBTEDNESS" is defined to mean, with respect to any person at any date of determination (without duplication):

        (1) all indebtedness of such person for borrowed money;

        (2) all obligations of such person evidenced by bonds, debentures, notes, or other similar instruments;

        (3) all obligations of such person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

        (4) all obligations of such person to pay the deferred and unpaid purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

        (5) all obligations of such person as lessee under Capitalized Leases;

        (6) all Indebtedness of other persons secured by a Lien on any asset of such person, whether or not such Indebtedness is assumed by such person; PROVIDED that the amount of such Indebtedness shall be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such Indebtedness;

        (7) all Indebtedness of other persons guaranteed by such person to the extent such Indebtedness is guaranteed by such person;

        (8) all Redeemable Stock of such person; and

        (9) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

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    The amount of Indebtedness of any person at any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; PROVIDED

        (1) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and

        (2) that Indebtedness will not include any liability for federal, state, local, or other taxes.

    "INTEREST RATE AGREEMENTS" is defined to mean any obligations of any person pursuant to any interest rate swaps, caps, collars, and similar arrangements providing protection against fluctuations in interest rates. For purposes of the Indenture, the amount of such obligations shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such person, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such person.

    "INVESTMENT" is defined to mean any direct or indirect advance, loan, or other extension of credit (other than advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others, or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures, or other similar instruments issued by any other person.

    For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described above:

        (1) "Investment" shall include the fair market value of the assets (net of liabilities) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary;

        (2) any property transferred to or from any person shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the board of directors; and

        (3) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; PROVIDED that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Adjusted Consolidated Net Income.

    "ISSUE DATE" is defined to mean the date on which the Outstanding Notes were originally issued under the Indenture.

    "LIEN" is defined to mean any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, any option or other agreement to sell, or any filing of or any agreement to give any security interest).

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    "NET CASH PROCEEDS" is defined to mean, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:

        (1) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

        (2) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole;

        (3) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (i) is secured by a Lien on the property or assets sold or (ii) is required to be paid as a result of such sale; and

        (4) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP.

    "9 3/4% SENIOR NOTES" is defined to mean the Company's 9 3/4% Senior Notes due 2006 outstanding on the Issue Date.

    "OBLIGATIONS" is defined to mean all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "PERMITTED INVESTMENTS" is defined to mean:

        (1) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company;

        (2) Investments in the Company by any Restricted Subsidiary of the Company; PROVIDED that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and the Indenture;

        (3) Investments in cash and Cash Equivalents;

        (4) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $10.0 million at any one time outstanding;

        (5) Currency Agreements and Interest Rate Agreements entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture;

        (6) additional Investments (including joint ventures) (in addition to Investments existing on the Issue Date) not to exceed $15.0 million at any one time outstanding;

        (7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

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        (8) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant; and

        (9) Investments existing on the Issue Date.

    "PERMITTED LIENS" is defined to mean:

        (1) Liens for taxes, assessments, governmental charges, or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

        (2) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

        (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security;

        (4) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds, and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

        (5) easements, rights-of-way, municipal and zoning ordinances, and similar charges, encumbrances, title defects, or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

        (6) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; PROVIDED that

           (i) such Lien is created solely for the purpose of securing Indebtedness Incurred:

               (A) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto (or to refinance unsecured Indebtedness Incurred to finance such cost) and such Lien is created prior to, at the time of or within twelve months after the later of the acquisition, the completion of construction or the commencement of full operation of such property; or

               (B) to refinance any Indebtedness previously so secured;

           (ii) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost; and

           (iii) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

        (7) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

        (8) Liens encumbering property or assets under construction arising from obligations of the Company or any Restricted Subsidiary to make progress or partial payments relating to such construction;

                                      102
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        (9) any interest or title of a lessor in the property subject to any
    Capitalized Lease or operating lease;

        (10) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

        (11) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary;

        (12) Liens in favor of the Company or any Restricted Subsidiary;

        (13) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default;

        (14) fm]Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

        (15) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

        (16) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, futures contracts, futures options, or similar agreements or arrangements designed to protect the Company or any of its Restricted Subsidiaries from fluctuations in the price of commodities;

        (17) Liens arising out of conditional sale, title retention, consignment, or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Issue Date; and

        (18) Liens on or sales of receivables.

    "REDEEMABLE STOCK" is defined to mean any class or series of Capital Stock of any person that by its terms or otherwise is:

        (1) required to be redeemed prior to the Stated Maturity of the Notes;

        (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes; or

        (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes;

provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes Upon a Change of Control" covenants described above and such Capital Stock specifically provides that such person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes Upon a Change of Control" covenants described above. Notwithstanding the foregoing, Capital Stock shall not be deemed to be Redeemable Stock if it may only be so redeemed solely in consideration of Capital Stock that is not Redeemable Stock.

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    "REPRESENTATIVE" is defined to mean the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; PROVIDED that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

    "RESTRICTED INVESTMENT" is defined to mean any Investment other than a Permitted Investment.

    "RESTRICTED SUBSIDIARY" is defined to mean any Subsidiary of the Company other than an Unrestricted Subsidiary.

    "SENIOR DEBT" is defined to mean the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.

    Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

        (1) all monetary obligations of every nature of the Company under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof);

        (2) all monetary obligations of the Company under the 9 3/4% Senior
    Notes;

        (3) all Interest Rate Agreements (and guarantees thereof); and

        (4) all obligations (and guarantees thereof) under Currency Agreements;

    in each case whether outstanding on the Issue Date or thereafter incurred.

    Notwithstanding the foregoing, "Senior Debt" shall not include:

        (1) any Indebtedness of the Company to a Subsidiary of the Company;

        (2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation) other than a shareholder who is also a lender (or an Affiliate of a lender) under the Credit Agreement;

        (3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

        (4) Indebtedness represented by Redeemable Stock;

        (5) any liability for federal, state, local or other taxes owed or owing by the Company;

        (6) that portion of any Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Indebtedness" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an officers' certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the

                                      104
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    incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture);

        (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and

        (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

    "STATED MATURITY" is defined to mean:

        (1) with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final installment of principal of such Indebtedness is due and payable; and

        (2) with respect to any scheduled installment of principal of or interest on any Indebtedness, the date specified in such Indebtedness as the fixed date on which such installment is due and payable.

    "SUBSIDIARY" is defined to mean, with respect to any person, any corporation, association, or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such person and one or more other Subsidiaries of such person.

    "TRANSACTION DATE" is defined to mean, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

    "UNRESTRICTED SUBSIDIARY" is defined to mean:

        (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the board of directors in the manner provided below; and

        (2) any Subsidiary of an Unrestricted Subsidiary. The board of directors may designate any Restricted Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary;

provided that either:

        (1) the Subsidiary to be so designated has total assets of $1,000 or less; or

        (2) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under the "Limitation on Restricted Payments" covenant described above.

    The board of directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; PROVIDED that immediately after giving effect to such designation

        (1) the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Indebtedness" covenant; and

        (2) no Default or Event of Default shall have occurred and be continuing. Any such designation by the board of directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

    Avado Financing I shall be designated as an Unrestricted Subsidiary as of the Issue Date.

    "VOTING STOCK" is defined to mean, with respect to any person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers, or other voting members of the governing body of such person.

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
    "WHOLLY-OWNED" is defined to mean, with respect to any Subsidiary of any person, such Subsidiary if all of the outstanding common stock or other similar equity ownership interests (but not including preferred stock) in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned directly or indirectly by such person.

BOOK-ENTRY, DELIVERY AND FORM


    The Outstanding Notes were offered and sold to qualified institutional buyers in reliance on Rule 144A and also were offered and sold in offshore transactions in reliance on Regulation S. They were issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (the "Global Notes").



    The Global Notes were deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.



    Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.


DEPOSITORY PROCEDURES


    The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.



    DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants and not on the records maintained by DTC.


    DTC has also advised the Company that, pursuant to procedures established by it:

        (1) upon deposit of the Global Notes, DTC credits the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

        (2) ownership of such interests in the Global Notes are shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

    Investors in the Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC.



    The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.


    EXCEPT AS DESCRIBED BELOW, OWNERS OF INTEREST IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.


    Payments in respect of the principal of, and premium, if any, Additional Interest, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:


        (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or


        (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.


    DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date.

    Payments by the Participants and the Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.


    Interests in the Global Notes (other than those sold under Regulation S, in some circumstances) are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "Same Day Settlement and Payment."



    DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.


EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

    A Global Note is exchangeable for definitive Notes in registered certificated form ("Certificated Notes") if:

        (1) DTC

           (i) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary; or

           (ii) has ceased to be a clearing agency registered under the Exchange Act;

        (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

        (3) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes.


    In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon request, but upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear a restrictive legend, unless the Company determines otherwise in compliance with applicable law.


EXCHANGE OF CERTIFICATED NOTES FOR BOOK-ENTRY NOTES

    Notes issued in certificated form may not be exchanged for beneficial interest in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes.

SAME DAY SETTLEMENT AND PAYMENT


    The Indenture will require that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Additional Interest, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Notes in certificated form, the Company will make all payments of principal, premium, if any, interest and Additional Interest, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in the Depository's Same Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the Depositary to be settled in immediately, available funds. The Company expects that secondary trading in any certificated Notes will also be settled in immediately available funds.


REGISTRATION RIGHTS; ADDITIONAL INTEREST

    The Company, the Guarantors and the Initial Purchasers have entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed to file with the Commission the Exchange Offer Registration Statement (as defined in the Registration

Rights Agreement) on the appropriate form under the Securities Act with respect to the Exchange Notes.

    If any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that:

           (i) it is prohibited by law or Commission policy from participating in the Exchange Offer;


           (ii) it would not be able to resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or



           (iii) it is a broker-dealer and owns Outstanding Notes acquired directly from the Company or an affiliate of the Company,



then, in each such case, the Company will file with the Commission a Shelf Registration Statement (as defined in the Registration Rights Agreement) to cover resales of the Outstanding Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.


    The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Outstanding Note until:

        (1) the date on which such Outstanding Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer;

        (2) following the exchange by a broker-dealer in the Exchange Offer of an Outstanding Note for an Exchange Note, the date on which such Exchange
    Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

        (3) the date on which such Outstanding Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

        (4) the date on which such Outstanding Note is distributed to the public pursuant to Rule 144 under the Act.

    The Registration Rights Agreement provides that:

        (1) the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Exchange Notes tendered prior thereto in the Exchange Offer; and

        (2) if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 150 days after such obligation arises.

        If (1) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing;

        (2) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date");

        (3) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

        (4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (1) through (4) above a "Registration Default"), then, in each such case, the Company will pay Additional Interest to each Holder of Exchange Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $0.05 per week per $1,000 principal amount of Exchange Notes held by such Holder. The amount of the Additional Interest will increase by an additional $0.05 per week per $1,000 principal amount of Exchange Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured up to a maximum amount of Additional Interest for all Registration Defaults of $0.50 per week per $1,000 principal amount of Exchange Notes. All accrued Additional Interest will be paid by the Company on each Interest Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Additional Interest will cease.


    Holders of Outstanding Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Outstanding Notes included in the Shelf Registration Statement and benefit from the provisions regarding Additional Interest set forth above. Holders of Outstanding Notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Company.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS


    The following is a general discussion of certain material United States federal income and estate tax considerations relating to the purchase, ownership and disposition of the Exchange Notes by an initial beneficial owner of the Exchange Notes, and the exchange by an initial beneficial owner of the Outstanding Notes for Exchange Notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations and judicial decisions and administrative interpretations thereunder, as of the date of this Prospectus, all of which are subject to change, possibly with retroactive effect, or to different interpretations. We cannot assure you that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax considerations described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the United States federal tax considerations resulting from acquiring, holding or disposing of the Exchange Notes.


    In this discussion, we do not purport to address all tax considerations that may be important to a particular holder in light of the holder's circumstances (such as the alternative minimum tax provisions of the Code), or to certain categories of investors (including, but not limited to, certain financial institutions, insurance companies, tax-exempt organizations, dealers in securities, persons who hold the Exchange Notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction, pass-through entities (e.g., partnerships) or persons who hold the Exchange Notes through a pass-through entity, or individuals who are United States expatriates) that may be subject to special rules. This discussion is limited to initial holders who hold the Exchange Notes as capital assets. This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction.

    YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSIDERATIONS TO YOU OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL OR FOREIGN TAX LAWS.

U.S. HOLDERS

    As used in this discussion, the term "U.S. Holder" means a holder of an Exchange Note that is:

    - a citizen or resident of the United States for United States federal income tax purposes, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test prescribed under the Code;

    - a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision thereof;

    - an estate, the income of which is subject to United States federal income taxation regardless of its source; or

    - a trust, the administration of which is subject to the primary supervision of a court within the United States and which has one or more United States persons with authority to control all substantial decisions, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a United States person.

    As used in this discussion, the term "Non-U.S. Holder" means a holder of an Exchange Note that is not a U.S. Holder.

    INTEREST ON EXCHANGE NOTES. Interest on the Exchange Notes will be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued, depending on the holder's method of tax accounting.

    SALE, EXCHANGE, RETIREMENT OR OTHER TAXABLE DISPOSITION OF THE EXCHANGE NOTES. Upon the sale, exchange, retirement or other taxable disposition of an Exchange Note, a U.S. Holder will recognize gain or loss equal to the difference between the fair market value of the proceeds received in exchange for the Exchange Note (except to the extent attributable to the payment of accrued interest, which generally will be taxable as ordinary income) and the U.S. Holder's adjusted tax basis in the Exchange Note.

    A U.S. Holder's adjusted tax basis in an Exchange Note generally will equal the price paid by the U.S. Holder for the Exchange Note decreased by any repayments of principal received thereon. Gain or loss, realized on the sale, exchange or retirement of an Exchange Note will be capital gain or loss. For U.S. Holders who are individuals, the gain generally is taxed at ordinary income tax rates if the Exchange Note is held for 12 months or less, and at a maximum statutory federal income tax rate of 20% if the Exchange Note is held for more than 12 months.


    EXCHANGE OFFER. In satisfaction of the holders' registration rights as described in this Prospectus, we intend to offer to exchange Exchange Notes for the Outstanding Notes. The Exchange Notes should not differ materially in kind or extent from the Outstanding Notes, and therefore a U.S. Holder's exchange of Outstanding Notes for Exchange Notes should not constitute a taxable disposition of the Outstanding Notes for United States federal income tax purposes. As a result, a U.S. Holder should not recognize taxable income, gain or loss on the exchange, the holder's holding period for the Exchange Notes should generally include the holding period for the Outstanding Notes so exchanged, and the holder's adjusted tax basis in the Exchange Notes should generally be the same as the holder's adjusted tax basis in the Outstanding Notes so exchanged.


    PAYMENTS OF ADDITIONAL INTEREST. We intend to take the position for United States federal income tax purposes that payments of Additional Interest, as described above under "Description of the Exchange Notes-Registration Rights; Additional Interest," if paid as required therein, should be taxable to a U.S. Holder as additional interest income when received or accrued, in accordance with the holder's method of tax accounting. This position is based in part on the assumption that as of the date of issuance of the Exchange Notes, the possibility that Additional Interest will have to be paid is a "remote" or "incidental" contingency. Our determination that the possibility is a remote or incidental contingency is binding on a U.S. Holder, unless the holder explicitly discloses to the IRS, on the holder's return for the year during which the Exchange Note is acquired, that the holder is taking a different position. Regardless of our position, however, the IRS may take the contrary position that the payment of Additional Interest is not a remote or incidental contingency, which could cause the Exchange Notes to be treated as having been issued with original issue discount. This contrary position could affect the timing and character of both the holder's income from the Exchange Notes and our deduction with respect to the payments of Additional Interest. Prospective holders should consult their own tax advisers regarding the tax considerations that relate to the payment or potential payment of Additional Interest.

NON-U.S. HOLDERS

    In the following discussion, we summarize the principal United States federal income and estate tax considerations resulting from the acquisition, ownership and disposition of the Exchange Notes by Non-U.S. Holders.

    INTEREST ON EXCHANGE NOTES. Subject to the discussion below of backup withholding, interest paid on the Exchange Notes to a Non-U.S. Holder generally will not be subject to United States federal income tax if:

    - such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder;

    - the Non-U.S. Holder does not actually or constructively own 10% or more of the total voting power of all classes of our stock entitled to vote;

    - the Non-U.S. Holder is not a controlled foreign corporation with respect to which we are a "related person" within the meaning of the Code; and

    - the beneficial owner, under penalty of perjury, certifies that the owner is not a United States person and provides the owner's name and address.

    If certain requirements are satisfied, the certification described in the last clause above may be provided by a securities clearing organization, a bank, or other financial institution that holds customers securities in the ordinary course of its trade or business.

    Under Treasury Regulations, which generally are effective for payments made after December 31, 2000, subject to certain transition rules, the certification described in the last clause above may also be provided by a qualified intermediary on behalf of one or more beneficial owners (or other intermediaries), provided that such intermediary has entered into a withholding agreement with the IRS and certain other conditions are met. A holder that is not exempt from tax under these rules will be subject to United States federal income tax withholding at a rate of 30% unless:

    - the interest is effectively connected with the conduct of a United States trade or business, in which case the interest will be subject to the United States federal income tax on net income that applies to United States persons generally (and, with respect to corporate holders and under certain circumstances, the branch profits tax); or

    - the rate of withholding is reduced or eliminated by an applicable income tax treaty; and

    - in either case, the Non-U.S. Holder provides us with proper certification as to the holder's exemption from withholding.


    In the event any Additional Interest we are required to pay pursuant to a failure to register the Exchange Notes for sale to the public is treated as interest, the tax treatment of such payments should be the same as other interest payments received by a Non-U.S. Holder. However, the IRS may treat such payments as other than interest, in which case they would be subject to United States federal withholding tax at a rate of 30%, unless the holder qualifies for a reduced rate of tax or an exemption under a tax treaty.


    GAIN ON DISPOSITION OF THE EXCHANGE NOTES. A Non-U.S. Holder generally will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of an Exchange Note, including an exchange of an Outstanding Note for an Exchange Note, unless:

    - in the case of an individual Non-U.S. Holder, such holder is present in the United States for 183 days or more in the year of such sale, exchange or redemption, and certain other requirements are met;

    - the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates; or

    - the gain is effectively connected with the conduct of a United States trade or business of the Non-U.S. Holder.

    U.S. FEDERAL ESTATE TAX. An Exchange Note held by an individual who at the time of death is not a citizen or resident of the United States (as specially defined for United States federal estate tax purposes) will not be subject to United States federal estate tax if the individual did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock and, at the time of the individual's death, payments with respect to such Exchange Note would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

OPTIONAL REDEMPTION

    At certain times and subject to certain conditions, we are entitled to redeem all or a portion of the Exchange Notes. Treasury regulations contain special rules for determining the yield to maturity and maturity date on a debt instrument in the event the debt instrument provides for a contingency that could result in the acceleration or deferral of one or more payments. We believe that under these rules the redemption provisions of the Exchange Notes should not affect the computation of the yield to maturity or maturity date of the Exchange Notes.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    U.S. HOLDERS. Information reporting will apply to payments of interest on or the proceeds of the sale or other disposition of the Exchange Notes made by us with respect to certain non-corporate U.S. Holders. A U.S. Holder will further be subject to backup withholding at the rate of 31% with respect to interest, principal and premium, if any, we pay on an Exchange Note, unless the holder (1) is an entity (including corporations, tax-exempt organizations and certain qualified nominees) that is exempt from withholding and, when required, demonstrates this fact; or (2) provides us with a correct taxpayer identification number, certifies that the taxpayer identification number is correct and that the holder has not been notified by the IRS that it is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. Any amount withheld under the backup withholding rules is allowable as a credit against the U.S. Holder's United States federal income tax liability, provided that the required information is furnished to the IRS.

    NON-U.S. HOLDERS. We will, when required, report to the IRS and to each Non-U.S. Holder the amount of any interest paid to, and the tax withheld with respect to, such holder, regardless of whether any tax was actually withheld on such payments. Copies of these information returns may also be made available to the tax authorities of the country in which the Non-U.S. Holder resides under the provisions of a specific treaty or agreement.

    Under current Treasury Regulations, backup withholding and information reporting will not apply to payments of interest on or principal of the Exchange Notes by us or our agent to a Non-U.S. Holder if the Non-U.S. Holder certifies as to its Non-U.S. Holder status under penalties of perjury or otherwise establishes an exemption (provided that neither we nor our agent have actual knowledge that the holder is a U.S. person or that the conditions of any other exemptions are not in fact satisfied). The payment of the proceeds on the disposition of Exchange Notes to or through the United States office of a United States or foreign broker will be subject to information reporting and backup withholding unless the owner provides the certification described above or otherwise establishes an exemption. The proceeds of the disposition by a Non-U.S. Holder of Exchange Notes to or through a foreign office of a broker generally will not be subject to backup withholding or information reporting. However, if such broker is a U.S. person, a controlled foreign corporation or a foreign person deriving 50% or more of its gross income from all sources for certain periods from activities that are effectively connected with the conduct of a United States trade or business, information reporting requirements will apply unless such broker has documentary evidence in its files of the holder's status as a Non-U.S. Holder and has no actual knowledge to the contrary or unless the holder otherwise establishes an exemption.

    Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-U.S. Holder's United States federal income tax liability provided that the required information is furnished to the IRS.

    New Treasury Regulations relating to withholding tax on income paid to Non-U.S. Holders will generally be effective for payments made after December 31, 2000, subject to certain transition rules. In general, these new regulations do not significantly alter the substantive withholding and information reporting requirements, but rather unify current certification procedures and forms, and clarify reliance standards. The new regulations also alter the procedures for claiming benefits of an income tax treaty and permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners under some circumstances. On January 15, 1999, the IRS issued Notice 99-8, proposing certain changes to these new withholding regulations for non-resident aliens and foreign corporations and providing a model "qualified intermediary" withholding agreement to be entered into with the IRS to allow certain institutions to certify on behalf of their non-U.S. customers or account holders who invest in U.S. securities. We strongly urge prospective Non-U.S. Holders to consult their own tax advisors for information on the impact, if any, of these new withholding regulations.

                              PLAN OF DISTRIBUTION


    Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, we believe that Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an "affiliate" of ours within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired Outstanding Notes directly from us or (iii) broker-dealers who acquired Outstanding Notes as a result of market-making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes; PROVIDED that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of such Exchange Notes. To date, the staff of the Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the Exchange Offer (other than a resale of an unsold allotment from the sale of the Outstanding Notes to the Initial Purchasers) with the Prospectus contained in the Exchange Offer Registration Statement. Pursuant to the Registration Rights Agreement, we have agreed to permit Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of such Exchange Notes. We and the Guarantors have agreed to make this Prospectus, and any amendment or supplement to this Prospectus, available to any broker-dealer that requests such documents for a period of 180 days after the Expiration Date in the Letter of Transmittal.


    Each holder of the Outstanding Notes who wishes to exchange its Outstanding Notes for Exchange Notes in the Exchange Offer will be required to make certain representations to us as set forth in "The Exchange Offer--Purpose and Effect of the Exchange Offer." In addition, each holder who is a broker-dealer and who receives Exchange Notes for its own account in exchange for Outstanding Notes that were acquired by it as a result of market-making activities or other trading activities, will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such Exchange Notes.

    We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    We have agreed to pay all expenses incidental to the Exchange Offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the Outstanding Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the Registration Rights Agreement.

                                 LEGAL MATTERS

    Kilpatrick Stockton LLP of Atlanta, Georgia will issue opinions about certain legal matters with respect to Avado Brands, Inc., the issuance of the Exchange Notes, and with respect to the validity of the Exchange Notes. Attorneys at Kilpatrick Stockton LLP who participated in the preparation of this Prospectus own a total of 2,830 shares of our common stock.


                            INDEPENDENT ACCOUNTANTS



    The consolidated financial statements of Avado Brands, Inc. as of December 28, 1997 and January 3, 1999, and for each of the years in the three-year period ended January 3, 1999, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP, covering the January 3, 1999 consolidated financial statements refers to a change in reporting the cost of start-up activities.

                               AVADO BRANDS, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                                PAGE
                                                                                                                -----
Independent Auditors' Report...............................................................................         F-2
Consolidated Statements of Earnings for the Fiscal Years Ended December 29, 1996, December 28, 1997 and
  January 3, 1999 and for the Thirteen-Week Periods Ended March 29, 1998 and April 4, 1999 (unaudited).....         F-3
Consolidated Balance Sheets as of December 28, 1997 and January 3, 1999 and April 4, 1999 (unaudited)......         F-4
Consolidated Statements of Shareholders' Equity and Comprehensive Income for the Fiscal Years Ended
  December 29, 1996, December 28, 1997 and January 3, 1999 and for the Thirteen Weeks Ended April 4, 1999
  (unaudited)..............................................................................................         F-5
Consolidated Statements of Cash Flows for the Fiscal Years Ended December 29, 1996, December 28, 1997 and
  January 3, 1999 and for the Thirteen-Week Periods Ended March 29, 1998 and April 4, 1999 (unaudited).....         F-6
Notes to Consolidated Financial Statements.................................................................         F-7

                          INDEPENDENT AUDITORS' REPORT

THE BOARD OF DIRECTORS
  AVADO BRANDS, INC.

We have audited the accompanying consolidated balance sheets of Avado Brands, Inc. as of December 28, 1997 and January 3, 1999, and the related consolidated statements of earnings, shareholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended January 3, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Avado Brands, Inc. at December 28, 1997 and January 3, 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended January 3, 1999, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, in 1998 the Company adopted the provisions of AICPA Statement of Position 98-5, "Reporting the Cost of Start-Up Activities."

                                          KPMG LLP

Atlanta, Georgia
January 29, 1999

                               AVADO BRANDS, INC.

                      CONSOLIDATED STATEMENTS OF EARNINGS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                    THIRTEEN-WEEK
                                                                                                    PERIODS ENDED
                                                                 FOR THE FISCAL YEARS ENDED     ----------------------
                                                               -------------------------------   MARCH 29,   APRIL 4,
                                                                 1996       1997       1998        1998        1999
                                                               ---------  ---------  ---------  -----------  ---------
                                                                                                     (UNAUDITED)
Restaurant sales:
  Don Pablo's................................................  $ 133,261  $ 196,457  $ 270,399   $  59,263   $  74,372
  Hops.......................................................          -     49,511    106,329      23,327      32,532
  McCormick & Schmick's......................................          -     67,373    102,489      21,342      27,805
  Canyon Cafe................................................          -     18,577     48,187      11,981      11,899
  Applebee's.................................................    379,042    454,127    335,288     125,763      17,467
  Other......................................................     33,719     22,275          -           -           -
                                                               ---------  ---------  ---------  -----------  ---------
    Total restaurant sales...................................    546,022    808,320    862,692     241,676     164,075
                                                               ---------  ---------  ---------  -----------  ---------
Restaurant operating expenses:
  Food and beverage..........................................    150,090    225,302    241,689      67,317      45,644
  Payroll and benefits.......................................    162,017    249,356    279,274      78,648      51,187
  Depreciation and amortization..............................     22,509     31,441     17,014       4,204       4,892
  Other operating expenses...................................    125,781    187,781    202,994      56,458      36,702
                                                               ---------  ---------  ---------  -----------  ---------
    Total restaurant operating expenses......................    460,397    693,880    740,971     206,627     138,425
                                                               ---------  ---------  ---------  -----------  ---------
General and administrative expenses..........................     26,329     39,617     46,150      12,915       9,840
Asset revaluation and other special charges..................     27,700          -      2,940          --          --
                                                               ---------  ---------  ---------  -----------  ---------
Operating income.............................................     31,596     74,823     72,631      22,134      15,810
                                                               ---------  ---------  ---------  -----------  ---------
Other income (expense):
  Interest expense, net......................................    (11,348)   (20,504)   (25,313)     (7,139)     (4,941)
  Distributions on preferred securities......................          -     (6,412)    (8,205)     (2,012)     (2,012)
  Gain on disposal of assets.................................          -          -     72,547      49,000       1,350
  Income (loss) from investments carried at equity...........          -          -      1,025         703        (133)
  Other, primarily goodwill amortization.....................     (2,024)    (5,834)    (5,641)     (1,322)       (972)
                                                               ---------  ---------  ---------  -----------  ---------
    Total other income (expense).............................    (13,372)   (32,750)    34,413      39,230      (6,708)
                                                               ---------  ---------  ---------  -----------  ---------
Earnings before income taxes and cumulative effect of change
  in accounting principle....................................     18,224     42,073    107,044      61,364       9,102
Income taxes.................................................      6,550     13,625     39,300      22,825       3,150
                                                               ---------  ---------  ---------  -----------  ---------
Earnings before cumulative effect of change in accounting
  principle..................................................     11,674     28,448     67,744      38,539       5,952
Cumulative effect of change in accounting principle, net of
  tax benefit................................................          -          -      1,461       1,461           -
                                                               ---------  ---------  ---------  -----------  ---------
Net earnings.................................................  $  11,674  $  28,448  $  66,283   $  37,078   $   5,952
                                                               ---------  ---------  ---------  -----------  ---------
                                                               ---------  ---------  ---------  -----------  ---------
Basic earnings per common share:
  Basic earnings before cumulative effect of change in
    accounting principle.....................................  $    0.30  $    0.74  $    1.85   $    0.99   $    0.19
  Cumulative effect of change in accounting principle........          -          -      (0.04)      (0.04)          -
                                                               ---------  ---------  ---------  -----------  ---------
Basic earnings per common share..............................  $    0.30  $    0.74  $    1.81   $    0.95   $    0.19
                                                               ---------  ---------  ---------  -----------  ---------
                                                               ---------  ---------  ---------  -----------  ---------
Diluted earnings per common share:
  Diluted earnings before cumulative effect of change in
    accounting principle.....................................  $    0.30  $    0.73  $    1.65   $    0.85   $    0.19
  Cumulative effect of change in accounting principle........          -          -      (0.03)      (0.03)          -
                                                               ---------  ---------  ---------  -----------  ---------
Diluted earnings per common share............................  $    0.30  $    0.73  $    1.62   $    0.82   $    0.19
                                                               ---------  ---------  ---------  -----------  ---------
                                                               ---------  ---------  ---------  -----------  ---------

          See accompanying notes to consolidated financial statements.

                               AVADO BRANDS, INC.

                          CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                 FISCAL YEAR END
                                                                             -----------------------   APRIL 4,
                                                                                1997         1998        1999
                                                                             -----------  ----------  -----------
                                                                                                      (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents................................................  $     2,503  $    7,216  $       794
  Short-term investments...................................................           37          27           53
  Accounts receivable......................................................        8,983       9,124        8,049
  Inventories..............................................................       10,732       8,599        8,960
  Prepaid expenses and other...............................................        9,047       3,205        6,740
  Assets held for sale.....................................................      331,104      72,814       39,481
                                                                             -----------  ----------  -----------
    Total current assets...................................................      362,406     100,985       64,077
                                                                             -----------  ----------  -----------
Premises and equipment, net................................................      283,839     367,587      382,539
Goodwill, net..............................................................      138,403     138,005      137,127
Investments carried at equity..............................................            -      16,106       17,095
Other assets...............................................................       19,641      47,914       41,311
                                                                             -----------  ----------  -----------
                                                                             $   804,289  $  670,597  $   642,149
                                                                             -----------  ----------  -----------
                                                                             -----------  ----------  -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.........................................................  $    24,819  $   28,474  $    32,367
  Accrued liabilities......................................................       40,266      42,053       34,714
  Current installments of long-term debt...................................          206     140,500      137,491
  Income taxes.............................................................            -      28,091       32,229
                                                                             -----------  ----------  -----------
    Total current liabilities..............................................       65,291     239,118      236,801
                                                                             -----------  ----------  -----------
Long-term debt.............................................................      381,843     116,978      116,957
Deferred income taxes......................................................       14,231       8,200        8,200
Other long-term liabilities................................................        7,142       8,177        8,509
                                                                             -----------  ----------  -----------
    Total liabilities......................................................      468,507     372,473      370,467
                                                                             -----------  ----------  -----------
Company-obligated mandatorily redeemable preferred securities of Avado
  Financing I, a subsidiary holding solely Avado Brands, Inc. 7%
  convertible subordinated debentures due March 1, 2027....................      115,000     115,000      115,000
Temporary equity, net......................................................            -      71,095       39,849
Shareholders' equity:
  Preferred stock, $0.01 par value. Authorized 10,000,000 shares; none
    issued.................................................................            -           -            -
  Common stock, $0.01 par value. Authorized 75,000,000 shares; 40,478,760
    issued in 1997 and 1998 and April 4, 1999..............................          405         405          405
  Additional paid-in capital...............................................      145,269      63,431       94,588
  Retained earnings........................................................       97,905     162,411      167,985
  Accumulated other comprehensive income...................................            -          24         (317)
  Treasury stock at cost; 1,662,812 shares in 1997 and 8,910,174 shares in
    1998 and 11,344,546 shares at April 4, 1998............................      (22,797)   (114,242)    (145,828)
                                                                             -----------  ----------  -----------
    Total shareholders' equity.............................................      220,782     112,029      116,833
                                                                             -----------  ----------  -----------
                                                                             $   804,289  $  670,597  $   642,149
                                                                             -----------  ----------  -----------
                                                                             -----------  ----------  -----------

          See accompanying notes to consolidated financial statements.

                               AVADO BRANDS, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                            AND COMPREHENSIVE INCOME

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                            ACCUMULATED
                                                    COMMON STOCK    ADDITIONAL                 OTHER                      TOTAL
                                                   --------------    PAID-IN     RETAINED  COMPREHENSIVE   TREASURY   SHAREHOLDERS'
                                                   SHARES  AMOUNT    CAPITAL     EARNINGS     INCOME         STOCK       EQUITY
                                                   ------  ------   ----------   --------  -------------   ---------  -------------
Balance at December 31, 1995.....................  39,079   $391     $142,355    $60,475     $      -      $       -    $203,221
Net earnings.....................................      -       -            -     11,674            -              -      11,674
Purchase of common stock.........................      -       -            -          -            -        (30,048)    (30,048)
Common stock issued to ESOP and ESPP.............      -       -          197          -            -            487         684
Exercise of options..............................     46       -      (14,111)         -            -         16,642       2,531
Tax effect of exercise of options by employees...      -       -        4,535          -            -              -       4,535
Cash dividends ($0.030 per share)................      -       -            -     (1,168 )          -              -      (1,168)
                                                   ------  ------   ----------   --------  -------------   ---------  -------------
Balance at December 29, 1996.....................  39,125    391      132,976     70,981            -        (12,919)    191,429
                                                   ------  ------   ----------   --------  -------------   ---------  -------------
Net earnings.....................................      -       -            -     28,448            -              -      28,448
Purchase of common stock.........................      -       -            -          -            -        (22,995)    (22,995)
Issuance of common stock for acquisitions........  1,298      13       16,323          -            -              -      16,336
Issuance of treasury stock for acquisitions......      -       -         (922)         -            -          6,078       5,156
Common stock issued to ESOP and ESPP.............     46       1          688          -            -              -         689
Exercise of options..............................     10       -       (4,814)         -            -          7,039       2,225
Tax effect of exercise of options by employees...      -       -        1,018          -            -              -       1,018
Cash dividends ($0.038 per share)................      -       -            -     (1,524 )          -              -      (1,524)
                                                   ------  ------   ----------   --------  -------------   ---------  -------------
Balance at December 28, 1997.....................  40,479    405      145,269     97,905            -        (22,797)    220,782
                                                   ------  ------   ----------   --------  -------------   ---------  -------------
Comprehensive income:
  Net earnings...................................      -       -            -     66,283            -              -      66,283
  Foreign currency translation adjustment........      -       -            -          -           24              -          24
                                                   ------  ------   ----------   --------  -------------   ---------  -------------
Total comprehensive income.......................      -       -            -     66,283           24              -      66,307
                                                   ------  ------   ----------   --------  -------------   ---------  -------------
Purchase of common stock.........................      -       -            -          -            -        (92,028)    (92,028)
Common stock issued to ESOP and ESPP.............      -       -           36          -            -            370         406
Exercise of options..............................      -       -          (65)         -            -            213         148
Temporary equity.................................      -       -      (81,809)         -            -              -     (81,809)
Cash dividends ($0.0475 per share)...............      -       -            -     (1,777 )          -              -      (1,777)
                                                   ------  ------   ----------   --------  -------------   ---------  -------------
Balance at January 3, 1999.......................  40,479    405       63,431    162,411           24       (114,242)    112,029
                                                   ------  ------   ----------   --------  -------------   ---------  -------------
Comprehensive income:
  Net earnings (unaudited).......................      -       -            -      5,952            -              -       5,952
  Foreign currency translation adjustment
    (unaudited)..................................      -       -            -          -         (341)             -        (341)
                                                   ------  ------   ----------   --------  -------------   ---------  -------------
Total comprehensive income (unaudited)...........      -       -            -      5,952         (341)             -       5,611
                                                   ------  ------   ----------   --------  -------------   ---------  -------------
Purchase of common stock (unaudited).............      -       -            -          -            -        (32,435)    (32,435)
Common stock issued to ESOP and ESPP
  (unaudited)....................................      -       -         (264)         -            -            849         585
Temporary equity (unaudited).....................      -       -       31,421          -            -              -      31,421
Cash dividends ($0.0125 per share) (unaudited)...      -       -            -       (378 )          -              -        (378)
                                                   ------  ------   ----------   --------  -------------   ---------  -------------
Balance at April 4, 1999 (unaudited).............  40,479   $405     $ 94,588    $167,985    $   (317)     $(145,828)   $116,833
                                                   ------  ------   ----------   --------  -------------   ---------  -------------
                                                   ------  ------   ----------   --------  -------------   ---------  -------------

          See accompanying notes to consolidated financial statements.

                               AVADO BRANDS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                         THIRTEEN-WEEK
                                                                                                         PERIODS ENDED
                                                                      FOR THE FISCAL YEARS ENDED     ----------------------
                                                                    -------------------------------   MARCH 29,   APRIL 4,
                                                                      1996       1997       1998        1998        1999
                                                                    ---------  ---------  ---------  -----------  ---------
                                                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings....................................................  $  11,674  $  28,448  $  66,283   $  37,078   $   5,952
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation and amortization.................................     26,250     39,972     23,221       5,665       6,332
    Deferred income taxes.........................................        300      3,905     (6,031)      1,769           -
    (Gain) loss on disposal of assets.............................        107         54    (72,547)    (49,000)     (1,350)
    (Income) loss from investments carried at equity..............          -          -     (1,025)       (703)        133
    Asset revaluation charges.....................................     27,700          -          -           -           -
    (Increase) decrease in assets:
      Accounts receivable.........................................     (1,062)    (2,441)      (141)     (3,012)      1,071
      Inventories.................................................     (1,488)    (2,592)    (2,260)       (883)       (772)
      Prepaid expenses and other..................................     (1,837)    (1,980)     4,187      (2,233)     (2,043)
    Increase (decrease) in liabilities:
      Accounts payable............................................      3,199        703      3,655      (3,080)      3,893
      Accrued liabilities.........................................     (4,958)    (1,447)    (4,725)      8,690      (8,861)
      Income taxes................................................      4,668     (2,050)    28,091      18,049       4,138
      Other long-term liabilities.................................          -        164      2,309       1,106         332
                                                                    ---------  ---------  ---------  -----------  ---------
        Net cash provided by operating activities.................     64,553     62,736     41,017      13,446       8,825
                                                                    ---------  ---------  ---------  -----------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures............................................   (124,623)  (172,963)  (142,841)    (40,088)    (22,173)
  Acquisition of businesses, net of cash acquired.................          -   (146,444)    (2,658)          -           -
  Proceeds from disposal of assets, net...........................        429      5,798    373,814         414      45,643
  Decrease in short-term investments..............................        325         15         10          10         (26)
  Additions to investments carried at equity......................          -          -    (15,057)     (6,079)     (1,463)
  Additions to other assets.......................................     (4,690)    (5,676)   (21,975)       (370)     (1,560)
                                                                    ---------  ---------  ---------  -----------  ---------
        Net cash provided by (used in) investing activities.......   (128,559)  (319,270)   191,293     (46,113)     20,421
                                                                    ---------  ---------  ---------  -----------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from (repayment of) revolving credit agreements....    (11,000)   165,500   (114,726)     32,966      (3,009)
  Proceeds from issuance of preferred securities, net of issue
    costs.........................................................          -    111,261          -           -           -
  Proceeds from issuance of long-term debt........................    121,880        823          -           -           -
  Principal payments on long-term debt............................    (19,756)      (865)    (8,500)        (53)        (21)
  Proceeds from issuance of common stock..........................      3,215      2,914        148           -           -
  Dividends declared and paid.....................................     (1,168)    (1,524)    (1,777)       (405)       (378)
  Purchase of treasury stock......................................    (30,048)   (22,995)   (92,028)       (113)    (32,435)
  Collateral payments on equity forward contracts, net............          -          -    (10,714)          -         175
                                                                    ---------  ---------  ---------  -----------  ---------
        Net cash (used in) provided by financing activities.......     63,123    255,114   (227,597)     32,395     (35,668)
                                                                    ---------  ---------  ---------  -----------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS..............       (883)    (1,420)     4,713        (272)     (6,422)
Cash and cash equivalents at the beginning of the period..........      4,806      3,923      2,503       2,503       7,216
                                                                    ---------  ---------  ---------  -----------  ---------
Cash and cash equivalents at the end of the period................  $   3,923  $   2,503  $   7,216   $   2,231   $     794
                                                                    ---------  ---------  ---------  -----------  ---------
                                                                    ---------  ---------  ---------  -----------  ---------

          See accompanying notes to consolidated financial statements.

                               AVADO BRANDS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Avado Brands, Inc. (formerly Apple South, Inc.), including its wholly owned subsidiaries (the "Company"), is a multi-concept restaurant company operating restaurants in 29 states plus the District of Columbia. At January 3, 1999, the Company operated 123 Don Pablo's Mexican Kitchen restaurants, 47 Hops Restaurant Bar and Brewery restaurants, 23 McCormick & Schmick's seafood dinner houses, 19 Canyon Cafe restaurants as well as 44 Applebee's Neighborhood Grill & Bar restaurants which were held for sale. The Company owns all of its brands on a proprietary basis except Applebee's, which is franchised. Avado Brands also owns a 20% equity interest in Belgo Group PLC, a ten-unit United Kingdom restaurant company, and a 25% equity interest in 11 Harrigans Grill and Bar restaurants.

    BASIS OF PRESENTATION--The consolidated financial statements include the accounts of Avado Brands, Inc. and its wholly owned subsidiaries. Investments in 20% to 50% owned affiliates and partnerships are accounted for on the equity method. All significant intercompany accounts and transactions are eliminated in consolidation.

    The accompanying consolidated financial statements as of April 4, 1999 and for the thirteen-week periods ended March 29, 1998 and April 4, 1999 are unaudited and have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Article 10 of Regulation S-X promulgated by the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for annual reporting purposes. In the opinion of management, all adjustments, consisting only of normal recurring accruals, considered necessary for a fair presentation have been included.

    USE OF ESTIMATES--Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions related to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities. Actual results may ultimately differ from estimates.

    FISCAL YEAR--The Company's fiscal year is a 52- or 53-week year ending on the Sunday closest to December 31. Accordingly, the accompanying consolidated financial statements are as of and for the 52 week periods ended December 29, 1996 ("fiscal 1996") and December 28, 1997 ("fiscal 1997") and the 53-week period ended January 3, 1999 ("fiscal 1998"). All general references to years relate to fiscal years unless otherwise noted.

    CASH EQUIVALENTS--Cash equivalents include all highly liquid investments, which have original maturities of three months or less.

    SHORT-TERM INVESTMENTS--Short-term investments, which have original maturities of greater than three months, are stated at cost plus accrued interest, which approximates market value.

    INVENTORIES--Inventories consist primarily of food, beverages and supplies and are stated at the lower of cost (using the first-in, first-out method) or market.

    ASSETS HELD FOR SALE--Assets held for sale are stated at the lower of cost or estimated net realizable value and include certain premises and equipment, franchise costs and goodwill related primarily to the Company's Applebee's brand (Note 2). In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of," the Company does not recognize depreciation or amortization expense during the period in which the assets are being held for sale.

                               AVADO BRANDS, INC.

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    PREMISES AND EQUIPMENT--Premises and equipment are stated at cost. Depreciation of premises and equipment is calculated using the straight-line method over the estimated useful lives of the related assets, which approximates 30 years for buildings and seven years for equipment. Leasehold improvements are depreciated using the straight-line method over the shorter of the lease term, including renewal periods, or the estimated useful life of the asset.

    FRANCHISE COSTS--In 1996 and 1997, the costs related to acquisition of Applebee's franchises were amortized over their estimated useful lives, principally 20 years, using the straight-line method. At December 28, 1997 and January 3, 1999, franchise costs are included as a component of assets held for sale in the consolidated balance sheets (Note 2). The franchise agreements for the Applebee's restaurants require royalty fees equal to 4% of sales and advertising fees equal to 1 1/2% of sales. Such fees are expensed as incurred. Total royalty and advertising fees paid under franchise agreements were $21.4 million in 1996, $25.0 million in 1997 and $18.4 million in 1998.

    GOODWILL--Goodwill represents the excess of purchase price over fair value of net assets acquired and is amortized over the expected period to be benefitted, typically 40 years, using the straight-line method. Recoverability of this intangible asset is determined by assessing whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operations. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. Accumulated amortization of goodwill amounted to $2.9 million at December 28, 1997 and $5.9 million at January 3, 1999.

    DEVELOPMENT COSTS--Certain direct and indirect costs are capitalized in conjunction with acquiring and developing new restaurant sites and amortized over the life of the related building. Development costs were capitalized as follows: $4.0 million in 1996, $4.7 million in 1997 and $5.0 million in 1998.

    PREOPENING COSTS--Preopening costs consist primarily of wages and salaries, hourly employee recruiting, license fees, meals, lodging and travel plus the cost of hiring and training the management teams. AICPA Statement of Position 98-5, "Reporting the Cost of Start-Up Activities," was adopted at the beginning of 1998. This statement requires entities to expense the costs of start-up activities as incurred. As a result of the adoption of this change in accounting policy, from expensing preopening costs in the first full month of a restaurant's operations to expensing them as incurred, a cumulative effect charge from the change in accounting principle of $2.2 million ($1.5 million net of tax benefit) was recorded in the thirteen weeks ended March 29, 1998.

    ADVERTISING--Advertising is expensed over the period covered by the related promotions. Total advertising expense included in other operating expenses was $15.0 million in 1996, $29.0 million in 1997 and $32.6 million in 1998, in addition to amounts paid to the franchisor of Applebee's.

    FOREIGN CURRENCY TRANSLATION--Investments in foreign affiliates are translated into U.S. dollars at the period-end exchange rate, while net earnings are translated at the average exchange rate during the period. The resulting translation adjustments are recorded as a separate component of shareholders' equity and comprehensive income.

    STOCK-BASED COMPENSATION--Stock-based compensation is determined using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation cost for stock options is measured

                               AVADO BRANDS, INC.

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock (Note 14).

    INTEREST RATE CONTRACTS--Interest rate contracts are used principally for the management of interest rate exposures. Differentials to be received or paid under contracts designated as hedges are recognized in income over the life of the contracts as adjustments to interest expense.

    Certain interest rate swap contracts are used for trading purposes. These contracts are carried at fair value. Fair value for interest rate swap contracts is based on pricing models intended to approximate the amounts that would be received from or paid to a third party in settlement of the contracts. Factors taken into consideration include credit spreads, market liquidity, concentrations, and funding and administrative costs incurred over the life of the instruments. At January 3, 1999, no interest rate swap contracts were classified as trading instruments.

    Counterparties to interest rate contracts are major financial institutions with which the Company also has other financial relationships. Exposure to credit loss exists in the event of nonperformance by these counterparties. However, the Company does not anticipate nonperformance by the other parties, and no material loss would be expected from their nonperformance.

    INCOME TAXES--Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    RECLASSIFICATIONS--Certain accounts have been reclassified in the 1996 and 1997 financial statements to conform with the 1998 classifications.

NOTE 2--APPLEBEE'S DIVESTITURE

    In December 1997, the Company announced the decision to sell its franchised Applebee's restaurants in order to focus on the development of proprietary restaurant concepts. During 1998, the divestiture was substantially completed with the sale of 233 of 279 Applebee's locations and the closing of two additional locations. Gross proceeds in 1998 totaled $434.8 million including $6.8 million in notes and other amounts due. The notes, net of a $2.6 million allowance, are included in "Other assets" in the accompanying 1998 consolidated balance sheet.

    "Gain on disposal of assets" in the accompanying 1998 consolidated statement of earnings primarily reflects the gain recognized on the Applebee's divestiture. The unsold premises and equipment and franchise cost related to the brand are included in "Assets held for sale" in the accompanying consolidated balance sheets. Depreciation and amortization on these long-lived assets were suspended in December 1997, when management finalized the decision to dispose of the brand. Sale of the remaining restaurants is expected to be completed in early 1999.

                               AVADO BRANDS, INC.

NOTE 3--ASSET REVALUATION AND OTHER SPECIAL CHARGES

    In the fourth quarter of 1998, programs were initiated at Don Pablo's, Canyon Cafe and the Company's corporate headquarters to reorganize management and reduce overhead costs. A pre-tax charge of $2.9 million was recorded, the components of which related primarily to employee termination and severance costs. At January 3, 1999, the unpaid portion of these charges ($1.8 million) was included in "Accrued liabilities" in the accompanying 1998 consolidated balance sheet.

    In 1996, the Tomato Rumba's operating brand was dissolved and efforts to sell Hardee's were accelerated. These decisions, combined with the implementation of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of," resulted in an asset revaluation charge of $27.7 million. Assets related to these brands, included as a component of assets held for sale in the consolidated balance sheets, were $1.7 million and $0.5 million at December 28, 1997 and January 3, 1999, respectively. During 1997 and 1998, Hardee's and several Tomato Rumba's locations were sold, several additional locations were converted to other company brands, and the remaining assets were redeployed.

NOTE 4--INVESTMENTS AND ACQUISITIONS

    In January 1998, the Company acquired, for $6.1 million, a 20% interest in Belgo Group PLC ("Belgo"), a public restaurant company based in the United Kingdom that owned two Belgo restaurants in London. In 1998, Belgo completed two transactions for the acquisition of five additional restaurants. In connection with these acquisitions, the Company invested an additional $8.8 million to maintain its 20% equity interest. At January 3, 1999, the fair value of the Company's investment in Belgo was approximately $31.0 million. Also in 1998, the Company and Belgo entered into two 50/50 joint ventures: one to develop one of the Company's proprietary brands in Europe and the other to develop Belgo restaurants in the Western Hemisphere. In January 1999, the first Belgo restaurant in the United States was opened in New York City.

    In April 1998, the Company sold its Harrigans brand, receiving $3.0 million in cash plus a $4.0 million note and retaining a 25% equity interest in the ongoing business. The transaction resulted in a $0.6 million gain with an additional $4.0 million gain, related to the note, being deferred. The investment is accounted for using the equity method of accounting.

    In July 1997, the Company acquired Canyon Cafes, Inc. ("Canyon Cafe") for $46.3 million, including $33.6 million in cash, the issuance of 357,600 shares of common stock and the assumption of approximately $7.5 million in debt.

    In March 1997, the Company acquired Hops Restaurant Bar & Brewery ("Hops") for $58.4 million, which included $16.3 million in cash, the issuance of 1.05 million shares of common stock and the assumption of approximately $28.9 million in debt.

    In March 1997, the Company acquired McCormick & Schmick Holding Corp. ("McCormick & Schmick's") for $68.3 million, including $50.1 million in cash, the issuance of 248,139 shares of common stock and the assumption of approximately $15.0 million in debt.

    All three 1997 acquisitions were accounted for using the purchase method of accounting. Accordingly, a portion of the purchase consideration was allocated to the net assets acquired based on their estimated fair values. The aggregate fair value of identifiable assets acquired and liabilities assumed was $68.0 million and $37.5 million, respectively. The remaining estimated excess of purchase

                               AVADO BRANDS, INC.

NOTE 4--INVESTMENTS AND ACQUISITIONS (CONTINUED) price over net assets acquired of $142.5 million was recorded as goodwill and is being amortized on a straight-line basis over 40 years.

    The following unaudited pro forma financial information gives effect to all of the three foregoing acquisitions as if the acquisitions had occurred as of the beginning of the periods presented. This pro forma financial information reflects certain adjustments such as: expensing, rather than capitalizing and amortizing preopening expenses, amortization of goodwill, interest expense on the proceeds of the Convertible Preferred Securities (Note 7), elimination of interest on a portion of the acquisition debt assumed, and the related income tax effects (amounts in thousands, except per share data):

                                                                       FOR FISCAL YEARS ENDED
                                                                      ------------------------
                                                                         1996         1997
                                                                      -----------  -----------
                                                                            (UNAUDITED)
Total restaurant sales..............................................   $ 672,927    $ 842,785
Net earnings........................................................   $   6,536    $  26,759
Basic earnings per common share.....................................   $    0.16    $    0.67
Diluted earnings per common share...................................   $    0.16    $    0.67

    These pro forma results are not necessarily indicative of what actually would have occurred if the acquisitions had taken place as of the beginning of the periods presented, nor do they reflect the purchase price that might have been negotiated at these earlier periods.

NOTE 5--PREMISES AND EQUIPMENT

                                                                        FOR FISCAL YEAR END
                                                                      ------------------------
                                                                         1997         1998
                                                                      -----------  -----------
                                                                       (AMOUNTS IN THOUSANDS)
Land................................................................   $  42,166    $  69,154
Buildings...........................................................     123,901      161,501
Equipment...........................................................      87,043       79,371
Leasehold improvements..............................................      59,584       88,270
Construction in progress............................................      19,234       23,628
                                                                      -----------  -----------
Total premises and equipment........................................     331,928      421,924
Less accumulated depreciation and amortization......................      48,089       54,337
                                                                      -----------  -----------
Premises and equipment, net.........................................   $ 283,839    $ 367,587
                                                                      -----------  -----------
                                                                      -----------  -----------

                               AVADO BRANDS, INC.

NOTE 6--LONG-TERM DEBT

                                                                        FOR FISCAL YEAR END
                                                                      ------------------------
                                                                         1997         1998
                                                                      -----------  -----------
                                                                       (AMOUNTS IN THOUSANDS)
Revolving credit agreements, unsecured, with variable rate interest
  (7.3% at January 3, 1999).........................................   $ 255,000    $ 140,500
Senior notes, unsecured.............................................     125,000      116,500
Other...............................................................       2,049          478
                                                                      -----------  -----------
Total long-term debt................................................     382,049      257,478
Less current maturities.............................................         206      140,500
                                                                      -----------  -----------
Long-term debt, excluding current maturities........................   $ 381,843    $ 116,978
                                                                      -----------  -----------
                                                                      -----------  -----------

    At January 3, 1999, revolving credit agreements aggregated $162.0 million of which $21.5 million was unused and available. The agreements expire in March through July of 1999, and as such, the $140.5 million of revolving obligations have been classified as current maturities. The Company anticipates reducing these obligations with proceeds received from Applebee's divestiture transactions expected to be completed in 1999. Remaining revolving obligations are expected to be replaced prior to their expiration with the renewal and expansion of long-term revolving credit agreements.

    In 1996, $125.0 million of 9.75% senior notes were issued under a $200.0 million shelf registration. The notes are due March 2006 with interest payable semi-annually. In 1998, the Company repurchased $8.5 million of these notes.

    Based on the borrowing rates currently available to the Company for loans with similar terms and average maturities, the fair value of revolving credit agreements and other long-term debt approximates the book value recorded. Fair value of the senior notes at January 3, 1999 was estimated as $109.8 million, based on quoted market prices of the notes.

    The aggregate annual maturities of long-term debt for the years subsequent to January 3, 1999 are as follows: 1999-$140.5 million and 2001-$0.5 million. The $116.5 million senior notes are due in 2006.

    Terms of the senior notes and revolving credit agreements include various provisions which, among other things, require the Company to (i) maintain defined net worth and coverage ratios, (ii) limit the incurrence of certain liens or encumbrances in excess of defined amounts and (iii) maintain defined leverage ratios. As amended, the Company was in compliance with the loan provisions.

    During 1997 and 1998, the Company was party to various interest rate swap agreements with notional amounts ranging from $75.0 million to $115.0 million. At January 3, 1999, two interest rate swap agreements with $100.0 million and $115.0 million notional amounts were in place. The first agreement is a hedge of U.S. LIBOR obligations relating to revolving credit facilities. Under the terms of the agreement, the Company pays an average of certain foreign LIBOR-based variable rates (6.0% at January 3, 1999) and receives a U.S. LIBOR-based variable rate (5.2% at January 3, 1999). At January 3, 1999, the Company estimates that it would have paid approximately $1.0 million to terminate this swap agreement. The other swap agreement relates to the 7.0% fixed interest obligation on the Convertible Preferred Securities (Note 7). Under the agreement, the Company pays an average of certain foreign LIBOR-based variable rates (5.9% at January 3, 1999) and receives a 7.0% fixed rate. At January 3, 1999, the Company estimates that it would have paid approximately $2.8 million to

                               AVADO BRANDS, INC.

NOTE 6--LONG-TERM DEBT (CONTINUED)
terminate this swap agreement. Under the terms of the agreement, however, the swap terminates upon conversion of the Convertible Preferred Securities with no amounts due from either party. Amounts received on interest rate swap agreements accounted for as hedges totaled $1.9 million in 1997 and $0.1 million in 1998.

NOTE 7--CONVERTIBLE PREFERRED SECURITIES

    In 1997, Avado Financing I (formerly Apple South Financing I) (the "Trust") issued 2,300,000, $3.50 term convertible securities, Series A (the "Convertible Preferred Securities"), having a liquidation preference of $50 per security. The Trust, a statutory business trust, is a wholly owned, consolidated subsidiary of the Company with its sole asset being $115.0 million aggregate principal amount of 7% convertible subordinated debentures due March 1, 2027 of Avado Brands, Inc. (the "Convertible Debentures").

    The Convertible Preferred Securities are convertible until 2027 at an initial rate of 3.3801 shares of Avado Brands common stock for each security (equivalent to a conversion price of $14.793 per share). A guarantee has been executed with regard to the Convertible Preferred Securities. The guarantee, when taken together with the obligations under the Convertible Debentures, the indenture pursuant to which the Convertible Debentures were issued, and the declaration of trust of Avado Financing I, provides a full and unconditional guarantee of amounts due under the Convertible Preferred Securities.

    Proceeds, after deducting underwriters' fees and other offering expenses of approximately $3.7 million, of $111.3 million were used to repay revolving loan advances used for the acquisition of McCormick & Schmick's and to finance the acquisition of Hops Restaurant Bar & Brewery, including in each case, retirement of acquired company debt.

NOTE 8--LEASES

    Various leases are utilized for restaurant land, buildings, equipment and office facilities. Land and building lease terms typically range from 10 to 20 years, with renewal options ranging from five to 20 years. Equipment lease terms generally range from four to eight years. In the normal course of business, some leases are expected to be renewed or replaced by leases on other properties. Future minimum lease payments do not include amounts payable for maintenance costs, real estate taxes, insurance, etc., or contingent rentals payable based on a percentage of sales in excess of stipulated amounts for restaurant facilities.

    In 1997, the Company entered into a $70.0 million (amended to $30.0 million in 1998) master equipment lease agreement. The agreement provides for the rental of restaurant equipment for a five-year period, subject to renewal at the Company's option. Pursuant to terms of the agreement, the Company acts as purchasing agent for the lessor. Equipment is procured for new restaurants, with payment coming from the lessor. This agreement has been accounted for as an operating lease for financial reporting purposes. At January 3, 1999, $3.7 million of the $30.0 million commitment was unused and available.

                               AVADO BRANDS, INC.

NOTE 8--LEASES (CONTINUED)
    Future minimum lease payments under noncancelable operating leases at January 3, 1999 are as follows (amounts in thousands):

1999..............................................................  $  20,192
2000..............................................................     21,036
2001..............................................................     20,854
2002..............................................................     20,621
2003..............................................................     20,436
Later years.......................................................    105,169
                                                                    ---------
Total minimum payments............................................  $ 208,308
                                                                    ---------
                                                                    ---------

    Total rental expense related to cancelable and noncancelable operating leases was $15.6 million in 1996, $24.3 million in 1997 and $27.5 million in 1998. Rental expense included contingent rentals of $0.9 million in 1996, $1.0 million in 1997 and $2.3 million in 1998.

NOTE 9--ACCRUED LIABILITIES

                                                                        FOR FISCAL YEAR END
                                                                      ------------------------
                                                                         1997         1998
                                                                      -----------  -----------
                                                                       (AMOUNTS IN THOUSANDS)
Payroll and related benefits........................................   $  15,060    $  13,584
Insurance...........................................................       4,219        6,615
Gift certificates...................................................       3,926        4,797
Applebee's divestiture..............................................           -        2,948
Acquisition costs...................................................       5,327        2,830
Property taxes......................................................       4,293        2,659
Other...............................................................       7,441        8,620
                                                                      -----------  -----------
                                                                       $  40,266    $  42,053
                                                                      -----------  -----------
                                                                      -----------  -----------

                               AVADO BRANDS, INC.

NOTE 10--SUPPLEMENTAL CASH FLOW INFORMATION

    The following supplements the consolidated statements of cash flows (amounts in thousands):

                                                                              THIRTEEN-WEEK
                                                                              PERIODS ENDED
                                             FOR FISCAL YEARS ENDED       ----------------------
                                        --------------------------------   MARCH 29,   APRIL 4,
                                          1996        1997       1998        1998        1999
                                        ---------  ----------  ---------  -----------  ---------
                                                                               (UNAUDITED)
Interest paid.........................  $  10,728  $   20,452  $  25,739   $   3,977   $   2,171
                                        ---------  ----------  ---------  -----------  ---------
Distributions on preferred
  securities..........................          -       5,944      8,050       2,012       2,012
                                        ---------  ----------  ---------  -----------  ---------
Income taxes paid (refunded)..........      1,415       9,022     14,487       2,254        (988)
                                        ---------  ----------  ---------  -----------  ---------
Business acquisitions, net of cash
  acquired:
  Fair value of assets acquired, other
    than cash.........................  $       -  $   64,861  $       -   $       -   $       -
  Liabilities assumed.................          -     (37,504)     1,274           -           -
  Merger consideration payable........          -      (1,890)         -           -           -
  Stock issued........................          -     (21,492)         -           -           -
  Purchase price in excess of the net
    assets acquired...................          -     142,469      1,384           -           -
                                        ---------  ----------  ---------  -----------  ---------
Net cash used for acquisitions........  $       -  $  146,444  $   2,658   $       -   $       -
                                        ---------  ----------  ---------  -----------  ---------
                                        ---------  ----------  ---------  -----------  ---------

    The 1998 business acquisition reflects the buyout of several of Hops' joint venture partners. As discussed in Note 2, in 1998 the Company sold 233 Applebee's restaurants. The accompanying consolidated balance sheets reflect changes in asset and liability accounts related to the divestiture of these restaurants as follows: decrease in assets held for sale of $281.3 million, decreases in assets not classified as held for sale of $5.5 million and increases in accrued liabilities of $2.9 million.

                               AVADO BRANDS, INC.

NOTE 11--EARNINGS PER SHARE INFORMATION

    Effective for fiscal year ending December 28, 1997, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." SFAS 128 requires all entities to provide dual disclosure of earnings per share, basic and diluted. Basic earnings per share equals net earnings divided by the weighted average number of common shares outstanding and does not include the dilutive effects of stock options. Diluted earnings per share is computed by giving effect to dilutive stock options and by adjusting both net earnings and shares outstanding as if the Convertible Preferred Securities (Note
7) had been converted at the date of issuance. In accordance with SFAS 128, all prior-period earnings per share have been restated. The following table presents a reconciliation of weighted average shares and earnings per share amounts (amounts in thousands, except per share data):

                                                                   FOR FISCAL YEARS ENDED
                                                               -------------------------------
                                                                 1996       1997       1998
                                                               ---------  ---------  ---------
Average number of common shares used in basic calculation....     38,731     38,620     36,612
Additional shares issuable pursuant to employee stock option
  plans at period-end market price...........................        686        206          9
Shares issuable on assumed conversion of Convertible
  Preferred Securities.......................................          -      6,101      7,774
                                                               ---------  ---------  ---------
Average number of common shares used in diluted
  calculation................................................     39,417     44,927     44,395
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------
Earnings before cumulative effect of change in accounting
  principle..................................................  $  11,674  $  28,448  $  67,744
Cumulative effect of change in accounting principle, net of
  tax........................................................          -          -      1,461
                                                               ---------  ---------  ---------
Net earnings.................................................     11,674     28,448     66,283
Distribution savings on assumed conversion of Convertible
  Preferred Securities, net of income taxes..................          -      4,336      5,415
                                                               ---------  ---------  ---------
Net earnings for computation of diluted earnings per common
  share......................................................  $  11,674  $  32,784  $  71,698
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------
Basic earnings before cumulative effect of change in
  accounting principle.......................................  $    0.30  $    0.74  $    1.85
Cumulative effect of change in accounting principle..........          -          -      (0.04)
                                                               ---------  ---------  ---------
Basic earnings per common share..............................  $    0.30  $    0.74  $    1.81
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------
Diluted earnings before cumulative effect of change in
  accounting principle.......................................  $    0.30  $    0.73  $    1.65
Cumulative effect of change in accounting principle..........          -          -      (0.03)
                                                               ---------  ---------  ---------
Diluted earnings per common share............................  $    0.30  $    0.73  $    1.62
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

                               AVADO BRANDS, INC.

NOTE 12--INCOME TAXES

    The components of the provision for income taxes for the years ended December 29, 1996, December 28, 1997 and January 3, 1999 before change in accounting principle are as follows (amounts in thousands):

                                                                  CURRENT    DEFERRED      TOTAL
                                                                 ---------  -----------  ---------
1996:
  Federal......................................................  $   5,200         250       5,450
  State........................................................      1,050          50       1,100
                                                                 ---------  -----------  ---------
    Total......................................................  $   6,250         300       6,550
                                                                 ---------  -----------  ---------
                                                                 ---------  -----------  ---------
1997:
  Federal......................................................  $   8,090       3,850      11,940
  State........................................................      1,630          55       1,685
                                                                 ---------  -----------  ---------
    Total......................................................  $   9,720       3,905      13,625
                                                                 ---------  -----------  ---------
                                                                 ---------  -----------  ---------
1998:
  Federal......................................................  $  36,035      (3,861)     32,174
  State........................................................      9,296      (2,170)      7,126
                                                                 ---------  -----------  ---------
    Total......................................................  $  45,331      (6,031)     39,300
                                                                 ---------  -----------  ---------
                                                                 ---------  -----------  ---------

    A reconciliation of the Federal statutory income tax rate to the effective income tax rate applied to earnings before income taxes in the accompanying consolidated statements of earnings for the years ended December 29, 1996, December 28, 1997 and January 3, 1999 follows:

                                                                            FOR FISCAL YEARS ENDED
                                                                        -------------------------------
                                                                          1996       1997       1998
                                                                        ---------  ---------  ---------
Tax at federal statutory rate.........................................       35.0%      35.0%      35.0%
Increase (decrease) in taxes due to:
  Rate differential...................................................       (0.7)         -          -
  State income tax, net of federal benefit............................        3.9        4.0        4.1
  FICA tip and targeted jobs tax credits..............................       (2.2)     (10.1)      (3.4)
Nondeductible goodwill................................................          -        2.0        1.0
Other, net............................................................       (0.1)       1.5          -
                                                                        ---------  ---------  ---------
Effective tax rate....................................................       35.9%      32.4%      36.7%
                                                                        ---------  ---------  ---------
                                                                        ---------  ---------  ---------

                               AVADO BRANDS, INC.

NOTE 12--INCOME TAXES (CONTINUED)

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 28, 1997 and January 3, 1999 are presented below (amounts in thousands):

                                                                         FOR FISCAL YEAR END
                                                                        ----------------------
                                                                           1997        1998
                                                                        ----------  ----------
FICA tip credits not yet taken for federal tax purposes...............  $    5,772  $    2,392
Asset impairment and other charges recorded for financial statement
  purposes but not yet taken for tax purposes.........................       6,618      10,311
Other.................................................................         589       7,092
                                                                        ----------  ----------
Total deferred tax assets.............................................      12,979      19,795
                                                                        ----------  ----------
Depreciation and amortization taken for tax purposes in excess of
  amounts taken for financial reporting purposes......................     (25,713)    (25,499)
Other.................................................................      (1,497)     (2,496)
                                                                        ----------  ----------
Deferred tax liability................................................  $  (14,231) $   (8,200)
                                                                        ----------  ----------
                                                                        ----------  ----------

    A valuation allowance for deferred tax assets has not been recorded as of December 28, 1997 or January 3, 1999. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon these factors, management believes it is more likely than not the Company will realize the benefits of the deductible differences.

NOTE 13--INTEREST EXPENSE

    Following is a summary of interest cost incurred and interest cost capitalized as a component of the cost of construction in progress (amounts in thousands):

                                                                   FOR FISCAL YEARS ENDED
                                                               -------------------------------
                                                                 1996       1997       1998
                                                               ---------  ---------  ---------
Interest cost capitalized....................................  $   1,572  $   2,509  $   1,426
Interest cost expensed.......................................     11,348     20,504     25,313
                                                               ---------  ---------  ---------
Total interest incurred......................................  $  12,920  $  23,013  $  26,739
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

NOTE 14--STOCK OPTION PLANS

    The 1988 stock option plan (the "Stock Option Plan") and the 1993 and 1995 Stock Incentive Plans (the "Stock Incentive Plans") provide for the granting of nonqualified and incentive options for up to 1,974,375 shares, 450,000 shares and 3,600,000 shares, respectively, of common stock of the Company to key officers, directors and employees. Generally, options awarded under the Stock Option Plan and Stock Incentive Plans are granted at prices which equate to fair market value on the date of the grant, are exercisable over three to ten years, and expire ten years subsequent to award.

                               AVADO BRANDS, INC.

NOTE 14--STOCK OPTION PLANS (CONTINUED)
    The 1992 DF&R Stock Option Plan (the "DF&R Option Plan") provides for the granting of 1,000,000 shares of common stock to key officers, directors and employees. Options awarded under the DF&R Option Plan prior to the merger were adjusted based on the exchange ratio of 1.5 shares of the Company's common stock for each share of DF&R common stock. Options awarded under the DF&R Option Plan are generally granted at prices which equate to fair market value on the date of grant. With limited exceptions, all options are generally exercisable beginning one year from the date of grant with annual vesting periods and terminate not later than five years from the date of grant. Management does not anticipate granting any additional options under the DF&R Option Plan.

    The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for its stock option plans. Accordingly, no compensation expense has been recognized for its stock-based compensation plans. Had compensation cost for the Company's stock option plans been determined based upon the fair value methodology prescribed under Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," the Company's net earnings and diluted earnings per share would have been reduced by $2.1 million or $0.05 per share in 1996, $2.3 million or $0.05 per share in 1997 and $0.6 million or $0.01 per share in 1998. The effects of either recognizing or disclosing compensation cost under SFAS 123 may not be representative of the effects on reported net earnings for future years. The fair value of the options granted during 1998 is estimated as $7.37 on the date of grant using the Black-Scholes option-pricing model with the following assumptions: dividend yield 0.33%, volatility of 50%, risk-free interest rate of 5.0% and an expected life of 6.7 years. Further information relating to total options is as follows:

                                                                                       AVERAGE
                                                                           SHARES       PRICE
                                                                         -----------  ---------
Outstanding at December 31, 1995.......................................    2,790,673  $   13.44
Granted in 1996........................................................      726,587      19.72
Exercised in 1996......................................................     (779,198)      3.25
Canceled in 1996.......................................................     (243,870)     21.48
                                                                         -----------  ---------
Outstanding at December 29, 1996.......................................    2,494,192      17.66
Granted in 1997........................................................    1,412,694      14.46
Exercised in 1997......................................................     (334,296)      6.66
Canceled in 1997.......................................................     (574,460)     19.15
                                                                         -----------  ---------
Outstanding at December 28, 1997.......................................    2,998,130      17.04
Granted in 1998........................................................      183,425      13.15
Exercised in 1998......................................................      (15,885)      9.42
Canceled in 1998.......................................................   (1,149,880)     17.10
                                                                         -----------  ---------
Outstanding at January 3, 1999.........................................    2,015,790  $   16.60
                                                                         -----------  ---------
                                                                         -----------  ---------

                               AVADO BRANDS, INC.

NOTE 14--STOCK OPTION PLANS (CONTINUED)
    The following table summarizes information concerning currently outstanding and exercisable options:

                                               OPTIONS OUTSTANDING           OPTIONS EXERCISABLE
                                       -----------------------------------  ----------------------
                                                    AVERAGE      AVERAGE                 AVERAGE
              EXERCISE                             REMAINING    EXERCISE                EXERCISE
             PRICE RANGE                 SHARES       LIFE        PRICE      SHARES       PRICE
            ------------               ----------  ----------  -----------  ---------  -----------
$ 5.01-$10.00........................       9,375   9.5 years   $    8.63         375   $    8.33
$10.01-$15.00........................     937,013   8.0 years       13.45      45,653       12.77
$15.01-$20.00........................     694,390   5.6 years       18.23     116,300       17.26
$20.01-$25.00........................     334,464   7.0 years       21.18      27,847       21.16
$25.01-$30.00........................      40,548   7.0 years       25.48         900       25.25
                                       ----------  ----------  -----------  ---------  -----------
Total................................   2,015,790   7.0 years   $   16.60     191,075   $   16.78
                                       ----------  ----------  -----------  ---------  -----------
                                       ----------  ----------  -----------  ---------  -----------

NOTE 15--EMPLOYEE BENEFIT PLANS

    A noncontributory Employee Stock Ownership Plan (the "Plan") covers substantially all full-time employees. In accordance with the terms of the Plan, the Company may make contributions to the Plan in amounts as determined by the Board of Directors. Participants become 20% vested in their accounts after three years of service, escalating 20% each year thereafter until they are fully vested. Contribution expense related to the Plan was $0.3 million in 1996, $0 in 1997 and $0.5 million in 1998.

    The Avado Brands, Inc. Profit Sharing Plan and Trust, established in accordance with Section 401(k) of the Internal Revenue Code, allows eligible participating employees to defer receipt of a portion of their compensation and contribute such amount to one or more investment funds. Employee contributions are matched by the Company dollar for dollar for the first 2% of the employee's income deferred. Matching funds vest at the rate of 20% each year, beginning after three years of service. Company contributions were $0.4 million in 1996, $0.5 million in 1997 and $0.4 million in 1998.

NOTE 16--SHAREHOLDERS' EQUITY

    The Board of Directors, from time to time and depending on market conditions, authorizes the purchase of common shares. In 1998, the Company purchased 7.3 million shares of its common stock for $92.0 million, including one of the equity forward contracts discussed below.

    In 1998, third parties purchased a total of 8.3 million shares of the Company's common stock at an average price per share of $13.36 (or a total acquisition cost of $110.9 million) pursuant to four equity forward contracts. Upon expiration of the agreements, the Company has the option to (i) acquire the shares at the third parties' average acquisition cost as described above or (ii) instruct the third parties to sell the stock in the market and settle in cash any appreciation or depreciation in the market value of the stock at the sale date compared to the acquisition cost described above. Any such appreciation or depreciation in the value of the shares will be reflected in equity and will not impact net earnings. One of these contracts for 2.0 million shares was settled in December 1998, and the Company exercised its option to acquire the related shares for $29.9 million. At January 3, 1999, three equity forward contracts covering 6.3 million shares were pending settlement. The third parties' total acquisition price for these shares of $81.8 million, net of a $10.7 million collateral deposit made by the Company with a

                               AVADO BRANDS, INC.

NOTE 16--SHAREHOLDERS' EQUITY (CONTINUED) third party, is reflected as "Temporary equity, net" in the 1998 consolidated balance sheet. The remaining contracts expire in March through July of 1999.

NOTE 17--COMMITMENTS AND CONTINGENCIES

    Under the Company's insurance programs, coverage is obtained for significant exposures as well as those risks required to be insured by law or contract. It is the Company's preference to retain a significant portion of certain expected losses related primarily to workers' compensation, physical loss to property and comprehensive general liability. Provisions for losses expected under these programs are recorded based on estimates of the aggregate liability for claims incurred.

    The Company is contingently liable for letters of credit aggregating approximately $4.3 million and is co-guarantor of a $5.0 million revolving credit facility relating to one of its joint ventures with Belgo. At January 3, 1999, $1.0 million was outstanding under this facility.

    In connection with Applebee's divestiture transactions completed during 1998, the Company remains contingently liable for lease obligations relating to 67 restaurants. Assuming that each respective purchaser became insolvent, an event management believes to be highly unlikely, the Company could be liable for lease payments extending through 2035 with minimum lease payments totaling $48.0 million. In the event of default, the franchisor has the contractual right to assume the obligations under the leases. In the event the Company becomes liable for any such obligations, it may have certain rights to the leased properties. Management believes that the ultimate disposition of these contingent liabilities should not have a material adverse effect on the Company's consolidated financial position or results of operations.

    In 1997, two lawsuits were filed by persons seeking to represent a class of shareholders of the Company who purchased shares of the Company's common stock between May 26, 1995 and September 24, 1996. Each plaintiff named the Company and certain of its officers and directors as defendants. The complaints alleged acts of fraudulent misrepresentation by the defendants which induced the plaintiffs to purchase the Company's common stock and alleged illegal insider trading by certain of the defendants, each of which allegedly resulted in losses to the plaintiffs and similarly situated shareholders of the Company. The complaints each sought damages and other relief. In 1998, one of these suits was dismissed. Although the ultimate outcome of the remaining lawsuit cannot be determined at this time, the Company believes that the allegations therein are without merit and intends to vigorously defend itself.

    The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters should not have a material adverse effect on the Company's consolidated financial position or results of operations.

                               AVADO BRANDS, INC.

NOTE 18--RELATED PARTY TRANSACTIONS

    In 1998, the Board of Directors approved loans to certain executive officers of the Company. At January 3, 1999, the Company held notes receivable from the Chief Executive Officer, totaling $7.9 million. The principal balances of the notes are due in November and December of 2000 or earlier upon demand of the Company and bear interest at 7.0% per annum with interest payment due at maturity. The Company also holds notes receivable from two other executive officers totaling $0.1 million. The notes are due in October and November of 1999 and bear interest at 5.06% per annum with interest payment due at maturity.

NOTE 19--GUARANTOR SUBSIDIARIES

    The Company's senior notes and revolving credit facilities are fully and unconditionally guaranteed on a joint and several basis by substantially all of its wholly-owned subsidiaries. The Company's indebtedness is not guaranteed by its non-wholly owned subsidiaries. These non-guarantor subsidiaries primarily include certain partnerships of which the Company is typically a 90% owner. At January 3, 1999 and April 4, 1999 (unaudited), these partnerships in the non-guarantor subsidiaries owned 36 and 40, respectively, of the Company's restaurants. Accordingly, condensed consolidating balance sheets as of December 28, 1997, January 3, 1999 and April 4, 1999 (unaudited), and condensed consolidating statements of earnings and cash flows for the fiscal years ended December 28, 1997 and January 3, 1999 and the thirteen-week periods ended March 29, 1998 (unaudited) and April 4, 1999 (unaudited) are provided for such guarantor and non-guarantor subsidiaries. For the fiscal year ended December 29, 1996, substantially all of the Company's subsidiaries were guarantors of its indebtedness and, as such, condensed consolidated financial information related to fiscal 1996 is not applicable. Separate financial statements and other disclosures concerning the guarantor and non-guarantor subsidiaries are not presented because management has determined that they are not material to investors. There are no contractual restrictions on the ability of the guarantor subsidiaries to make distributions to the Company.

                  CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                             FISCAL YEAR ENDED 1997
                                 (IN THOUSANDS)

                                                           GUARANTOR    NON-GUARANTOR
                                                          SUBSIDIARIES  SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                                                          -----------  ---------------  ---------------  ------------
Restaurant sales........................................   $ 776,410      $  31,910        $       -      $  808,320
Restaurant operating expenses...........................     665,347         28,533                -         693,880
General and administrative expenses.....................      38,136          1,481                -          39,617
                                                          -----------       -------            -----     ------------
Operating income........................................      72,927          1,896                -          74,823
                                                          -----------       -------            -----     ------------
Other income (expense)..................................     (32,085)          (665)               -         (32,750)
Earnings before income taxes............................      40,842          1,231                -          42,073
Income taxes............................................      13,200            425                -          13,625
                                                          -----------       -------            -----     ------------
Net earnings............................................   $  27,642      $     806        $       -      $   28,448
                                                          -----------       -------            -----     ------------
                                                          -----------       -------            -----     ------------

                               AVADO BRANDS, INC.

NOTE 19--GUARANTOR SUBSIDIARIES (CONTINUED)
                  CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                             FISCAL YEAR ENDED 1998
                                 (IN THOUSANDS)

                                                           GUARANTOR    NON-GUARANTOR
                                                          SUBSIDIARIES  SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                          -----------  ---------------  -------------  ------------
Restaurant sales........................................   $ 785,300      $  77,392       $       -     $  862,692
Restaurant operating expenses...........................     673,968         67,003               -        740,971
General and administrative expenses.....................      42,385          3,765               -         46,150
Asset revaluation and other special charges.............       2,940              -               -          2,940
                                                          -----------       -------     -------------  ------------
Operating income........................................      66,007          6,624               -         72,631
                                                          -----------       -------     -------------  ------------
Other income (expense)..................................      35,427         (1,014)              -         34,413
Earnings before income taxes and cumulative effect of
  change in accounting principle........................     101,434          5,610               -        107,044
Income taxes............................................      37,400          1,900               -         39,300
                                                          -----------       -------     -------------  ------------
Earnings before cumulative effect of change in
  accounting principle..................................      64,034          3,710               -         67,744
Cumulative effect of change in accounting principle, net
  of tax benefit........................................       1,461              -               -          1,461
                                                          -----------       -------     -------------  ------------
Net earnings............................................   $  62,573      $   3,710       $       -     $   66,283
                                                          -----------       -------     -------------  ------------
                                                          -----------       -------     -------------  ------------

                  CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                THIRTEEN WEEKS ENDED MARCH 29, 1998 (UNAUDITED)
                                 (IN THOUSANDS)

                                                           GUARANTOR    NON-GUARANTOR
                                                          SUBSIDIARIES  SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                          -----------  ---------------  -------------  ------------
Restaurant sales........................................   $ 225,414      $  16,262       $       -     $  241,676
Restaurant operating expenses...........................     192,759         13,868               -        206,627
General and administrative expenses.....................      12,218            697               -         12,915
                                                          -----------       -------     -------------  ------------
Operating income........................................      20,437          1,697               -         22,134
                                                          -----------       -------     -------------  ------------
Other income (expense)..................................      39,615           (385)              -         39,230
Earnings before income taxes and cumulative effect of
  change in accounting principle........................      60,052          1,312               -         61,364
Income taxes............................................      22,375            450               -         22,825
                                                          -----------       -------     -------------  ------------
Earnings before cumulative effect of change in
  accounting principle..................................      37,677            862               -         38,539
Cumulative effect of change in accounting principle, net
  of tax benefit........................................       1,461              -               -          1,461
                                                          -----------       -------     -------------  ------------
Net earnings............................................   $  36,216      $     862       $      --     $   37,078
                                                          -----------       -------     -------------  ------------
                                                          -----------       -------     -------------  ------------

                               AVADO BRANDS, INC.

NOTE 19--GUARANTOR SUBSIDIARIES (CONTINUED)
                  CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                 THIRTEEN WEEKS ENDED APRIL 4, 1999 (UNAUDITED)
                                 (IN THOUSANDS)

                                                           GUARANTOR    NON-GUARANTOR
                                                          SUBSIDIARIES  SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                                                          -----------  ---------------  ---------------  ------------
Restaurant sales........................................   $ 140,188      $  23,887        $       -      $  164,075
Restaurant operating expenses...........................     117,698         20,727                -         138,425
General and administrative expenses.....................       8,624          1,216                -           9,840
                                                          -----------       -------            -----     ------------
Operating income........................................      13,866          1,944                -          15,810
                                                          -----------       -------            -----     ------------
Other income (expense)..................................      (6,432)          (276)               -          (6,708)
Earnings before income taxes............................       7,434          1,668                -           9,102
Income taxes............................................       2,575            575                -           3,150
                                                          -----------       -------            -----     ------------
Net earnings............................................   $   4,859      $   1,093        $       -      $    5,952
                                                          -----------       -------            -----     ------------
                                                          -----------       -------            -----     ------------

                      CONDENSED CONSOLIDATED BALANCE SHEET
                              FISCAL YEAR END 1997
                                 (IN THOUSANDS)

                                                           GUARANTOR    NON-GUARANTOR
                                                          SUBSIDIARIES  SUBSIDIARIES    ELIMINATIONS  CONSOLIDATED
                                                          -----------  ---------------  ------------  ------------
ASSETS
Current assets..........................................   $ 361,516      $     890      $        -    $  362,406
Premises and equipment, net.............................     253,701         30,138               -       283,839
Goodwill, net...........................................     116,141         22,262               -       138,403
Other assets............................................      18,826            815               -        19,641
Intercompany investments................................      38,647              -         (38,647)            -
Intercompany advances...................................      12,299              -         (12,299)            -
                                                          -----------       -------     ------------  ------------
                                                           $ 801,130      $  54,105      $  (50,946)   $  804,289
                                                          -----------       -------     ------------  ------------
                                                          -----------       -------     ------------  ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities.....................................   $  63,652      $   1,639      $        -    $   65,291
Long-term liabilities...................................     401,696          1,520               -       403,216
Intercompany payables...................................           -         12,299         (12,299)            -
Convertible preferred securities........................     115,000              -               -       115,000
Shareholders' equity....................................     220,782         38,647         (38,647)      220,782
                                                          -----------       -------     ------------  ------------
                                                           $ 801,130      $  54,105      $  (50,946)   $  804,289
                                                          -----------       -------     ------------  ------------
                                                          -----------       -------     ------------  ------------

                               AVADO BRANDS, INC.

NOTE 19--GUARANTOR SUBSIDIARIES (CONTINUED)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                              FISCAL YEAR END 1998
                                 (IN THOUSANDS)

                                                           GUARANTOR    NON-GUARANTOR
                                                          SUBSIDIARIES  SUBSIDIARIES    ELIMINATIONS  CONSOLIDATED
                                                          -----------  ---------------  ------------  ------------

ASSETS
Current assets..........................................   $  99,129      $   1,856      $        -    $  100,985
Premises and equipment, net.............................     309,919         57,668               -       367,587
Goodwill, net...........................................     116,014         21,991               -       138,005
Investments carried at equity...........................      16,106              -               -        16,106
Other assets............................................      47,588            326               -        47,914
Intercompany investments................................      44,699              -         (44,699)            -
Intercompany advances...................................      33,103              -         (33,103)            -
                                                          -----------       -------     ------------  ------------
                                                           $ 666,558      $  81,841      $  (77,802)   $  670,597
                                                          -----------       -------     ------------  ------------
                                                          -----------       -------     ------------  ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities.....................................   $ 235,497      $   3,621      $        -    $  239,118
Long-term liabilities...................................     132,937            418               -       133,355
Intercompany payables...................................           -         33,103         (33,103)            -
Convertible preferred securities........................     115,000              -               -       115,000
Temporary equity, net...................................      71,095              -               -        71,095
Shareholders' equity....................................     112,029         44,699         (44,699)      112,029
                                                          -----------       -------     ------------  ------------
                                                           $ 666,558      $  81,841      $  (77,802)   $  670,597
                                                          -----------       -------     ------------  ------------
                                                          -----------       -------     ------------  ------------

                      CONDENSED CONSOLIDATED BALANCE SHEET
                           APRIL 4, 1999 (UNAUDITED)
                                 (IN THOUSANDS)

                                                           GUARANTOR    NON-GUARANTOR
                                                          SUBSIDIARIES  SUBSIDIARIES    ELIMINATIONS  CONSOLIDATED
                                                          -----------  ---------------  ------------  ------------

ASSETS
Current assets..........................................   $  62,448      $   1,629      $        -    $   64,077
Premises and equipment, net.............................     319,311         63,228               -       382,539
Goodwill, net...........................................     115,277         21,850               -       137,127
Investments carried at equity...........................      17,095              -               -        17,095
Other assets............................................      39,882          1,429               -        41,311
Intercompany investments................................      46,819              -         (46,819)            -
Intercompany advances...................................      37,841              -         (37,841)            -
                                                          -----------       -------     ------------  ------------
                                                           $ 638,673      $  88,136      $  (84,660)   $  642,149
                                                          -----------       -------     ------------  ------------
                                                          -----------       -------     ------------  ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities.....................................   $ 233,559      $   3,242      $        -    $  236,801
Long-term liabilities...................................     133,432            234               -       133,666
Intercompany payables...................................           -         37,841         (37,841)            -
Convertible preferred securities........................     115,000              -               -       115,000
Temporary equity, net...................................      39,849              -               -        39,849
Shareholders' equity....................................     116,833         46,819         (46,819)      116,833
                                                          -----------       -------     ------------  ------------
                                                           $ 638,673      $  88,136      $  (84,660)   $  642,149
                                                          -----------       -------     ------------  ------------
                                                          -----------       -------     ------------  ------------

                               AVADO BRANDS, INC.

NOTE 19--GUARANTOR SUBSIDIARIES (CONTINUED)
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                              FISCAL YEAR END 1997
                                 (IN THOUSANDS)

                                                           GUARANTOR    NON-GUARANTOR
                                                          SUBSIDIARIES  SUBSIDIARIES    ELIMINATIONS  CONSOLIDATED
                                                          -----------  ---------------  ------------  ------------
Net cash provided by operating activities...............   $  61,345      $   1,391      $        -    $   62,736
Cash flows from investing activities:
  Capital expenditures..................................    (159,890)       (13,073)              -      (172,963)
  Proceeds from disposal of assets, net.................       5,798              -               -         5,798
  Other investing activities............................    (151,500)          (605)              -      (152,105)
                                                          -----------  ---------------  ------------  ------------
Net cash used in investing activities...................    (305,592)       (13,678)              -      (319,270)
Cash flows from financing activities:
  Net proceeds from (repayment of) revolving credit
    agreements..........................................     165,500              -               -       165,500
  Purchase of treasury stock............................     (22,995)             -               -       (22,995)
  Proceeds from (payment of) intercompany advances......     (12,299)        12,299               -             -
  Other financing activities............................     112,609              -               -       112,609
                                                          -----------  ---------------  ------------  ------------
Net cash provided by financing activities...............     242,815         12,299               -       255,114
                                                          -----------  ---------------  ------------  ------------
Net increase (decrease) in cash and cash equivalents....      (1,432)            12               -        (1,420)
Cash and cash equivalents at the beginning of the
  year..................................................       3,903             20               -         3,923
                                                          -----------  ---------------  ------------  ------------
Cash and cash equivalents at the end of the year........   $   2,471      $      32      $        -    $    2,503
                                                          -----------  ---------------  ------------  ------------
                                                          -----------  ---------------  ------------  ------------

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                             FISCAL YEAR ENDED 1998
                                 (IN THOUSANDS)

                                                           GUARANTOR    NON-GUARANTOR
                                                          SUBSIDIARIES  SUBSIDIARIES    ELIMINATIONS  CONSOLIDATED
                                                          -----------  ---------------  ------------  ------------
Net cash provided by operating activities...............   $  32,256      $   8,761      $        -    $   41,017
Cash flows from investing activities:
  Capital expenditures..................................    (113,166)       (29,675)              -      (142,841)
  Proceeds from disposal of assets, net.................     373,814              -               -       373,814
  Other investing activities............................     (39,680)             -               -       (39,680)
                                                          -----------  ---------------  ------------  ------------
Net cash used in investing activities...................     220,968        (29,675)              -       191,293

Cash flows from financing activities:
  Net repayment of revolving credit agreements..........    (114,726)             -               -      (114,726)
  Purchase of treasury stock............................     (92,028)             -               -       (92,028)
  Proceeds from (payment of) intercompany advances......     (20,936)        20,936               -             -
  Other financing activities............................     (20,843)             -               -       (20,843)
                                                          -----------  ---------------  ------------  ------------
Net cash provided by financing activities...............    (248,533)        20,936               -      (227,597)
                                                          -----------  ---------------  ------------  ------------
Net increase (decrease) in cash and cash equivalents....       4,691             22               -         4,713
Cash and cash equivalents at the beginning of the
  period................................................       2,471             32               -         2,503
                                                          -----------  ---------------  ------------  ------------
Cash and cash equivalents at the end of the period......   $   7,162      $      54      $        -    $    7,216
                                                          -----------  ---------------  ------------  ------------
                                                          -----------  ---------------  ------------  ------------

                               AVADO BRANDS, INC.

NOTE 19--GUARANTOR SUBSIDIARIES (CONTINUED)
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                THIRTEEN WEEKS ENDED MARCH 29, 1998 (UNAUDITED)
                                 (IN THOUSANDS)

                                                           GUARANTOR    NON-GUARANTOR
                                                          SUBSIDIARIES  SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                          -----------  ---------------  -------------  -------------
Net cash provided by operating activities...............   $  12,264      $   1,182       $       -      $  13,446
Cash flows from investing activities:
  Capital expenditures..................................     (31,079)        (9,009)              -        (40,088)
  Proceeds from disposal of assets, net.................         414              -               -            414
  Other investing activities............................      (6,439)             -               -         (6,439)
                                                          -----------       -------     -------------  -------------
Net cash used in investing activities...................     (37,104)        (9,009)              -        (46,113)
Cash flows from financing activities:
  Net proceeds from (repayment of) revolving credit
    agreements..........................................      32,966              -               -         32,966
  Purchase of treasury stock............................        (113)             -               -           (113)
  Proceeds from (payment of) intercompany advances......      (7,834)         7,834               -              -
  Other financing activities............................        (458)             -               -           (458)
                                                          -----------       -------     -------------  -------------
Net cash provided by financing activities...............      24,561          7,834               -         32,395
                                                          -----------       -------     -------------  -------------
Net increase (decrease) in cash and cash equivalents....        (279)             7               -           (272)
Cash and cash equivalents at the beginning of the
  period................................................       2,471             32               -          2,503
                                                          -----------       -------     -------------  -------------
Cash and cash equivalents at the end of the period......   $   2,192      $      39       $       -      $   2,231
                                                          -----------       -------     -------------  -------------
                                                          -----------       -------     -------------  -------------

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                 THIRTEEN WEEKS ENDED APRIL 4, 1999 (UNAUDITED)
                                 (IN THOUSANDS)

                                                           GUARANTOR    NON-GUARANTOR
                                                          SUBSIDIARIES  SUBSIDIARIES    ELIMINATIONS  CONSOLIDATED
                                                          -----------  ---------------  ------------  ------------
Net cash provided by operating activities...............   $   7,192      $   1,633      $        -    $    8,825
Cash flows from investing activities:
  Capital expenditures..................................     (15,808)        (6,365)              -       (22,173)
  Proceeds from disposal of assets, net.................      45,643              -               -        45,643
  Other investing activities............................      (3,049)             -               -        (3,049)
                                                          -----------  ---------------  ------------  ------------
Net cash used in investing activities...................      26,786         (6,365)              -        20,421
Cash flows from financing activities:
  Net proceeds from (repayment of) revolving credit
    agreements..........................................      (3,009)             -               -        (3,009)
  Purchase of treasury stock............................     (32,435)             -               -       (32,435)
  Proceeds from (payment of) intercompany advances......      (4,738)         4,738               -             -
  Other financing activities............................        (224)             -               -          (224)
                                                          -----------  ---------------  ------------  ------------
Net cash provided by financing activities...............     (40,406)         4,738               -       (35,668)
                                                          -----------  ---------------  ------------  ------------
Net increase (decrease) in cash and cash equivalents....      (6,428)             6               -        (6,422)
Cash and cash equivalents at the beginning of the
  year..................................................       7,162             54               -         7,216
                                                          -----------  ---------------  ------------  ------------
Cash and cash equivalents at the end of the year........   $     734      $      60      $        -    $      794
                                                          -----------  ---------------  ------------  ------------
                                                          -----------  ---------------  ------------  ------------

                               AVADO BRANDS, INC.

NOTE 20--QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                  FIRST     SECOND      THIRD     FOURTH      TOTAL
                                                                 QUARTER    QUARTER    QUARTER    QUARTER     YEAR
                                                                ---------  ---------  ---------  ---------  ---------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
1997:
  Restaurant sales............................................  $ 171,453  $ 202,889  $ 215,739  $ 218,239  $ 808,320
  Gross profit(1).............................................  $  71,269  $  85,940  $  90,549  $  85,904  $ 333,662
  Net earnings................................................  $   7,268  $  10,224  $  10,660  $     296  $  28,448
  Basic earnings per share....................................  $    0.19  $    0.27  $    0.28  $    0.01  $    0.74
  Diluted earnings per share..................................  $    0.19  $    0.25  $    0.26  $    0.01  $    0.73
1998:
  Restaurant sales............................................  $ 241,676  $ 239,843  $ 204,442  $ 176,731  $ 862,692
  Gross profit(1).............................................  $  95,711  $  95,136  $  79,965  $  70,917  $ 341,729
  Net earnings (loss)(2)......................................  $  38,539  $   6,325  $  24,438  $  (1,558) $  67,744
  Basic earnings (loss) per share(2)..........................  $    0.99  $    0.17  $    0.67  $   (0.05) $    1.85
  Diluted earnings (loss) per share(2)........................  $    0.85  $    0.17  $    0.58  $   (0.05) $    1.65

------------------------

(1) The Company defines gross profit as total restaurant sales less the cost of food and beverage and payroll and benefits. These costs represent the expenses associated directly with providing the Company's products and services.

(2) Amounts are presented before the cumulative effect of change in accounting principle related to preopening expenses.

NOTE 21--SUBSEQUENT EVENTS (UNAUDITED)

    The Company had completed the divestiture of 254 of its 279 Applebee's restaurants, including the divestiture of 21 restaurants for proceeds of $35.1 million during the thirteen weeks ended April 4, 1999. On May 3, 1999, the divestiture of the Applebee's restaurants was completed.

JULY 16, 1999


                                  $100,000,000

                               AVADO BRANDS, INC.

                   11 3/4% SENIOR SUBORDINATED NOTES DUE 2009

                             ---------------------


                                   PROSPECTUS


                             ---------------------

--------------------------------------------------------------------------------

    WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE YOU WRITTEN INFORMATION OTHER THAN THIS PROSPECTUS OR TO MAKE REPRESENTATIONS AS TO MATTERS NOT STATED IN THIS PROSPECTUS. YOU MUST NOT RELY ON UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER AFTER THE DATE OF THIS PROSPECTUS SHALL CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THE AFFAIRS OF THE COMPANY HAVE NOT CHANGED SINCE THE DATE HEREOF.


    UNTIL AUGUST 25, 1999, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 14-2-851, et. seq., of the Georgia Business Corporation Code (the "Code") authorizes the Company to indemnify its directors, officers, employees, and agents in certain circumstances. Section 14-2-856 expressly allows the Company to provide, with shareholder approval, indemnification rights that are broader than otherwise provided under the Code. Article Eight of the Company's Bylaws provides for broader indemnification rights than expressly provided under the Code. The following is a summary of the material provisions of Article Eight.

    Article Eight requires the Company to indemnify persons who are parties to any civil, criminal, administrative, or investigative action, suit, or proceeding by reason of the fact that such person was or is a director of the Company. Except as noted in the next paragraph, directors are entitled to be indemnified against expenses (including but not limited to attorney's fees and court costs), and against any judgments, fines and amounts paid in settlement actually and reasonably incurred by them. Directors are also entitled to have the Company advance any such expenses prior to final disposition of the proceeding, upon an undertaking to repay the Company if it is ultimately determined that they are not entitled to indemnification.

    Under Article Eight, indemnification will be disallowed under the following four exceptions to limitation of directors' liability under Section 14-2-202 of the Code: (i) any appropriation, in violation of the director's duties, of any business opportunity of the Company, (ii) acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) liability under
Section 14-2-832 of the Code (dealing with unlawful distributions), and (iv) any transaction from which the director received an improper personal benefit.

    The Board of Directors also has the authority to extend to officers, employees, and agents the same indemnification rights held by directors, subject to all of the accompanying conditions and obligations. The Board of Directors has extended indemnification rights to all of its executive officers.

    The Company, upon authorization of the Board of Directors, has the power to enter into an agreement or agreements providing to any person who was or is a director, officer, employee, or agent of the Company indemnification rights substantially the same as those provided to directors under Article Eight. The Company has entered into indemnity agreements with its directors and executive officers.

    The Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company against any liability asserted against him or incurred by him in any such capacity, whether or not the Company now has the power to indemnify him against such liability under Article Eight.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) The following exhibits are filed as part of this Registration Statement:

  EXHIBIT
  NUMBER     DESCRIPTION OF EXHIBIT
-----------  --------------------------------------------------------------------------------------------------------

        3.1  Amended and Restated Articles of Incorporation of the Company, as amended October 13, 1998 (included as
             Exhibit 3.1 to the Company's annual report on Form 10-K for the year ended January 3, 1999, previously filed with the Commission and incorporated herein by reference).

  EXHIBIT
  NUMBER     DESCRIPTION OF EXHIBIT
-----------  --------------------------------------------------------------------------------------------------------
        3.2  Bylaws of the Company (included as Exhibit 3.2 to the Company's annual report on Form 10-K for the year ended January 3, 1999, previously filed with the Commission and incorporated herein by reference).

        4.1  Indenture dated as of June 22, 1999, among the Company, the Guarantors and SunTrust Bank, Atlanta, as
             Trustee (including form of Exchange Note).

        4.2  Registration Rights Agreement dated as of June 22, 1999 among the Company, the Guarantors and the
             Initial Purchasers.

        4.3  Form of Exchange Note (included in Exhibit 4.1).

         5.  Opinion of Kilpatrick Stockton LLP.

         8.  Tax Opinion of Kilpatrick Stockton LLP.

        10.  Credit Agreement dated as of June 22, 1999, among the Company, Wachovia Bank National Association as
             Administrative Agent and Wachovia Bank National Association and the other Banks listed as signatories thereto.

       12.1  Computation of Ratio of Earnings to Fixed Charges.

       23.1  Consent of KPMG LLP.

        24.  Power of Attorney (included in Signature Pages).

        25.  Statement of Eligibility of Trustee under the Trust Indenture Act on Form T-1.

       99.1  Form of Transmittal Letter.

        (b)  Financial Statement Schedules

             None.

        (c)  Reports, Opinions or Appraisals

             Not Applicable.


ITEM 22. UNDERTAKINGS.

    (a) (i) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (ii) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the Company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 2nd, 1999.


                                AVADO BRANDS, INC.

                                By:            /s/ TOM E. DUPREE, JR.
                                     -----------------------------------------
                                              Name: Tom E. DuPree, Jr.
                                        Title: CHAIRMAN AND CHIEF EXECUTIVE
                                                      OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis J. Profumo his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of July, 1999.


                                Chairman of the Board and
    /s/ TOM E. DUPREE, JR.        Chief Executive Officer
------------------------------    (Principal Executive
      Tom E. DuPree, Jr.          Officer)

                                Chief Financial Officer,
      /s/ ERICH J. BOOTH          Corporate Treasurer and
------------------------------    Director (Principal
        Erich J. Booth            Financial and Accounting
                                  Officer)

     /s/ JOHN L. MOORHEAD
------------------------------  Director
       John L. Moorhead

------------------------------  Director
         Ruth G. Shaw

 /s/ THOMAS R. WILLIAMS, SR.
------------------------------  Director
   Thomas R. Williams, Sr.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 2, 1999.


                                DON PABLO'S HOLDING CORP.

                                By:             /s/ LOUIS J. PROFUMO
                                     -----------------------------------------
                                               Name: Louis J. Profumo
                                     Title: SENIOR VICE PRESIDENT AND SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis J. Profumo his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of July, 1999.


  /s/ ROBERT A. ANDREOTTOLA     Chief Executive Officer
------------------------------    (Principal Executive
    Robert A. Andreottola         Officer)

                                Vice President of Finance,
     /s/ MICHAEL ANDREWS          Chief Financial Officer
------------------------------    and Treasurer
       Michael Andrews            (Principal Financial and
                                  Accounting Officer)

     /s/ LOUIS J. PROFUMO
------------------------------  Director
       Louis J. Profumo

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 2, 1999.


                                DON PABLO'S OPERATING CORP.

                                By:             /s/ LOUIS J. PROFUMO
                                     -----------------------------------------
                                               Name: Louis J. Profumo
                                     Title: SENIOR VICE PRESIDENT AND SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis J. Profumo his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of July, 1999.


  /s/ ROBERT A. ANDREOTTOLA     Chief Executive Officer
------------------------------    (Principal Executive
    Robert A. Andreottola         Officer)

                                Vice President of Finance,
     /s/ MICHAEL ANDREWS          Chief Financial Officer
------------------------------    and Treasurer
       Michael Andrews            (Principal Financial and
                                  Accounting Officer)

     /s/ LOUIS J. PROFUMO
------------------------------  Director
       Louis J. Profumo

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 2, 1999.


                                DON PABLO'S LIMITED, INC.

                                By:             /s/ LOUIS J. PROFUMO
                                     -----------------------------------------
                                               Name: Louis J. Profumo
                                     Title: PRESIDENT, SECRETARY AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of July, 1999.


                                President, Secretary,
                                  Treasurer and Director
     /s/ LOUIS J. PROFUMO         (Principal Executive
------------------------------    Officer and Principal
       Louis J. Profumo           Financial and Accounting
                                  Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 2, 1999.


                                DON PABLO'S OF TEXAS, LP

                                By:         Don Pablo's Operating Corp.
                                                  General Partner

                                By:             /s/ LOUIS J. PROFUMO
                                     -----------------------------------------
                                               Name: Louis J. Profumo
                                     Title: SENIOR VICE PRESIDENT AND SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis J. Profumo his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of July, 1999.


  /s/ ROBERT A. ANDREOTTOLA     Chief Executive Officer
------------------------------    (Principal Executive
    Robert A. Andreottola         Officer)

                                Vice President of Finance,
     /s/ MICHAEL ANDREWS          Chief Financial Officer
------------------------------    and Treasurer
       Michael Andrews            (Principal Financial and
                                  Accounting Officer)

     /s/ LOUIS J. PROFUMO
------------------------------  Director
       Louis J. Profumo

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 2, 1999.


                                CANYON CAFE OPERATING CORP.

                                By:             /s/ LOUIS J. PROFUMO
                                     -----------------------------------------
                                               Name: Louis J. Profumo
                                     Title: SENIOR VICE PRESIDENT AND SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis J. Profumo his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of July, 1999.


                                President and Chief
   /s/ MICHAEL B. LIEDBERG        Executive Officer
------------------------------    (Principal Executive
     Michael B. Liedberg          Officer)

                                Vice President of Finance,
       /s/ DOUGLAS TOOL           Chief Financial Officer
------------------------------    and Treasurer (Principal
         Douglas Tool             Financial and Accounting
                                  Officer)

     /s/ LOUIS J. PROFUMO
------------------------------  Director
       Louis J. Profumo

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 2, 1999.


                                CANYON CAFE TX GENERAL, INC.

                                By:             /s/ LOUIS J. PROFUMO
                                     -----------------------------------------
                                               Name: Louis J. Profumo
                                     Title: SENIOR VICE PRESIDENT AND SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis J. Profumo his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of July, 1999.


                                President and Chief
   /s/ MICHAEL B. LIEDBERG        Executive Officer
------------------------------    (Principal Executive
     Michael B. Liedberg          Officer)

                                Vice President of Finance,
       /s/ DOUGLAS TOOL           Chief Financial Officer
------------------------------    and Treasurer (Principal
         Douglas Tool             Financial and Accounting
                                  Officer)

     /s/ LOUIS J. PROFUMO
------------------------------  Director
       Louis J. Profumo

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 2, 1999.


                                CANYON CAFE OF TEXAS, LP

                                By:  Canyon Cafe TX General, Inc.
                                     General Partner

                                By:             /s/ LOUIS J. PROFUMO
                                     -----------------------------------------
                                               Name: Louis J. Profumo
                                     Title: SENIOR VICE PRESIDENT AND SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis J. Profumo his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of July, 1999.


                                President and Chief
   /s/ MICHAEL B. LIEDBERG        Executive Officer
------------------------------    (Principal Executive
     Michael B. Liedberg          Officer)

                                Vice President of Finance,
       /s/ DOUGLAS TOOL           Chief Financial Officer
------------------------------    and Treasurer (Principal
         Douglas Tool             Financial and Accounting
                                  Officer)

     /s/ LOUIS J. PROFUMO
------------------------------  Director
       Louis J. Profumo

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 2, 1999.


                                CANYON CAFE LIMITED, INC.

                                By:             /s/ LOUIS J. PROFUMO
                                     -----------------------------------------
                                               Name: Louis J. Profumo
                                     Title: PRESIDENT, SECRETARY AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of July, 1999.


                                President, Secretary,
                                  Treasurer and Director
     /s/ LOUIS J. PROFUMO         (Principal Executive
------------------------------    Officer and Principal
       Louis J. Profumo           Financial and Accounting
                                  Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 2, 1999.


                                AVADO VENTURES, INC.

                                By:             /s/ LOUIS J. PROFUMO
                                     -----------------------------------------
                                               Name: Louis J. Profumo
                                     Title: PRESIDENT, SECRETARY AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of July, 1999.


                                President, Secretary,
                                  Treasurer and Director
     /s/ LOUIS J. PROFUMO         (Principal Executive
------------------------------    Officer and Principal
       Louis J. Profumo           Financial and Accounting
                                  Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 2, 1999.


                                AVADO PROPERTIES, INC.

                                By:             /s/ LOUIS J. PROFUMO
                                     -----------------------------------------
                                               Name: Louis J. Profumo
                                     Title: PRESIDENT, SECRETARY AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of July, 1999.


                                President, Secretary,
                                  Treasurer and Director
     /s/ LOUIS J. PROFUMO         (Principal Executive
------------------------------    Officer and Principal
       Louis J. Profumo           Financial and Accounting
                                  Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 2, 1999.


                                MCCORMICK & SCHMICK HOLDING CORP.

                                By:             /s/ LOUIS J. PROFUMO
                                     -----------------------------------------
                                               Name: Louis J. Profumo
                                     Title: SENIOR VICE PRESIDENT AND ASSISTANT
                                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis J. Profumo his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of July, 1999.


    /s/ DOUGLAS L. SCHMICK      President and Director
------------------------------    (Principal Executive
      Douglas L. Schmick          Officer)

                                Vice President of Finance,
      /s/ JERRY R. KELSO          Chief Financial Officer,
------------------------------    Secretary and Treasurer
        Jerry R. Kelso            (Principal Financial and
                                  Accounting Officer)

     /s/ LOUIS J. PROFUMO
------------------------------  Director
       Louis J. Profumo

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 2, 1999.


                                MCCORMICK & SCHMICK OPERATING CORP.

                                By:             /s/ LOUIS J. PROFUMO
                                     -----------------------------------------
                                               Name: Louis J. Profumo
                                     Title: SENIOR VICE PRESIDENT AND ASSISTANT
                                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis J. Profumo his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of July, 1999.


    /s/ DOUGLAS L. SCHMICK      President and Director
------------------------------    (Principal Executive
      Douglas L. Schmick          Officer)

                                Vice President of Finance,
      /s/ JERRY R. KELSO          Chief Financial Officer,
------------------------------    Secretary and Treasurer
        Jerry R. Kelso            (Principal Financial and
                                  Accounting Officer)

     /s/ LOUIS J. PROFUMO
------------------------------  Director
       Louis J. Profumo

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 2, 1999.


                                MCCORMICK & SCHMICK TX GENERAL, INC.

                                By:             /s/ LOUIS J. PROFUMO
                                     -----------------------------------------
                                               Name: Louis J. Profumo
                                     Title: SENIOR VICE PRESIDENT AND ASSISTANT
                                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis J. Profumo his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of July, 1999.


    /s/ DOUGLAS L. SCHMICK      President and Director
------------------------------    (Principal Executive
      Douglas L. Schmick          Officer)

                                Vice President of Finance,
      /s/ JERRY R. KELSO          Chief Financial Officer,
------------------------------    Secretary and Treasurer
        Jerry R. Kelso            (Principal Financial and
                                  Accounting Officer)

     /s/ LOUIS J. PROFUMO
------------------------------  Director
       Louis J. Profumo

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 2, 1999.


                                MCCORMICK & SCHMICK OF TEXAS LP

                                By:  McCormick & Schmick TX General, Inc.
                                     General Partner

                                By:             /s/ LOUIS J. PROFUMO
                                     -----------------------------------------
                                               Name: Louis J. Profumo
                                     Title: SENIOR VICE PRESIDENT AND ASSISTANT
                                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis J. Profumo his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of July, 1999.


    /s/ DOUGLAS L. SCHMICK      President and Director
------------------------------    (Principal Executive
      Douglas L. Schmick          Officer)

                                Vice President of Finance,
      /s/ JERRY R. KELSO          Chief Financial Officer,
------------------------------    Secretary and Treasurer
        Jerry R. Kelso            (Principal Financial and
                                  Accounting Officer)

     /s/ LOUIS J. PROFUMO
------------------------------  Director
       Louis J. Profumo

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 2, 1999.


                                MCCORMICK & SCHMICK LIMITED, INC.

                                By:             /s/ LOUIS J. PROFUMO
                                     -----------------------------------------
                                               Name: Louis J. Profumo
                                     Title: SENIOR VICE PRESIDENT AND ASSISTANT
                                                     SECRETARY

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis J. Profumo his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of July, 1999.


    /s/ DOUGLAS L. SCHMICK      President and Director
------------------------------    (Principal Executive
      Douglas L. Schmick          Officer)

                                Vice President of Finance,
      /s/ JERRY R. KELSO          Chief Financial Officer,
------------------------------    Secretary and Treasurer
        Jerry R. Kelso            (Principal Financial and
                                  Accounting Officer)

     /s/ LOUIS J. PROFUMO
------------------------------  Director
       Louis J. Profumo

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 2, 1999.


                                MCCORMICK & SCHMICK'S SCP VIII, INC.

                                By:              /s/ JERRY R. KELSO
                                     -----------------------------------------
                                                Name: Jerry R. Kelso
                                          Title: VICE PRESIDENT OF FINANCE

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis J. Profumo his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of July, 1999.


   /s/ WILLIAM P. MCCORMICK     President and Director
------------------------------    (Principal Executive
     William P. McCormick         Officer)

      /s/ JERRY R. KELSO        Vice President of Finance
------------------------------    (Principal Financial and
        Jerry R. Kelso            Accounting Officer)

    /s/ DOUGLAS L. SCHMICK
------------------------------  Director
      Douglas L. Schmick

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 2, 1999.


                                MCCORMICK & SCHMICK'S RMP III, INC.

                                By:              /s/ JERRY R. KELSO
                                     -----------------------------------------
                                                Name: Jerry R. Kelso
                                          Title: VICE PRESIDENT OF FINANCE

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis J. Profumo his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of July, 1999.


   /s/ WILLIAM P. MCCORMICK     President and Director
------------------------------    (Principal Executive
     William P. McCormick         Officer)

      /s/ JERRY R. KELSO        Vice President of Finance
------------------------------    (Principal Financial and
        Jerry R. Kelso            Accounting Officer)

    /s/ DOUGLAS L. SCHMICK
------------------------------  Director
      Douglas L. Schmick

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 2, 1999.


                                HOPS GRILL & BAR, INC.

                                By:            /s/ TERENCE M. TERENZI
                                     -----------------------------------------
                                              Name: Terence M. Terenzi
                                         TITLE: VICE PRESIDENT-FINANCE AND
                                              CHIEF FINANCIAL OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis J. Profumo his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of July, 1999.


                                President, Chief Operating
   /s/ THOMAS A. SCHELLDORF       Officer and Director
------------------------------    (Principal Executive
     Thomas A. Schelldorf         Officer)

                                Vice President-Finance,
                                  Chief Financial Officer,
    /s/ TERENCE M. TERENZI        Secretary, Treasurer and
------------------------------    Director (Principal
      Terence M. Terenzi          Financial and Accounting
                                  Officer)

    /s/ TOM E. DUPREE, JR.
------------------------------  Director
      Tom E. DuPree, Jr.

      /s/ ERICH J. BOOTH
------------------------------  Director
        Erich J. Booth

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 2, 1999.


                                CYPRESS COAST CONSTRUCTION CORPORATION

                                By:            /s/ TERENCE M. TERENZI
                                     -----------------------------------------
                                              Name: Terence M. Terenzi
                                         TITLE: VICE PRESIDENT-FINANCE AND
                                              CHIEF FINANCIAL OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis J. Profumo his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of July, 1999.


                                President, Chief Operating
   /s/ THOMAS A. SCHELLDORF       Officer and Director
------------------------------    (Principal Executive
     Thomas A. Schelldorf         Officer)

                                Vice President-Finance,
                                  Chief Financial Officer,
    /s/ TERENCE M. TERENZI        Secretary, Treasurer and
------------------------------    Director (Principal
      Terence M. Terenzi          Financial and Accounting
                                  Officer)

    /s/ TOM E. DUPREE, JR.
------------------------------  Director
      Tom E. DuPree, Jr.

      /s/ ERICH J. BOOTH
------------------------------  Director
        Erich J. Booth

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 2, 1999.


                                HOPS MARKETING, INC.

                                By:            /s/ TERENCE M. TERENZI
                                     -----------------------------------------
                                              Name: Terence M. Terenzi
                                         TITLE: VICE PRESIDENT-FINANCE AND
                                              CHIEF FINANCIAL OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis J. Profumo his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of July, 1999.


                                President, Chief Operating
   /s/ THOMAS A. SCHELLDORF       Officer and Director
------------------------------    (Principal Executive
     Thomas A. Schelldorf         Officer)

                                Vice President-Finance,
                                  Chief Financial Officer,
    /s/ TERENCE M. TERENZI        Secretary, Treasurer and
------------------------------    Director (Principal
      Terence M. Terenzi          Financial and Accounting
                                  Officer)

    /s/ TOM E. DUPREE, JR.
------------------------------  Director
      Tom E. DuPree, Jr.

      /s/ ERICH J. BOOTH
------------------------------  Director
        Erich J. Booth

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 2, 1999.


                                HOPS OF SOUTHWEST FLORIDA, INC.

                                By:            /s/ TERENCE M. TERENZI
                                     -----------------------------------------
                                              Name: Terence M. Terenzi
                                         TITLE: VICE PRESIDENT-FINANCE AND
                                              CHIEF FINANCIAL OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis J. Profumo his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of July, 1999.


                                President, Chief Operating
   /s/ THOMAS A. SCHELLDORF       Officer and Director
------------------------------    (Principal Executive
     Thomas A. Schelldorf         Officer)

                                Vice President-Finance,
                                  Chief Financial Officer,
    /s/ TERENCE M. TERENZI        Secretary, Treasurer and
------------------------------    Director (Principal
      Terence M. Terenzi          Financial and Accounting
                                  Officer)

    /s/ TOM E. DUPREE, JR.
------------------------------  Director
      Tom E. DuPree, Jr.

      /s/ ERICH J. BOOTH
------------------------------  Director
        Erich J. Booth

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 2, 1999.


                                HOPS OF SOUTHWEST FLORIDA, LTD.

                                By: Hops of Southwest Florida, Inc.,
                                   General Partner

                                By:            /s/ TERENCE M. TERENZI
                                        ------------------------------------
                                              Name: Terence M. Terenzi
                                         TITLE: VICE PRESIDENT-FINANCE AND
                                              CHIEF FINANCIAL OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis J. Profumo his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of July, 1999.


                                President, Chief Operating
   /s/ THOMAS A. SCHELLDORF       Officer and Director
------------------------------    (Principal Executive
     Thomas A. Schelldorf         Officer)

                                Vice President-Finance,
                                  Chief Financial Officer,
    /s/ TERENCE M. TERENZI        Secretary, Treasurer and
------------------------------    Director (Principal
      Terence M. Terenzi          Financial and Accounting
                                  Officer)

    /s/ TOM E. DUPREE, JR.
------------------------------  Director
      Tom E. DuPree, Jr.

      /s/ ERICH J. BOOTH
------------------------------  Director
        Erich J. Booth

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 2, 1999.


                                HOPS OF BRADENTON, LTD.

                                By: Hops of Southwest Florida, Inc.,
                                   General Partner

                                By:            /s/ TERENCE M. TERENZI
                                        ------------------------------------
                                              Name: Terence M. Terenzi
                                         TITLE: VICE PRESIDENT-FINANCE AND
                                              CHIEF FINANCIAL OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis J. Profumo his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of July, 1999.


                                President, Chief Operating
   /s/ THOMAS A. SCHELLDORF       Officer and Director
------------------------------    (Principal Executive
     Thomas A. Schelldorf         Officer)

                                Vice President-Finance,
                                  Chief Financial Officer,
    /s/ TERENCE M. TERENZI        Secretary, Treasurer and
------------------------------    Director (Principal
      Terence M. Terenzi          Financial and Accounting
                                  Officer)

    /s/ TOM E. DUPREE, JR.
------------------------------  Director
      Tom E. DuPree, Jr.

      /s/ ERICH J. BOOTH
------------------------------  Director
        Erich J. Booth

                                 EXHIBIT INDEX


   EXHIBIT                                                                                                  SEQUENTIAL
   NUMBER      DESCRIPTION OF EXHIBIT                                                                        PAGE NO.
-------------  -------------------------------------------------------------------------------------------  -----------

        3.1    Amended and Restated Articles of Incorporation of the Company, as amended October 13, 1998
               (included as Exhibit 3.1 to the Company's annual report on Form 10-K for the year ended
               January 3, 1999, previously filed with the Commission and incorporated herein by reference).

        3.2    Bylaws of the Company (included as Exhibit 3.2 to the Company's annual report on Form 10-K for the year ended January 3, 1999, previously filed with the Commission and incorporated herein by reference).

       *4.1    Indenture dated as of June 22, 1999, among the Company, the Guarantors and SunTrust Bank,
               Atlanta, as Trustee (including form of Exchange Note).

       *4.2    Registration Rights Agreement dated as of June 22, 1999 among the Company, the Guarantors and the Initial Purchasers.

        4.3    Form of Exchange Note (included in Exhibit 4.1).

       *5.     Opinion of Kilpatrick Stockton LLP.

       *8.     Tax Opinion of Kilpatrick Stockton LLP

      *10.     Credit Agreement dated as of June 22, 1999, among the Company, Wachovia Bank National
               Association as Administrative Agent and Wachovia Bank National Association and the other
               Banks listed as signatories thereto.

      *12.1    Computation of Ratio of Earnings to Fixed Charges.

      *23.1    Consent of KPMG LLP.

       24.     Powers of Attorney (included in Signature Pages)

      *25.     Statement of Eligibility of Trustee under the Trust Indenture Act on Form T-1.

      *99.1    Form of Transmittal Letter.



*   previously filed